PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MARCH 18, 1999
                   $332,350,000 CLASS A-1 BONDS (APPROXIMATE)
                   $61,750,000 CLASS A-2 BONDS (APPROXIMATE)
                  AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-2
                                  BOND ISSUER

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                MASTER SERVICER

                COLLATERALIZED HOME EQUITY BONDS, SERIES 1999-2
[AMERICAN RESIDENTIAL LOGO]

                           -------------------------

     CONSIDER CAREFULLY THE
 RISK FACTORS STARTING ON
 PAGE S-15 OF THIS
 PROSPECTUS SUPPLEMENT WHICH
 INCLUDE, AMONG OTHERS:

 - Yield, Prepayment and
   Maturity Risks;

 - Cash Flow Considerations;

 - Limited Recourse;

 - Limited Liquidity of
   Investments; and

 - Bankruptcy and Insolvency
   Risks.

     The Bonds are
 redeemable only under
 circumstances described in
 this prospectus supplement.

     The Bonds represent
 obligations of the Bond
 Issuer and are secured
 solely by the mortgage
 loans held by the trust.
 The Bonds do not represent
 an interest in, or
 obligation of, AmREIT,
 American Residential Eagle,
 Inc. or any of their
 affiliates.

     This prospectus
 supplement may be used to
 offer and sell the Bonds
 only if accompanied by a
 prospectus.
                          THE BOND ISSUER

                          - American Residential Eagle Bond Trust 1999-2 is a
                            Delaware business trust formed specifically for this transaction pursuant to a trust agreement between American Residential Eagle, Inc., as depositor, and Wilmington Trust Company, as owner trustee. The assets of the trust will consist primarily of a pool of adjustable rate residential mortgage loans and a pool of fixed rate residential mortgage loans.

                          THE BONDS

                          - The Bond Issuer will issue two classes of Bonds
                            offered for sale by this prospectus supplement. As described in this prospectus supplement, the Class A-1 Bonds will bear a variable interest rate based on one-month LIBOR (subject to an available funds limitation described in this prospectus supplement); their primary source of payment will be the principal and interest collections received from the pool of adjustable rate residential mortgage loans. The Class A-2 Bonds will initially bear a fixed interest rate of 7.09% per annum (subject to an available funds limitation described herein); their primary source of payment will be the principal and interest collections received from the pool of fixed rate residential mortgage loans.

                          - Interest and principal on the Bonds is scheduled to
                            be paid monthly on the 25th day of each month or, if such day is not a business day, the immediately following business day. The first scheduled payment date is September 27, 1999.

                          THE MORTGAGE POOLS

                          - The mortgage loans were originated pursuant to
                            underwriting guidelines which generally are less stringent than those applied by Fannie Mae and Freddie Mac. As a consequence, it is likely that the mortgage loans will experience higher rates of delinquency, foreclosure and bankruptcy than those experienced by mortgage loans underwritten under Fannie Mae or Freddie Mac guidelines. See "Risk Factors" herein.

                          CREDIT ENHANCEMENT

                          - Over-collateralization.  On the closing date, the
                            principal balance of each mortgage pool will exceed the aggregate principal balance of the related class of Bonds resulting in over-collateralization which will be available to absorb losses. Thereafter, principal payments on the Bonds will be made to maintain over-collateralization at specified levels.

                          - Cross-collateralization.  To the extent described in
                            this Prospectus Supplement, excess cash generated by one mortgage pool may be applied to absorb losses with respect to the class of Bonds relating to the other mortgage pool or to fund a reserve fund for future losses.

                          - Financial Guaranty Insurance Policy.  Each class of
                            Bonds will be unconditionally and irrevocably guaranteed as to the timely payment of scheduled interest and ultimate payment of principal pursuant to the terms of a financial guaranty insurance policy issued by:
                                   [FINANCIAL SECURITY ASSURANCE LOGO]
    The underwriters named below will offer the Bonds to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay the depositor an amount equal to approximately 99.74% of the aggregate principal balance of the Bonds, plus accrued interest (in case of the Class A-2 Bonds) from August 1, 1999, before deducting issuance expenses payable by the depositor. The Bonds will be issued in book-entry form only on or about August 5, 1999 through the facilities of The Depository Trust Company, Cedelbank or the Euroclear system.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE BONDS OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

BEAR, STEARNS & CO. INC.
                          FIRST UNION CAPITAL MARKETS
                                                      MORGAN STANLEY DEAN WITTER
July 21, 1999

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the Bonds in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to the Bonds, and (2) this prospectus supplement which describes the specific terms of the Bonds and which may contain information that varies from the information in the prospectus.

     IF THE TERMS OF THE BONDS AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "INDEX OF CERTAIN DEFINITIONS" in this prospectus supplement and under the caption "INDEX OF CERTAIN DEFINITIONS" in the accompany prospectus. The table of contents which follows provides the pages on which these captions are located.
                                ---------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Bonds and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Bonds will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                                ---------------

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC (Registration No. 333-70189). You may request a free copy of this filing (and any other documents incorporated by reference therein) by writing or calling:

                        American Residential Eagle Inc.
                       445 Marine View Avenue, Suite 100
                           Del Mar, California 92014
                                 (858) 259-6082

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or the information incorporated by reference therein as described at "Where You Can Find More Information". We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Northeast Regional Office                Midwest Regional Office
Seven World Trade Center                 500 West Madison Street, Suite 1400
New York, New York 10048                 Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filing are also available to the public on the SEC's web site at http://www.sec.gov/.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     In addition to the documents described in the accompanying prospectus under "Where You Can Find More Information," the consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents, which have been filed by Financial Security Assurance Holdings Ltd. with the SEC, are incorporated by reference:

        - Annual report on Form 10-K for the year ended December 31, 1998, and

        - Quarterly reports on Form 10-Q for the quarter ended March 31, 1999.

     All financial statements of the Bond Issuer included in documents filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this prospectus supplement and to be a part thereof.

     The depositor on behalf of the Bond Issuer undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Bond Issuer's annual report and the financial statements of Financial Security Assurance Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement (referred to in the accompanying prospectus) shall be deemed to be a new registration statement relating to the Bonds offered hereby, and the offering of such Bonds at that time shall be deemed to be the initial bona fide offering thereof.

     Neither the depositor, the master servicer, any servicer nor any trustee intend to file with the SEC periodic reports with respect to the Bond Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. However, the Bond Issuer may elect to continue reporting in its sole discretion.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                      PAGE
                                      ----
Summary.............................  S-5
Risk Factors........................  S-15
Overview of the Transaction.........  S-20
The Mortgage Pools..................  S-22
Servicing of the Mortgage Loans.....  S-40
The Bond Issuer.....................  S-54
The Depositor.......................  S-55
The Seller..........................  S-55
Description of the Bonds............  S-55
The Insurance Policy................  S-77
The Bond Insurer....................  S-79
Certain Prepayment and Yield
  Considerations....................  S-82
Use of Proceeds.....................  S-91

                                      PAGE
                                      ----
Certain Federal Income Tax
  Considerations....................  S-91
State Tax Considerations............  S-93
ERISA Considerations................  S-93
Legal Investment Considerations.....  S-95
Underwriting........................  S-95
Experts.............................  S-96
Legal Matters.......................  S-96
Ratings.............................  S-97
Index of Certain Definitions........  S-98
ANNEX A.............................  A-1
  Global Clearance, Settlement and
     Tax Documentation Procedures...  A-1

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE BONDS, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THE PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. WE REFER YOU TO "INDEX OF CERTAIN DEFINITIONS" ON PAGE S-98 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 120 OF THE PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

PARTIES

THE BOND ISSUER

     The bond issuer, American Residential Eagle Bond Trust 1999-2, is a statutory business trust established under the laws of the State of Delaware by a deposit trust agreement for the sole purpose of issuing the Bonds and the investor certificate, as described below.

     See "The Bond Issuer" in this Prospectus Supplement.

THE SELLER

     American Residential Investment Trust, Inc. ("AmREIT"), a Maryland corporation operating as a real estate investment trust. The seller acquired the mortgage loans from the originators, primarily Countrywide Home Loans, Inc. and Option One Mortgage Corporation.

     See "The Seller" in this Prospectus Supplement.

THE DEPOSITOR

     On the closing date of this transaction, American Residential Eagle, Inc., a Delaware corporation and wholly owned subsidiary of AmREIT, will acquire the mortgage loans from AmREIT. It will, in turn, convey all of its interest in the mortgage loans to the bond issuer. The depositor is the settlor and, as sole holder of the investor certificate described below, the sole beneficial owner of the bond issuer.

     See "The Depositor" in this Prospectus Supplement.

THE OWNER TRUSTEE

     Wilmington Trust Company, a Delaware banking corporation, will act as the owner trustee of the bond issuer.

THE MASTER SERVICER

     The mortgage loans will be master serviced by Norwest Bank Minnesota, National Association. As master servicer, it will monitor the servicing of the mortgage loans by the primary servicers and perform certain collection and bondholder reporting functions under a master servicing agreement. If a servicer fails to fulfill its obligations under the related servicing agreement, the master servicer is obligated to terminate such servicer and appoint a successor servicer.

     See "Servicing of the Mortgage Loans" in this Prospectus Supplement.

THE SERVICERS

     Countrywide Home Loans, Inc. and Option One Mortgage Corporation will each act as the primary servicer of the mortgage loans initially originated by them and held by the bond issuer as trust assets.

     See "Servicing of the Mortgage Loans" in this Prospectus Supplement.

THE INDENTURE TRUSTEE

     Norwest Bank Minnesota, National Association, will act as indenture trustee on behalf of the bondholders pursuant to an indenture between itself and the bond issuer.

     See "Description of the Bonds -- The Indenture Trustee" in this Prospectus Supplement.

THE MANAGER

     AmREIT, Inc. will perform certain administrative and ministerial duties for the bond issuer required under the indenture and master servicing agreement.

THE BOND INSURER

     Each class of Bonds will be covered by a financial guaranty insurance policy issued by Financial Security Assurance Inc., a New York stock insurance company. The policy will guarantee the payment of scheduled interest and ultimate payment of principal of each class.

     See "The Bond Insurer" in this Prospectus Supplement.

THE BONDS

GENERAL

     The trust will issue its mortgage-backed bonds, designated as the "American Residential Eagle Bond Trust 1999-2, Collateralized Home Equity Bonds, Series 1999-2". There will be two classes of Bonds: the Class A-1 Bonds and the Class A-2 Bonds. The initial principal amount of the Class A-1 Bonds will be approximately $332,350,000 and of the Class A-2 Bonds will be approximately $61,750,000. The initial principal balance of each class, as indicated above, is subject to a variance of plus or minus 5%.

SECURITY FOR THE BONDS

     The Bonds will be backed solely by a pledge of the assets of the trust. The assets of the trust will consist of:

     (i) two separate pools of mortgage loans secured by first liens on one-to four- family residential properties and with original terms to maturity of not more than 30 years: "pool 1" consisting solely of adjustable rate mortgage loans and "pool 2" consisting solely of fixed rate mortgage loans;

     (ii) principal and interest payments (but not including prepayment charges) on the mortgage loans due after a July 1, 1999 cut-off-date;

     (iii) a security interest in the related underlying residential property (and in certain hazard insurance policies covering the property);

     (iv) amounts on deposit in certain accounts described in this prospectus supplement;

     (v) the trust's rights under a mortgage loan purchase agreement and master servicing agreement;

     (vi) a primary mortgage insurance policy covering substantially all those mortgage loans in either mortgage pool with loan-to-value ratios in excess of 80%; and

     (vii) certain other property.

     In addition, the bondholders of each class of Bonds will have the benefit of a financial guaranty insurance policy to be issued by Financial Security Assurance Inc.

     See "The Bond Issuer," "Description of the Bonds -- General" and "The Insurance Policy" in this Prospectus Supplement.

STATED MATURITY OF THE BONDS

     The stated maturity date for both classes of Bonds, on which the final payment of principal must ultimately be made, is July 25, 2029, which is the payment date that coincides with the month in which the last maturity date of any mortgage loan conveyed to the trust is scheduled to occur. The depositor anticipates, however, that the actual final payment of principal on the Bonds will occur significantly earlier.

     See "Certain Prepayment and Yield Considerations" in this Prospectus Supplement.

REGISTRATION OF THE BONDS

     The trust will issue the Bonds in book-entry form in minimum denominations of $50,000 and multiples of $1 in excess thereof. You will hold your interests in the Bonds either through The Depository Trust Company in the United States or through Cedelbank or the Euroclear system in Europe. For as long as the Bonds are in book-entry form, they will be registered in the name of the applicable depository, or in the name of the depository's nominee. The limited circumstances under which definitive certificated Bonds will replace book-entry Bonds are described in this prospectus supplement.

     See "Description of the Bonds -- Book-Entry Registration and Definitive Bonds" in this Prospectus Supplement.

PAYMENT ON THE BONDS

CUT-OFF DATE

     The close of business on July 1, 1999.

CLOSING DATE

     On or about August 5, 1999.

PAYMENT DATES

     Principal and interest is scheduled to be paid to the bondholders on the 25th day of each month, or, if such day is not a business day, on the following business day, commencing on September 27, 1999.

RECORD DATES

     The indenture trustee will make payments to the bondholders of record determined, in the case of the Class A-1 Bonds, as of the last business day immediately prior to the payment date and, in the case of the Class A2 Bonds (or, in the event Bonds are issued in definitive form), the last day of the calendar month immediately prior to the payment date.

DUE PERIODS AND COLLECTION PERIODS

     Generally, payments made to bondholders on each payment date will relate to collections of principal and interest received on the mortgage loans in the related mortgage pool in the due period with respect to all scheduled collections of principal and interest, or the collection period, with respect to all unscheduled collections. The "due period" commences on the second day of the calendar month immediately before the month in which the related payment date occurs (or, in the case of the first payment date, on July 2, 1999) and ends on the first day of the month in which the related payment date occurs. The "collection period" is the calendar month before the calendar month in which the related payment date occurs.

FUNDS AVAILABLE FOR PAYMENT OF INTEREST AND PRINCIPAL

     The following funds will generally be available for payment of interest and principal on a class of Bonds:

- scheduled collections on the mortgage loans in the related mortgage pool received during the related due period, net of (i) servicing fees, (ii) reimbursement of previous advances made by a primary servicer or the master servicer in respect of delinquent payments of interest on the mortgage loans in the related mortgage pool, (iii) reimbursement of previous protective advances made by a primary servicer or the master servicer in respect of real estate taxes, assessments, insurance premiums and other costs and expenses to preserve the priority of the mortgage loans in the related mortgage pool, and
  (iv) other transactional expenses including, without limitation, premiums on insurance policies and fees and expenses of the indenture trustee, the owner trustee, the master servicer and the manager;

- unscheduled collections on the mortgage loans in the related mortgage pool received during the related collection period including, among other items,
  (i) partial and full prepayments, (ii) net proceeds from insurance policies covering a mortgaged property in the related mortgage pool and (iii) any other proceeds, net of expenses, received in connection with a defaulted mortgage loan, as a result of the sale, foreclosure, condemnation or other disposition of the related mortgaged property;

- any advances made by the a primary servicer or the master servicer in respect of delinquent payments of interest or principal on the mortgage loans in the related mortgage pool for the related due period;

- interest payments made by a primary servicer or the master servicer to compensate the bondholders in part for any shortfall in interest payments on the Bonds caused by a mortgagor prepaying a mortgage loan in the related mortgage pool in whole or in part during the related collection period;

- any amounts resulting from the repurchase, release, removal or substitution of a mortgage loan in the related mortgage pool during the related collection period;

- as described herein, excess amounts available from the other pool of mortgage loans; and

- in the event that the Bonds are redeemed in the manner described herein, amounts deposited in the Bond payment account (as described herein) in connection with such redemption.

     See "Description of the Bonds -- Payment on the Bonds" in this Prospectus Supplement.

INTEREST PAYMENTS

     Calculation of the Class A-1 Bond Interest Rate. The interest rate for the Class A-1 Bonds on each payment date up to and including the payment date on which the trust is first permitted to redeem the Bonds (see "-- Redemption of the Bonds" below) will be equal to the lesser of (i) a per annum floating rate equal to one-month LIBOR for the related interest accrual period plus 0.34% and
(ii) 15.00% per annum. Thereafter, if the trust does not exercise its optional redemption rights when first permitted to do so, the Class A-1 Bond interest rate will be equal to the lesser of (i) a per annum floating rate equal to one-month LIBOR for the related interest accrual period plus 0.68% and (ii) 15.00% per annum. One-month LIBOR for each interest accrual period will be determined by the indenture trustee according to the formula described in this prospectus supplement. For the Class A-1 Bonds, an interest accrual period will be the period commencing on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day immediately preceding such payment date. The indenture trustee will calculate interest on the Class A-1 Bonds based upon the actual number of days in the interest accrual period and a year assumed to consist of 360 days.

     Overall Limitation on the Class A-1 Bond Interest Rate. Because all of the adjustable rate mortgage loans securing payment of the Class A-1 Bonds have interest rates (i) which adjust based on changes in the six-month LIBOR index and, therefore, less frequently than the Class A-1 Bond interest rate which adjusts monthly based on one-month LIBOR, (ii) have delayed adjustment dates ranging from two to three years after their origination date, and (iii) are subject to limitations on periodic interest rate increases and maximum interest rates over the life of the loan which may be less than one-month LIBOR, the amount of interest collections on the mortgage loans in pool 1 for the related interest accrual period may be less than interest accrued on the Class A-1 Bonds at the interest rate as calculated above. In addition, a higher than expected rate of prepayment of mortgage loans in pool 1 with relatively higher mortgage rates would contribute to this shortfall. For the above reasons, as an overall limitation on the Class A-1 Bond interest rate, if as of any payment date the Class A-1 Bond interest rate as calculated above exceeds the weighted average net mortgage rate (calculated as described in this prospectus supplement) of the pool 1 mortgage loans for the related due period, then the Class A-1 Bond interest rate for the related interest accrual period will be limited to such weighted average net mortgage rate for pool 1.

     Calculation of the Class A-2 Bond Interest Rate. The interest rate for the Class A-2 Bonds will initially be 7.09% per annum and will increase to 7.59% per annum after the payment date on which the bond issuer is first permitted to exercise its optional redemption rights as described at "-- Redemption of the Bonds" below. However, because a higher than expected rate of prepayment of mortgage loans in pool 2 with relatively higher Mortgage Rates could result in interest collections on the mortgage loans in pool 2 for the related interest accrual period being less than interest accrued on the Class A-2 Bonds at the stated fixed interest rate above, as an overall limitation, the

Class A-2 Bond interest rate may never exceed the weighted average net mortgage rate (calculated as described in this prospectus supplement) of the pool 2 mortgage loans for the related due period. Generally, the interest accrual period for the Class A-2 Bonds will be the calendar month preceding a payment date. Interest on the Class A-2 Bonds will be calculated on the basis of a year of 360 days and twelve 30 day months.

     See "Description of the Bonds -- Bond Interest Rate" in this Prospectus Supplement.

PRINCIPAL PAYMENTS

     On each payment date, to the extent that funds are available, you will be entitled to payments of principal as described in this prospectus supplement. The maximum amount of payment of principal to a class of Bonds on any payment date will generally be equal to the sum of:

- all scheduled payments of principal made on the mortgage loans of the related pool and all unscheduled payments of principal collected, received or otherwise recovered on the mortgage loans of the related pool as described above under "-- Funds Available for Payment of Interest and Principal";

- plus, the amount of any excess receipts of interest required to be distributed as principal to satisfy the required level of over-collateralization with respect to such class. This will increase the difference between the principal balance of the class and the principal balance of the mortgage loans in the related mortgage pool, thereby increasing the level of over-collateralization with respect to such class; and

- minus, the amount, if any, necessary to reduce the required level of over-collateralization with respect to such class. This will reduce the difference between the principal balance of the class and the principal balance of the mortgage loans in the related mortgage pool, thereby decreasing the level of over-collateralization.

Shortfalls in collections on the mortgage loans in the related mortgage pool (which are not otherwise covered by collections on the mortgage loans in the other pool through the limited cross-collateralization feature described below) and the failure of the bond insurer to perform its obligations under the insurance policy may result in bondholders receiving less principal than what is owed to them.

     See "Description of the Bonds -- Payment on the Bonds -- Priority of Payments" in this Prospectus Supplement.

MONTHLY ADVANCES

     The servicers will be required to make monthly advances in respect of real estate taxes, assessments, insurance premiums and other reasonable costs and expenses associated with pursuing judicial proceedings relating to the mortgages and managing and liquidating the mortgaged properties. The servicers will also be required to make advances with respect to delinquent monthly payments of principal and interest (net of related servicing fees) on the mortgage loans they service. A servicer is required to make such advances, however, only if it believes it can recover the advance from later proceeds or collections on the related mortgage loan. Each servicer may recover both types of advances described above out of other amounts such servicer may collect with respect to the mortgage loans it services.

     The master servicer will be required to make monthly advances with respect to delinquent payments of principal and interest on the mortgage loans only if the related servicer fails to make such advance and only if it believes it can recover such advance from later proceeds or collections on the related mortgage loan. The master servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance payments or liquidation proceeds) with respect to the mortgage loans. If either the servicers or the master servicer make advances which are nonrecoverable from future payments and collections, they will be entitled to reimbursement for such advances prior to any payments to bondholders.

     See "Risk Factors" and "Servicing of the Mortgage Loans -- Advances" in this Prospectus Supplement.

PREPAYMENT INTEREST SHORTFALLS

     Each servicer will also make interest payments to compensate in part for any shortfall in interest payments on the Bonds which result from a mortgagor prepaying a mortgage loan in whole or in part, but only to the extent that such amounts do not exceed the aggregate of the servicing fees on the mortgage loans serviced by it for the applicable payment date. However, the servicers will not be obligated to pay any amounts due to the application of the Soldier's and Sailor's Relief Act of 1940. The financial guaranty insurance policy does not cover shortfalls in interest arising from prepayments.

     See "Servicing of the Mortgage Loans -- Prepayment Interest Shortfalls" in this Prospectus Supplement.

REDEMPTION OF THE BONDS

     The bond issuer, at the direction of the holder of the investor certificate in the trust, will have the option to redeem all, but not less than all, the Bonds on any payment date after which the aggregate outstanding principal balance of the mortgage loans is 20% or less of the aggregate principal balance of the mortgage loans as of the July 1, 1999 Cut-off Date (determined in aggregate rather than by pool).

     The redemption price generally must equal 100% of the unpaid principal balance of the Bonds, plus (i) accrued and unpaid interest thereon at the applicable Bond interest rate, (ii) any unpaid interest carryover amounts on the Class A-1 Bonds due to the available funds limitation on LIBOR as described above, (iii) any unreimbursed servicing fees and advances owed to the master servicer or the servicers and (iv) any amounts owed to the bond insurer, the indenture trustee and the owner trustee. If the trust does not exercise its mandatory redemption rights on the payment date on which it is first permitted to do so, on such payment date and all succeeding payment dates the applicable Bond interest rate will increase as described at "-- Interest
Payments -- Calculations of the Class A-1 Bond Interest Rate" and
"-- Calculation of the Class A-2 Bond Interest Rate" above. However, in either case, the Bond interest rate will be limited to the available funds limitations described above at "-- Interest Payments."

     See "Description of the Bonds -- Redemption of the Bonds" in this Prospectus Supplement.

TERMINATION OF THE MORTGAGE POOLS

     After the payment date upon which the aggregate outstanding principal balance of the mortgage loans (on an aggregate rather than a pool-by-pool basis) is equal to 10% or less of the aggregate principal balance of the mortgage loans as of the July 1, 1999 Cut-off Date, the indenture trustee will solicit bids to purchase the remaining mortgage loans at their market value.

     The indenture trustee, with the prior consent of the bond insurer, will sell the mortgage loans only if (i) the indenture trustee receives at least three bids on the mortgage loans, (ii) the highest bid is equal to or greater than the fair market value of the mortgage loans and (iii) the highest bid, when added to any amounts available on such payment date, equals or exceeds the sum of (a) all interest due on the Bonds (including any unpaid interest carryover amounts on the Class A-1 Bonds due to the available funds limitation on LIBOR as described above), (b) the aggregate remaining Bond balance, and (c) any accrued and unpaid amounts due to the bond insurer, the master servicer, the servicers, the indenture trustee and the owner trustee, and (d) the indenture trustee receives an opinion of counsel stating that the sale will not result in adverse tax consequences to the issuer, the bondholders and the tax characterization of the trust. Any such proposed purchase of the mortgage loans by the highest bidder will be subject to the right of first refusal of the depositor (or the master servicer or the servicers, if the depositor does not exercise its first refusal right) to purchase the mortgage loans at such bid price.

     If the indenture trustee sells the mortgage loans, the proceeds of the sale will be used to redeem the Bonds in full, and any excess (after payment of the amounts described in clause (c) above) will be distributed to the holder of the investor certificate. See "-- Investor Certificate" herein. The indenture trustee will solicit bids on a quarterly basis if the requirements for a sale listed above are not met.

     See "Description of the Bonds -- Termination of the Trust" in this Prospectus Supplement.

CREDIT ENHANCEMENT

GENERAL

     Credit enhancement is designed to protect bondholders from shortfalls in collections received and losses incurred on the mortgage loans. The credit enhancement available to bondholders will consist of (a) excess cash, (b) over-collateralization, (c) cross-collateralization and (d) the insurance policy issued by Financial Security Assurance Inc., the bond insurer, with respect to each class of Bonds.

EXCESS CASH

     Generally, the payments of interest and principal on the mortgage loans in each pool are expected to exceed trust expenses (i.e., fees to the servicers, the trustees, the managers and insurance premiums relating or allocable to such pool) and the payments of monthly interest and principal to the bondholders with respect to a class of Bonds. As needed, such excess cash will be applied to absorb losses with respect to either class of Bonds and to pay down the Bond balance of the related class of Bonds in order to maintain the required level of over-collateralization. After reaching the required level of over-collateralization, any excess cash remaining after payment of the related class of Bonds and payment to the bond insurer will be released to the holder of the investor certificate and will not be available for any subsequent payments to the bondholders or the bond insurer.

OVER-COLLATERALIZATION

     Credit support for the Bonds will be provided through limited over-collateralization, i.e., the pledge of mortgage loans to a mortgage pool by the bond issuer having an aggregate stated principal balance in excess of the principal balance of the related class of Bonds. The purpose of over-collateralization is to ensure that there are excess funds available to pay interest and principal on the Bonds so that bondholders will have some protection against payment shortfalls and so that the Bond balances will be reduced to zero no later than the date the Bonds are scheduled to mature. After the closing date, the indenture trustee will make principal payments with respect to each class of Bonds on each payment date, to the extent of excess funds available therefor, in an amount up to the amount necessary to achieve or maintain over-collateralization at specified levels with respect to such class. Once a required level of over-collateralization is reached on a class of Bonds, the application of excess funds to pay down principal on such class will cease, until such application is again needed to maintain the required level of over-collateralization.

     The required amount of over-collateralization is based on certain minimum and maximum levels of over-collateralization and on the performance of the mortgage loans in the related mortgage pool. As a result, the level of required over-collateralization will increase and decrease over time. An increase in the required level of over-collateralization with respect to a class of Bonds will result if the delinquency or default experience on the mortgage loans in the aggregate exceeds certain specified levels or if certain other triggers specified by the bond insurance documents are met. In that event, payment of principal on the related class of Bonds would be accelerated until the level of over-collateralization for such class reached its required level.

     See "Description of the Bonds -- Over-collateralization" in this Prospectus Supplement.

CROSS-COLLATERALIZATION

     Amounts available, including excess cash (as described above) collected with respect to one mortgage pool may, under certain circumstances, be used to fund interest shortfalls and over-collateralization deficits with respect to the class of Bonds related to the other mortgage pool, to reimburse the bond insurer and to fund the reserve fund as described herein.

     See "Description of the Bonds -- Priority of Payments" and
"-- Cross-collateralization" in this Prospectus Supplement.

THE INSURANCE POLICY

     General. Financial Security Assurance Inc. will issue a financial guaranty insurance policy with respect to each class of Bonds to the indenture trustee for the benefit of bondholders. Such party will unconditionally guarantee the payment, to the extent not covered by principal and interest collections, of:

- accrued and unpaid interest due on the related class of Bonds;

- principal losses on the related pool mortgage loans, to the extent not covered by over-collateralization or cross-collateralization;

- any principal amount still owing to bondholders on the maturity date of the Bonds; and

- any amounts previously distributed on the related class of Bonds to bondholders that are recoverable and sought to be recovered as a voidable preference payment by a bankruptcy court.

     Payments Not Insured by the Insurance Policy. The insurance policy WILL NOT insure the payment of the following:

- any shortfall arising because the trust or the indenture trustee incurred liability for withholding taxes;

- any shortfall in interest as a result of prepayments on the mortgage loans in the related mortgage pool;

- shortfalls in interest due to the application of the Soldier's and Sailors' Relief Act of 1940, as amended;

- shortfalls in monthly interest payments on the Bonds due to the applicability of the available funds limitation on the Bond interest rate; and

- any shortfalls created when the liquidation of a mortgaged property in the related mortgage pool yields less than the principal amount owed on the loan, except to the extent that such shortfall is not covered by over-collateralization or cross-collateralization.

     See "The Insurance Policy" in this Prospectus Supplement.

MORTGAGE LOAN POOLS

STATISTICAL INFORMATION

     The statistical information on the mortgage loans presented in this prospectus supplement is based on two pools of mortgage loans as of the close of business on June 30, 1999. Such information does not take into account amortization, defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans after such date, as well as any deletions of mortgage loans due to failure to meet the eligibility requirements for inclusion in their respective mortgage pools (or possible substitutions of loans as a result thereof). As a result, the statistical distribution of the characteristics in a final mortgage pool as of the July 1, 1999 Cut-off Date and as of the closing date, will vary as presented in this prospectus supplement, although such variance is not expected to be material.

MORTGAGE LOAN DATA

     As of the close of business on June 30, 1999, there were 3,097 mortgage loans in pool 1 having an aggregate principal balance of approximately $345,651,778 and 866 mortgage loans in pool 2 having an aggregate principal balance of approximately $67,356,415. All of the mortgage loans in either mortgage pool are secured by first liens on one- to four-family residential properties. All of the mortgage loans in pool 1 are adjustable rate mortgage loans. All of the mortgage loans in pool 2 are fixed rate mortgage loans.

A. POOL 1: ADJUSTABLE RATE MORTGAGE LOANS:

Number of Loans......  3,097
Principal Balance:
Aggregate Principal
  Balance............  $345,651,778
Range of Principal
  Balances...........  $9,992 to
                       $695,619
Average Principal
  Balance............  $111,609

Interest Rate:
Range of Interest
  Rates..............  5.750% to 14.200%
Weighted Average
  Interest Rate......  9.502%
Range of Gross
  Margins............  4.000% to 10.125%
Weighted Average
  Gross Margin.......  5.816%
Range of Maximum
  Rates..............  8.380% to
                       21.050%
Weighted Average
  Maximum Rate.......  15.886%
Range of Minimum
  Rates..............  5.750% to 14.200%
Weighted Average
  Minimum Rate.......  9.502%
Loan to Value Ratios:
Range of LTVs........  7.89% to 100.00%
Weighted Average
  LTV................  77.73%

Terms to Maturity (in
  months):
Range of Original
  Terms to
  Maturity...........  180 to 360
Weighted Average
  Original Term to
  Maturity...........  360
Range of Remaining
  Terms to
  Maturity...........  179 to 359
Weighted Average
  Remaining Term to
  Maturity...........  358

B. POOL 2: FIXED RATE MORTGAGE LOANS:

Number of Loans..........  866
Principal Balance:
Aggregate Principal
  Balance................  $67,356,415
Range of Principal
  Balances...............  $9,892 to
                           $569,107
Average Principal
  Balance................  $77,779
Interest Rate:
Range of Interest
  Rates..................  6.500% to
                           15.000%
Weighted Average Interest
  Rate...................  9.729%
Loan to Value Ratios:
Range of LTVs............  12.20% to 90.00%
Weighted Average LTV.....  73.21%
Terms to Maturity (in
  months):
Range of Original Terms
  to Stated Maturity.....  120 to 360
Weighted Average Original
  Term to Stated
  Maturity...............  295
Range of Original Terms
  to Amortization........  120 to 360
Weighted Average Original
  Term to Amortization...  303
Range of Remaining Terms
  to Stated Maturity.....  110 to 359
Weighted Average
  Remaining Term to
  Stated Maturity........  293
Range of Remaining Terms
  to Amortization........  110 to 359
Weighted Average
  Remaining Term to
  Amortization...........  301

     See "The Mortgage Pools" in this Prospectus Supplement.

INVESTOR CERTIFICATE

     On the same day as the issue date of the Bonds, the trust will also issue an investor certificate or residual interest which represents an ownership interest in the mortgage loans and other assets of the trust, but which is subordinate in priority to payment of the Bonds. American Residential Eagle, Inc., the depositor, will retain the investor certificate. The investor certificate is not offered by this prospectus supplement and the accompanying prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Jeffers, Wilson, Shaff & Falk, LLP, special tax counsel to the depositor, the Bonds will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The bond issuer and the depositor agree and each bondholder, by acceptance of a Bond, will agree to treat the Bonds as indebtedness for federal, state and local income tax and franchise tax purposes.

     See "Certain Federal Income Tax Considerations" in this Prospectus Supplement.

ERISA CONSIDERATIONS

     Subject to the considerations discussed under "ERISA Considerations" herein, the Bonds may be acquired and held by employee benefit plans and other retirement plans and arrangements subject to the provisions of The Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

     See "ERISA Considerations" in this Prospectus Supplement.

LEGAL INVESTMENT CONSIDERATIONS

     The Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. There may be other restrictions on the ability of certain types of investors to purchase the Bonds that investors should consider.

     See "Legal Investment Considerations" in this Prospectus Supplement.

RATING OF THE BONDS

     Before the trust can issue the Bonds, each class of Bonds must receive a rating of "AAA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and a rating of "Aaa" from Moody's Investors Service, Inc. Such ratings are primarily based upon the creditworthiness of the bond insurer, Financial Security Assurance Inc.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. In addition, a security rating does not address the likelihood of payment of any interest shortfall to the investors caused by the applicability of the available funds limitation on the Bond interest rate.

     See "Ratings" in this Prospectus Supplement.

                                  RISK FACTORS

     Prospective investors in the Bonds should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Bonds. Any statistical information presented below is based upon the characteristics of the mortgage loans as of the close of business on June 30, 1999 (referred to herein as the "Statistical Cut-off Date") and, accordingly, such information does not take into account amortization, defaults, delinquencies, prepayments, deletions, and substitutions that may have occurred with respect to the mortgage loans in either mortgage pool since such date.

THE BONDS ARE NOT A SUITABLE INVESTMENT FOR ALL INVESTORS.

     The Bonds are not suitable investments for any investor that requires a regular or predictable schedule of payments or payments on a specific date. The Bonds are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment default and market risk, the tax consequences of an investment, and the interaction of these factors.

AS A RESULT OF THE UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE HIGHER RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAN THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER.

     Substantially all of mortgage loans included in the mortgage pools were originated either by Countrywide Home Loans, Inc. or Option One Mortgage Corporation and purchased by AmREIT either directly from such originators or in the secondary market. Although the underwriting criteria applied by such originators varies, a significant consideration in underwriting a mortgage loan under their respective underwriting guidelines is not only to assess the credit profile of the prospective borrower, but also the value of the related mortgaged property and the adequacy of such property as collateral for a mortgage loan. Such mortgage loans were made primarily to borrowers whose income and credit history at the time did not qualify for loans under the more stringent underwriting standards applied by other mortgage loan purchase programs such as those run by Fannie Mae and Freddie Mac, but who, nevertheless, had equity in their property. For example, the mortgage loans may have been made to mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

     Given the profile of the borrowers as described above, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in either mortgage pool than on mortgage loans originated under stricter guidelines. There also can be no certainty that the values of the underlying mortgaged properties have remained or will remain at the levels in effect on the dates the related mortgage loans were originated.

THE RATE OF PREPAYMENT ON THE MORTGAGE LOANS OR THE MOVEMENT OF ONE-MONTH LIBOR IN RELATION TO THE MORTGAGE RATES ON THE POOL 1 MORTGAGE LOANS MAY ADVERSELY AFFECT THE AMOUNT OF INTEREST PAID ON THE RELATED BONDS.

     The calculation of the Class A-1 Bond interest rate is based primarily upon the value of one-month LIBOR, but subject to a maximum rate based upon the weighted average of the mortgage rates (net of servicing fees, administrative fees, other transactional expenses and a minimum spread as described herein) of the mortgage loans included in pool 1. The Class A-2 Bond interest rate will initially be a fixed rate of 7.09% per annum, but is also subject to a maximum rate based upon the weighted average of the mortgage rates of the mortgage loans included in pool 2, similarly calculated. Thus, if the mortgage loans in either mortgage pool with relatively higher mortgage rates prepay, the maximum interest rate on the related class of Bonds will be lower than otherwise would be the case.

     It is highly unlikely that changes in the weighted average of the net mortgage rates of the pool 1 mortgage loans will move in correlation with changes in the value of one-month LIBOR. For example, the adjustable rate mortgage loans in pool 1 adjust their interest rate at six-month intervals based upon six-month LIBOR whereas the Class A-1 Bond interest rate is adjusted monthly based upon one-month LIBOR as described under "Description of the Bonds" herein. In addition, all of the adjustable rate mortgage loans in pool 1 have delayed adjustment dates from two to three years after the origination date of the loan and are subject to limitations on periodic interest rate increases and maximum and minimum interest rates over the life of the mortgage loan, irrespective of the movement of six-month LIBOR. Consequently, interest paid on the Class A-1 Bonds on any payment date may not equal interest that would accrue during the related due period at the Class A-1 Bond interest rate (without giving effect to the available funds limitation thereon imposed by the weighted average net mortgage rates on the mortgage loans in pool 1). Depending upon the performance of the mortgage loans in pool 1, the relationship of the movement of one-month LIBOR (as calculated for determining the Class A-1 Bond interest rate) and six month LIBOR (as calculated for determining interest on the pool 1 mortgage loans), the available funds limitation may limit increases in the Class A-1 Bond interest rate for extended periods in a rising interest rate environment, thereby adversely affecting an investor's anticipated yield to maturity of the Bonds.

PREPAYMENT OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE BONDS.

     The mortgage loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately 85.36% of the mortgage loans in pool 1 and approximately 87.48% of the mortgage loans in pool 2 by principal balance as of the Statistical Cut-off Date require the payment of a fee in connection with certain prepayments, which may discourage prepayments. Conversely, most of the adjustable rate mortgage loans in pool 1 are likely to have higher prepayments as they approach their first adjustment dates because borrowers may want to avoid periodic changes to their monthly payment.

     The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

     The average life of the Bonds, and, if purchased at other than par, the yields realized by bondholders will be sensitive to levels of payment, including prepayments, on the mortgage loans. In general, the yield on Bonds purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Bonds purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level.

PAYMENTS OF EXCESS CASH MAY AFFECT THE YIELD TO MATURITY ON THE BONDS.

     Excess cash with respect to a loss of Bonds will be paid to reduce the outstanding principal balance of such class on any payment date if the level of over-collateralization required at the time in question exceeds the actual level of over-collateralization on such payment date. The rate at which excess cash is paid to bondholders will affect the yield to maturity on a Bond, if purchased at a premium or a discount. If the actual rate of such excess cash payments is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than the investor's anticipated yield. If the actual rate of excess cash payments is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The amount of excess cash on any payment date depends on the actual amount of interest collected on the mortgage loans during the related collection period. Collections of interest on the mortgage loans will be influenced by changes in the weighted average of the mortgage rates on the mortgage loans resulting from prepayments and liquidations of such mortgage loans in such pool as well as, in the case of pool 1, adjustments of mortgage rates on the adjustable rate mortgage loans included in such pool. The amount of excess cash payments paid to reduce the Bond balance of a class of Bonds on each payment date will be based on the level of over-collateralization required at the time in question. The required level of over-collateralization for such class may increase or decrease over time. Any increase may result in an accelerated amortization of such class of Bonds until the required level is reached. Any decrease will result in slower amortization of such class until the required level is reached.

THE BOND ISSUER'S EXERCISE OF ITS OPTION TO REDEEM THE BONDS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE BONDS.

     Investors in the Bonds should also consider what effect the bond issuer's option to redeem the Bonds may have on such investor's anticipated yield to maturity of the Bonds. Because the bond issuer's option to redeem the Bonds will become exercisable when a substantial portion of the principal amount of the Bonds will be outstanding, the bond issuer's decision whether or not to redeem the Bonds may have a significant impact on a bondholder's yield. The bond issuer's decision whether or not to redeem the Bonds will depend upon a number of factors at the time the Bonds first become redeemable and thereafter, which factors are impossible to predict at the time of issuance of the Bonds.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE BONDS.

     The Bonds will be non-recourse obligations solely of the bond issuer and will not represent an obligation of or interest in Financial Security Assurance Inc., Countrywide Home Loan Inc., Option One Mortgage Corporation, Norwest Bank Minnesota, National Association, Wilmington Trust Company, American Residential Eagle, Inc., AmREIT or any of their respective affiliates, except as described herein. The assets included in the trust and the payments under the insurance policy will be the sole source of payments on the Bonds, and there will be no recourse to Financial Security Assurance, Inc. (other than as provided in the financial guaranty insurance policy), Countrywide Home Loan Inc., Option One Mortgage Corporation, Norwest Bank Minnesota, National Association, Wilmington Trust Company, American Residential Eagle, Inc. or AmREIT or any of their respective affiliates, or any other entity, in the event that such assets or payments are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES IN PARTICULAR REGIONS EXPERIENCING ECONOMIC DOWNTURNS.

     Approximately 21.87% of the mortgage loans in pool 1 and 17.10% of the mortgage loans in pool 2 (by principal balance as of the Statistical Cut-off
Date) are secured by mortgaged properties located in California, approximately 5.35% of the mortgage loans in pool 1 and 15.65% of the mortgage loans in pool 2 (by principal balance as of the Statistical Cut-off Date) are secured by mortgaged properties located in Michigan, and approximately 4.93% of the mortgage loans in pool 1 and 11.26% of the mortgage loans in pool 2 (by principal balance as of the Statistical Cut-off Date) are secured by mortgaged properties located in Florida. In general, declines in the residential real estate market in any such state may adversely affect the values of the mortgaged properties securing such mortgage loans such that the aggregate principal balance of such mortgage loans will equal or exceed the value of such mortgaged properties. In addition, adverse economic conditions in any such state (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those currently experienced in the mortgage lending industry in general. Mortgaged properties located in California may also be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, while mortgaged properties in Florida may be more susceptible to flood and hurricane damage, than properties located in other parts of the country.

BALLOON LOANS IN POOL 2 PRESENT SPECIAL PAYMENT RISKS.

     Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the collateral for such loan is insufficient, the other forms of credit enhancement are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy. Approximately 4.48% of the mortgage loans in pool 2 (by aggregate principal balance as of the Statistical Cut-off
Date) are balloon loans.

THERE MAY BE DELAYS IN RECEIPT OF LIQUIDATION PROCEEDS OR LIQUIDATION PROCEEDS MAY BE LESS THAN THE RELATED MORTGAGE LOAN BALANCE.

     Substantial delays may be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property is liquidated for an amount that is less than the balance of the mortgage loan and expenses associated with the liquidation and preservation of the related mortgaged property, you will incur a loss on your investment if the bond insurer fails to perform its obligations under the insurance policy and the other form of credit enhancements are insufficient to cover the loss.

THE BOND RATING IS BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE BOND
INSURER.

     The ratings on the Bonds depend primarily on an assessment by the rating agencies of the mortgage loans in each mortgage pool and upon the financial strength of the bond insurer. Any reduction of the rating assigned to the financial strength of the bond insurer may cause a corresponding reduction in the ratings assigned to the Bonds. A reduction in the ratings assigned to the Bonds will reduce the market value of the Bonds and may affect your ability to sell them. In general, the ratings on your Bonds address credit risk, but do not address the likelihood of prepayments.

PAYMENTS TO AND RIGHTS OF INVESTORS MAY BE ADVERSELY AFFECTED BY THE INSOLVENCY OF AMREIT.

     The sale of the mortgage loans from AmREIT, the seller, to American Residential Eagle, Inc., the depositor, will be treated by the seller, the depositor and the bond issuer as a sale of the mortgage loans. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may argue that the transaction between the seller and the depositor was a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

CERTAIN SHORTFALLS ARE NOT COVERED BY THE SERVICERS, THE MASTER SERVICER OR THE BOND INSURER.

     The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the primary servicers, master servicer nor the bond insurer will pay for any interest shortfalls created by application of the Soldiers' and Sailors' Civil Relief Act of 1940. In addition, the financial guaranty insurance policy issued for either class of Bonds will not cover shortfalls in interest arising from prepayments of the mortgage loans in the related mortgage pool in the event that such shortfalls are not covered by the servicers' compensatory interest payments for prepayment interest shortfalls.

INVESTORS MAY HAVE DIFFICULTY SELLING THEIR BONDS.

     The Bonds will not be listed on any securities exchange. As a result, if you wish to sell your Bonds, you will have to find a purchaser that is willing to purchase your Bonds. The underwriters intend to make a secondary market for the Bonds. The underwriters will do so by offering to buy the Bonds from investors that wish to sell them. However, the underwriters will not be obligated to make offers to buy the Bonds and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, you may not be able to sell your Bonds when you wish to do so or you may not be able to obtain the price you wish to receive.

     Issuance of the Bonds in book-entry form may also adversely affect the liquidity of your Bonds in the secondary trading market because investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates. Because transactions in the Bonds can only be effected through the Depository Trust Company, Cedelbank, the Euroclear system, participating organizations, indirect participants and certain banks, the ability of an investor having a beneficial interest in the Bonds to pledge such Bond to persons or entities that do not participate in the Depository Trust Company, Cedelbank or Euroclear system, or otherwise to take actions in respect of such Bond, may be limited due to a lack of a physical certificate representing such Bond.

     Beneficial owners of book-entry Bonds may also experience some delay in their receipt of payments of interest of and principal on the Bonds because such payments will be forwarded by the indenture trustee to the Depository Trust Company and the Depository Trust Company will credit such payments to the accounts of its participants, which will thereafter credit them to the accounts of beneficial owners either directly or indirectly through indirect participants.

YOU WILL BEAR ALL REINVESTMENT RISK.

     Asset backed securities, like the Bonds, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the Bonds, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the Bonds. You will bear the risk that the timing and amount of distributions on your Bonds will prevent you from attaining your desired yield.

YEAR 2000 ISSUE MAY ADVERSELY AFFECT THE DISTRIBUTIONS TO BONDHOLDERS.

     As is the case with most companies using computers in their operations, each of the servicers, the master servicer, the indenture trustee, the bond insurer and The Depository Trust Company is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of these parties' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of these parties is expected to be engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the servicers, the master servicer, the indenture trustee, the bond insurer, The Depository Trust Company or any of their suppliers, customers, brokers or agents do not successfully achieve year 2000 compliance on a timely basis, the performance of their obligations under the basic documents described herein could be materially adversely affected.

     In July 1999, Congress approved legislation that would limit legal liability for losses due to year 2000 computer-related errors. If signed by the President and enacted into law, this legislation would, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.

     This legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but would instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This legislation would not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. Moreover, this legislation would not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     If enacted, this legislation could delay the servicer's ability to foreclose on some mortgages during the first quarter of the year 2000. These delays could consequently affect the timing of payment on the Bonds.

                          OVERVIEW OF THE TRANSACTION

     American Residential Eagle Bond Trust 1999-2 (the "Bond Issuer" or the "Trust") is a Delaware statutory business trust created pursuant to a deposit trust agreement (the "Trust Agreement"), dated as of July 1, 1999, by and between American Residential Eagle, Inc. (the "Depositor"), a Delaware corporation and wholly owned special purpose subsidiary of AmREIT, and Wilmington Trust Company, a Delaware banking corporation (the "Owner Trustee"). The primary assets of the Trust will consist of two pools (each a "Mortgage Pool") of mortgage loans (the "Mortgage Loans") with original terms to maturity of not more than 30 years, secured by first liens on one-to four-family residential properties (the "Mortgaged Properties"). The Mortgage Loans in one pool ("Pool 1") will consist solely of Mortgage Loans with adjustable interest rates (the "Adjustable Rate Mortgage Loans" or the "Pool 1 Mortgage Loans"), while the Mortgage Loans in the other pool ("Pool 2") will consist solely of Mortgage Loans with fixed interest rates (the "Fixed Rate Mortgage Loans" or the "Pool 2 Mortgage Loans"). See "The Mortgage Pools."

     Substantially all of the Mortgage Loans were initially acquired by AmREIT (the "Seller") in the ordinary course of business directly from Countrywide Home Loans, Inc. or Option One Mortgage Corporation (each, an "Originator" and collectively, the "Originators") or in the secondary market.

     On the issuance date of the Bonds (the "Closing Date") or one day prior thereto, the Seller will enter into a Mortgage Loan Purchase Agreement, dated as of July 1, 1999 (the "Mortgage Loan Purchase Agreement"), with the Depositor, pursuant to which the Seller will convey to the Depositor, without recourse, all of its right, title and interest in the Mortgage Loans, together with all principal and interest collections on or with respect to the Mortgage Loans due (whether or not received) after July 1, 1999 (the "Cut-off Date"), exclusive of principal and interest due or prior to the Cut-off Date.

     Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans and, subject to certain limitations described below under "Description of the Bonds -- Assignment of the Mortgage Loans", the Seller will be obligated to purchase or substitute a similar mortgage for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Pursuant to the Mortgage Loan Purchase Agreement, on the Closing Date, the Depositor will, in turn, assign all of its right, title and interest in the Mortgage Loans and under the Mortgage Loan Purchase Agreement to the Bond Issuer in consideration of the Bond Issuer's issuance to the order of the Depositor of its Collateralized Home Equity Bonds, Series 1999-2, Class A-1 and Class A-2 (the "Bonds"), and a trust certificate (the "Investor Certificate") representing an equity ownership interest in the assets of the Trust. See "Descriptions of the Bonds -- Assignment of the Mortgage Loans".

     The Bonds will be issued pursuant to an Indenture (the "Indenture"), dated as of July 1, 1999, by and between the Bond Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"). Pursuant to the Indenture, on the Closing Date, the Issuer will pledge, transfer and assign, without recourse, to the Indenture Trustee, in trust for the benefit of the holders of the Bonds (the "Bondholders"), all right, title and interest of the Issuer in and to the Mortgage Loans (including collections received on or with respect to the Mortgage Loans on or after the Cut-off Date but excluding prepayment charges), all of its rights under the Mortgage Loan Purchase Agreement (including the Seller's repurchase or substitution obligations as described above) and all other assets pledged as collateral under the Indenture as security for the payment of the Bonds (collectively, the "Trust Estate"). AmREIT will perform certain administrative and ministerial duties required under the Master Servicing Agreement with respect to the Mortgage Loans and under the Indenture with respect to the Bonds on behalf of the Bond Issuer pursuant to a Management Agreement, dated as of July 1, 1999 (the "Management Agreement"), between AmREIT and the Bond Issuer.

     Countrywide Home Loans, Inc., a New York corporation, and Option One Mortgage Corporation, a California corporation (each a "Servicer" and collectively, the "Servicers"), will be responsible for the primary servicing of the Mortgage Loans originated by them and held by the Bond Issuer under the supervision of Norwest Bank Minnesota, National Association (the "Master Servicer"), in accordance with the provisions of their respective servicing agreements and a Master Servicing Agreement, dated as of July 1, 1999 by and among the Bond Issuer, the Indenture Trustee and the Master Servicer. The Servicers will be responsible for performing all servicing obligations with respect to the Mortgage Loans, including, but not limited to, all collection, reporting and advancing obligations. The Master Servicer will not be ultimately responsible for the performance of the servicing activities of the Servicers, except as described under "Servicing of the Mortgage Loans -- Monthly Advances". If either Servicer fails to fulfill its obligations under its related servicing agreement, the Master Servicer is obligated to terminate such Servicer and appoint a successor servicer.

     The Depositor and AmREIT will enter into an underwriting agreement (the "Underwriting Agreement") with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and First Union Capital Markets Corp. (collectively, the "Underwriters"), with respect to the offering and sale of the Bonds. See "Underwriting" herein. In connection with such Underwriting Agreement, AmREIT and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act").

     It is a condition of issuance of the Bonds that they receive a rating of "AAA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and a rating of "Aaa" from Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). See "Ratings" herein.

     The Depositor will apply the net proceeds received from the sale of the Bonds by the Underwriters, as payment to the Seller of the purchase price of the Mortgage Loans under the Mortgage Loan Purchase Agreement. The Depositor will retain the Investor Certificate.

     Each class of Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Insurance Policy") issued by Financial Security Assurance Inc., a New York stock insurance company (the "Bond Insurer"). See "The Insurance Policy" and "The Bond Insurer" herein.

     For purposes of the discussion that follows, the Mortgage Loan Purchase Agreement, the Trust Agreement, the Indenture, the Master Servicing Agreement, the Insurance Policy, the insurance and indemnification agreement (the "Insurance Agreement") issued in connection with the Insurance Policies, the Management Agreement and the Underwriting Agreement are collectively referred to as the "Basic Documents".

                               THE MORTGAGE POOLS

GENERAL

     The following is a summary description of certain characteristics of the Mortgage Loans in the Mortgage Pools as of the Statistical Cut-off Date.

     The information presented herein does not take into account any scheduled amortization of the Mortgage Loans which will occur after the Statistical Cut-off Date and prior to the Closing Date or any Mortgage Loans which have or may prepay in full or have or may be removed because of incomplete documentation or otherwise for the period from the Statistical Cut-off Date to the Closing Date or other Mortgage Loans that may be substituted therefor. AS A RESULT, THE INFORMATION REGARDING THE MORTGAGE LOANS SET FORTH HEREIN MAY VARY FROM COMPARABLE INFORMATION BASED UPON THE ACTUAL COMPOSITION OF THE MORTGAGE POOLS AT THE CLOSING DATE, ALTHOUGH SUCH VARIANCE WILL NOT BE MATERIAL. The final composition of the Mortgage Pools will be filed as an exhibit to the final form of Basic Documents filed on Form 8-K with the Commission following the Closing Date.

     WHENEVER REFERENCE IS MADE HEREIN TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS, UNLESS OTHERWISE SPECIFIED, SUCH PERCENTAGE IS DETERMINED ON THE BASIS OF THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE STATISTICAL CUT-OFF DATE (THE "STATISTICAL CUT-OFF DATE PRINCIPAL BALANCE").

     The Mortgage Loans to be included in the Trust will consist, in the aggregate, of approximately 3,097 Adjustable Rate Mortgage Loans and 866 Fixed Rate Mortgage Loans with a Statistical Cut-off Date Principal Balance of approximately $345,651,778 and $67,356,415, respectively. The Mortgage Loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "Servicing of the Mortgage Loans" and "Risk Factors" herein.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or similar security instruments creating first liens on one- to four-family residential properties consisting of one-to four-family dwelling units, individual condominium units, manufactured housing, mixed use or individual units in planned unit developments. None of the Mortgage Loans will have a remaining term to maturity greater than 359 months. The Mortgage Loans are generally not assumable pursuant to the terms of the related Mortgage Note.

     None of the Mortgage Loans are or will be insured or guaranteed by the Seller, the Depositor, the Bond Issuer, the Master Servicer, either Servicer, the Indenture Trustee, the Bond Insurer, any Originator, or any of their respective affiliates or by any governmental agency or other person, except to the extent described herein.

     The Mortgage Loans included in the Trust will be segregated into a mortgage pool of Adjustable Rate Mortgage Loans (also referred to as the "Pool 1 Mortgage Loans") and a pool of Fixed Rate Mortgage Loans (also referred to as the "Pool 2 Mortgage Loans"). The specific characteristics and summary statistical information regarding the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans are described below at "-- Mortgage Loan Characteristics -- Pool 1" and
"-- Mortgage Loan Characteristics -- Pool 2." Principal and interest collections on Pool 1 Mortgage Loans will be the primary source of payment of the Class A-1 Bond. Principal and interest collections on Pool 2 Mortgage Loans will be the primary source of payment of the Class A-2 Bond.

     Approximately 85.36% of the Pool 1 Mortgage Loans and approximately 87.48% of the Pool 2 Mortgage Loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20% of the then original principal balance of the related Mortgage Loan during any twelve-month period. See "Certain Prepayment and Yield Considerations" herein. Prepayment premiums received on the Mortgage Loans will not be included in available funds for the related class of Bonds for the related Collection Period, but instead will be retained by the Depositor.

     Approximately 26.47% of the Pool 1 Mortgage Loans and 19.57% of the Pool 2 Mortgage Loans had original Loan-to-Value Ratios in excess of 80%. Substantially all such Mortgage Loans are covered by a primary mortgage insurance policy (the "Mortgage Insurance Policy") issued by Radian Guaranty Inc. insuring first in the principal balance of such Mortgage Loans. See "Primary Mortgage Insurance" herein. For this purpose, the "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

POOL 1 MORTGAGE LOAN CHARACTERISTICS

     Pool 1 will consist of approximately 3,097 Adjustable Rate Mortgage Loans having an aggregate Principal Balance as of the Statistical Cut-off Date of approximately $345,651,778. Each Pool 1 Mortgage Loan provides for semi-annual adjustment of the applicable interest rate as specified in the related Mortgage Note based on the Six-Month LIBOR Index (as described at "-- The Index" below) and for corresponding adjustments to the monthly payment amount due thereon, in each case on the adjustment date applicable thereto (each such date, an "Adjustment Date"), but subject to the limitations described hereunder; provided that the first Adjustment Date will occur after an initial period of two years following origination, in the case of approximately 77.28% of the Pool 1 Mortgage Loans ("2/28 Loans"), and three years following origination, in the case of approximately 22.72% of the Pool 1 Mortgage Loans ("3/27 loans") (2/28 loans and 3/27 loans are collectively referred to as "Delayed Adjustment Mortgage Loans"). On each Adjustment Date for each Pool 1 Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such adjustment with respect to a Delayed Adjustment Mortgage Loan, and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate on a Delayed Adjustment Mortgage Loan generally will not increase or decrease on the first Adjustment Rate by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the weighted average of the Initial Caps is approximately 2.414% per annum. Effective with the first monthly payment due on each Pool 1 Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each Pool 1 Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. The Pool 1 Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate. See "Certain Prepayment and Yield Considerations" herein.

     As of the Statistical Cut-off Date, approximately 0.16% of the Pool 1 Mortgage Loans were at least 30, but not more than 59 days delinquent. None of the Pool 1 Mortgage Loans were 60 days or more delinquent.

THE INDEX

     The Six-Month LIBOR Index. The Index applicable to the determination of the Mortgage Rates for the Pool 1 Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note and as most recently available either (i) as of the first business day of a specified period of time prior to such Adjustment Date, (ii) as of the business day of the month preceding the month of such Adjustment Date or (iii) the last Business Day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.

     The Six-Month LIBOR Index is referred to herein as the "Index". In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

SUMMARY STATISTICAL INFORMATION -- POOL 1

     The following tables set forth as of the Statistical Cut-off Date, the number, aggregate Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Principal Balances and the percentages in the following tables may not equal 100% due to rounding.

                  PRINCIPAL BALANCES OF POOL 1 MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                    NUMBER        OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
     PRINCIPAL BALANCE ($)         OF LOANS      STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
     ---------------------         --------      ------------------------    ------------------------
          up to  $25,000.00....        37            $    777,539.18                    0.22%
 $25,000.01 to  $50,000.00.....       422              16,777,755.55                    4.85
 $50,000.01 to  $75,000.00.....       693              43,836,351.46                   12.68
 $75,000.01 to $100,000.00.....       604              52,930,757.60                   15.31
$100,000.01 to $125,000.00.....       418              46,574,571.39                   13.47
$125,000.01 to $150,000.00.....       301              41,025,445.36                   11.87
$150,000.01 to $175,000.00.....       184              29,686,051.22                    8.59
$175,000.01 to $200,000.00.....       103              19,354,398.25                    5.60
$200,000.01 to $225,000.00.....        83              17,656,436.97                    5.11
$225,000.01 to $250,000.00.....        66              15,688,041.96                    4.54
$250,000.01 to $275,000.00.....        52              13,567,233.70                    3.93
$275,000.01 to $300,000.00.....        26               7,469,917.73                    2.16
$300,000.01 to $325,000.00.....        32               9,948,996.91                    2.88
$325,000.01 to $350,000.00.....        30              10,317,741.64                    2.99
$350,000.01 to $375,000.00.....         7               2,568,252.74                    0.74
$375,000.01 to $400,000.00.....        10               3,901,817.56                    1.13
$400,000.01 to $425,000.00.....         9               3,725,883.96                    1.08
$425,000.01 to $450,000.00.....         7               3,066,272.05                    0.89
greater than $450,000.00.......        13               6,778,312.97                    1.96
                                    -----            ---------------                  ------
          Total................     3,097            $345,651,778.20                  100.00%
                                    =====            ===============                  ======

    RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF ORIGINAL             NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
  TERMS TO STATED MATURITY (MONTHS)    OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
  ---------------------------------    --------    ------------------------   ------------------------
121 to 180...........................      11          $    738,225.49                   0.21%
301 to 360...........................   3,086           344,913,552.71                  99.79
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

               RANGE OF REMAINING TERMS TO MATURITY OF THE POOL 1
               MORTGAGE LOANS AS OF THE STATISTICAL CUT-OFF DATE

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
         RANGE OF REMAINING             NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
     TERMS TO MATURITY (MONTHS)        OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
     --------------------------        --------    ------------------------   ------------------------
121 to 180...........................      11          $    738,225.49                   0.21%
301 to 360...........................   3,086           344,913,552.71                  99.79
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

              RANGE OF REMAINING AMORTIZATION TERMS OF THE POOL 1
               MORTGAGE LOANS AS OF THE STATISTICAL CUT-OFF DATE

                                                                                     % OF AGGREGATE
                                                        PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF REMAINING              NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
         AMORTIZATION (MONTHS)           OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
         ---------------------           --------    ------------------------   ------------------------
121 to 180.............................      12          $    771,903.66                   0.22%
181 to 240.............................       1               129,947.22                   0.04
301 to 360.............................   3,084           344,749,927.32                  99.74
                                          -----          ---------------                 ------
          Total........................   3,097          $345,651,778.20                 100.00%
                                          =====          ===============                 ======

                  PROPERTY TYPES OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
            PROPERTY TYPE              OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
            -------------              --------    ------------------------   ------------------------
Single Family Detached...............   2,612          $289,621,954.09                  83.79%
PUD..................................     164            23,849,592.40                   6.90
2-4 Family...........................      48             6,504,984.75                   1.88
Low Rise Condo.......................     166            17,211,286.42                   4.98
Manufactured Housing.................     107             8,463,960.54                   2.45
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

                OCCUPANCY STATUS OF THE POOL 1 MORTGAGE LOANS(1)

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          OCCUPANCY STATUS             OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          ----------------             --------    ------------------------   ------------------------
Owner-occupied.......................   2,894          $330,089,800.33                  95.50%
Non Owner-Occupied...................     179            13,125,605.71                   3.80
Second Home..........................      24             2,436,372.16                   0.70
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

-------------------------
(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

              RANGE OF MORTGAGE RATES OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
         MORTGAGE RATES (%)            OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
         ------------------            --------    ------------------------   ------------------------
 5.501 to  6.000.....................       3          $    286,108.45                   0.08%
 6.001 to  6.500.....................       5               516,306.66                   0.15
 6.501 to  7.000.....................      15             1,938,142.55                   0.56
 7.001 to  7.500.....................      47             5,348,528.55                   1.55
 7.501 to  8.000.....................     151            20,176,170.43                   5.84
 8.001 to  8.500.....................     294            37,030,872.34                  10.71
 8.501 to  9.000.....................     516            68,142,013.98                  19.71
 9.001 to  9.500.....................     485            59,061,535.65                  17.09
 9.501 to 10.000.....................     520            58,044,423.19                  16.79
10.001 to 10.500.....................     359            35,031,146.67                  10.13
10.501 to 11.000.....................     313            30,134,294.14                   8.72
11.001 to 11.500.....................     160            14,169,895.58                   4.10
11.501 to 12.000.....................     118             8,923,576.80                   2.58
12.001 to 12.500.....................      53             3,581,752.59                   1.04
12.501 to 13.000.....................      31             1,912,945.41                   0.55
13.001 to 13.500.....................      16               774,300.93                   0.22
13.501 to 14.000.....................       9               520,673.13                   0.15
14.001 to 14.500.....................       2                59,091.15                   0.02
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

          RANGE OF MAXIMUM MORTGAGE RATES OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
     MAXIMUM MORTGAGE RATES (%)        OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
     --------------------------        --------    ------------------------   ------------------------
 8.001 to  9.000.....................       1          $     58,307.58                   0.02%
11.001 to 12.000.....................       1               118,400.00                   0.03
12.001 to 13.000.....................      13             1,904,045.45                   0.55
13.001 to 14.000.....................      91            12,732,065.53                   3.68
14.001 to 15.000.....................     482            67,073,176.65                  19.40
15.001 to 16.000.....................   1,051           124,271,240.28                  35.95
16.001 to 17.000.....................     891            92,670,247.69                  26.81
17.001 to 18.000.....................     403            35,487,457.29                  10.27
18.001 to 19.000.....................     128             9,162,384.96                   2.65
19.001 to 20.000.....................      34             2,115,361.62                   0.61
20.001 to 21.000.....................       1                26,645.37                   0.01
greater than 21.000..................       1                32,445.78                   0.01
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

          RANGE OF MINIMUM MORTGAGE RATES OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
     MINIMUM MORTGAGE RATES (%)        OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
     --------------------------        --------    ------------------------   ------------------------
 5.001 to  6.000.....................       3          $    286,108.45                   0.08%
 6.001 to  7.000.....................      20             2,454,449.21                   0.71
 7.001 to  8.000.....................     198            25,524,698.98                   7.38
 8.001 to  9.000.....................     810           105,172,886.32                  30.43
 9.001 to 10.000.....................   1,005           117,105,958.84                  33.88
10.001 to 11.000.....................     672            65,165,440.81                  18.85
11.001 to 12.000.....................     278            23,093,472.38                   6.68
12.001 to 13.000.....................      84             5,494,698.00                   1.59
13.001 to 14.000.....................      25             1,294,974.06                   0.37
14.001 to 15.000.....................       2                59,091.15                   0.02
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

              RANGE OF GROSS MARGINS OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          GROSS MARGINS (%)            OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          -----------------            --------    ------------------------   ------------------------
 3.001 to  4.000.....................       1          $     49,932.68                   0.01%
 4.001 to  5.000.....................     257            25,996,951.59                   7.52
 5.001 to  6.000.....................   1,887           213,348,171.24                  61.72
 6.001 to  7.000.....................     830            92,524,614.12                  26.77
 7.001 to  8.000.....................     117            13,022,052.83                   3.77
 8.001 to  9.000.....................       2               352,551.47                   0.10
 9.001 to 10.000.....................       2               338,667.72                   0.10
10.001 to 11.000.....................       1                18,836.55                   0.01
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

               NEXT ADJUSTMENT DATE FOR THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
  NEXT ADJUSTMENT DATE (MONTH-YEAR)    OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
  ---------------------------------    --------    ------------------------   ------------------------
July-00..............................       1          $     44,796.97                   0.01%
August-00............................       3               438,004.30                   0.13
September-00.........................       7               842,810.51                   0.24
October-00...........................       7               544,563.22                   0.16
November-00..........................       7             1,583,401.71                   0.46
December-00..........................      16             2,218,095.54                   0.64
January-01...........................       3               628,155.60                   0.18
February-01..........................       6               872,530.42                   0.25
March-01.............................     194            22,270,091.84                   6.44
April-01.............................     302            37,246,280.30                  10.78
May-01...............................   1,459           161,717,905.36                  46.79
June-01..............................     327            37,099,487.94                  10.73
July-01..............................      12             1,548,577.00                   0.45
November-01..........................       3               367,164.12                   0.11
December-01..........................       8             1,079,002.04                   0.31
January-02...........................       6               593,359.17                   0.17
February-02..........................       6             1,135,504.48                   0.33
March-02.............................     279            28,600,167.02                   8.27
April-02.............................     251            24,690,586.87                   7.14
May-02...............................     104            10,429,845.84                   3.02
June-02..............................      83            10,508,077.95                   3.04
July-02..............................      13             1,193,370.00                   0.35
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
         INITIAL FIXED TERM/            NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
   SUBSEQUENT ADJUSTABLE RATE TERM     OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
   -------------------------------     --------    ------------------------   ------------------------
Two Years/Twenty-Eight Years.........   2,345          $267,124,283.30                  77.28%
Three Years/Twenty-Seven Years.......     752            78,527,494.90                  22.72
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

       INITIAL PERIODIC RATE ADJUSTMENT CAPS OF THE POOL 1 MORTGAGE LOANS

                                                                                        % AGGREGATE
                                                          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                            NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
INITIAL PERIODIC RATE ADJUSTMENT CAPS (%)  OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
-----------------------------------------  --------    ------------------------   ------------------------
1.000 to 1.499.........................        20          $  2,990,788.36                   0.87%
1.500 to 1.999.........................     1,195           130,552,653.17                  37.77
2.000 to 2.499.........................         3               628,088.58                   0.18
3.000 to 3.499.........................     1,879           211,480,248.09                  61.18
                                            -----          ---------------                 ------
          Total........................     3,097          $345,651,778.20                 100.00%
                                            =====          ===============                 ======

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE POOL 1 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                        NUMBER      OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
  ORIGINAL LOAN-TO-VALUE RATIOS (%)    OF LOANS    STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
  ---------------------------------    --------    ------------------------   ------------------------
 5.001 to 10.000.....................       1          $     30,000.00                   0.01%
10.001 to 15.000.....................       1                49,927.58                   0.01
15.001 to 20.000.....................       3               192,333.49                   0.06
20.001 to 25.000.....................       4               167,875.14                   0.05
25.001 to 30.000.....................       7               383,726.97                   0.11
30.001 to 35.000.....................      13               608,346.78                   0.18
35.001 to 40.000.....................      15             1,010,118.07                   0.29
40.001 to 45.000.....................      20             2,162,719.92                   0.63
45.001 to 50.000.....................      38             3,161,467.79                   0.91
50.001 to 55.000.....................      41             3,262,932.70                   0.94
55.001 to 60.000.....................      82             8,657,759.21                   2.50
60.001 to 65.000.....................     192            18,209,054.74                   5.27
65.001 to 70.000.....................     294            28,907,994.30                   8.36
70.001 to 75.000.....................     482            51,841,951.62                  15.00
75.001 to 80.000.....................   1,171           135,500,673.43                  39.20
80.001 to 85.000.....................     250            29,553,979.61                   8.55
85.001 to 90.000.....................     480            61,599,735.21                  17.82
90.001 to 95.000.....................       2               255,675.57                   0.07
95.001 to 100.000....................       1                95,506.07                   0.03
                                        -----          ---------------                 ------
          Total......................   3,097          $345,651,778.20                 100.00%
                                        =====          ===============                 ======

              GEOGRAPHIC DISTRIBUTION OF THE POOL 1 MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER      OUTSTANDING AS OF THE       OUTSTANDING AS OF THE
            LOCATION                 OF LOANS    STATISTICAL CUT-OFF DATE    STATISTICAL CUT-OFF DATE
            --------                 --------    ------------------------    ------------------------
Alaska...........................         2          $    279,372.15                    0.08%
Arizona..........................       111            11,207,279.23                    3.24
Arkansas.........................         5               504,063.04                    0.15
California.......................       393            75,586,665.58                   21.87
Colorado.........................        79            10,437,597.74                    3.02
Connecticut......................        74             8,856,294.14                    2.56
Delaware.........................         8               655,958.71                    0.19
District of Columbia.............         6               925,913.97                    0.27
Florida..........................       192            17,032,493.61                    4.93
Georgia..........................        54             5,691,051.49                    1.65
Hawaii...........................         6             1,045,686.39                    0.30
Idaho............................        25             2,182,616.27                    0.63
Illinois.........................       232            23,038,808.74                    6.67
Indiana..........................        92             6,214,312.28                    1.80
Iowa.............................        12               646,027.62                    0.19
Kansas...........................         7               439,894.73                    0.13
Kentucky.........................        46             3,161,313.66                    0.91
Louisiana........................        15             1,283,925.19                    0.37
Maine............................        19             1,480,697.87                    0.43
Maryland.........................        62             6,465,054.75                    1.87
Massachusetts....................       129            16,350,020.45                    4.73
Michigan.........................       211            18,475,287.27                    5.35
Minnesota........................        52             4,713,355.61                    1.36
Mississippi......................        14             1,001,113.29                    0.29
Missouri.........................        78             5,504,262.56                    1.59
Montana..........................         4               522,624.02                    0.15
Nebraska.........................         4               429,748.26                    0.12
Nevada...........................        28             3,320,236.21                    0.96
New Hampshire....................        32             3,853,803.34                    1.11
New Jersey.......................        89            11,895,564.40                    3.44
New Mexico.......................        23             2,277,607.49                    0.66
New York.........................        68             7,836,138.72                    2.27
North Carolina...................        95             8,205,008.63                    2.37
Ohio.............................       184            16,398,696.94                    4.74
Oklahoma.........................        20             1,084,333.54                    0.31
Oregon...........................        43             4,626,793.08                    1.34
Pennsylvania.....................        75             7,252,999.73                    2.10
Rhode Island.....................        18             1,638,578.73                    0.47
South Carolina...................        15             1,800,776.21                    0.52
South Dakota.....................         1                48,661.33                    0.01
Tennessee........................        67             7,153,871.74                    2.07
Texas............................        96             9,805,117.22                    2.84
Utah.............................        41             6,108,708.11                    1.77
Vermont..........................         1                39,890.28                    0.01
Virginia.........................        64             6,447,499.68                    1.87
Washington.......................       100            12,602,581.82                    3.65
West Virginia....................         8               582,002.42                    0.17
Wisconsin........................        95             8,279,600.33                    2.40
Wyoming..........................         2               261,869.63                    0.08
                                      -----          ---------------                  ------
          Total..................     3,097          $345,651,778.20                  100.00%
                                      =====          ===============                  ======

               DOCUMENTATION LEVELS OF THE POOL 1 MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                          NUMBER       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                            OF       OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          DOCUMENTATION LEVEL             LOANS     STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          -------------------            --------   ------------------------   ------------------------
Full Documentation.....................   2,344         $257,466,670.64                  74.49%
Stated Income or No Documentation......     697           79,937,592.68                  23.13
Limited or Lite Documentation..........      56            8,247,514.88                   2.39
                                          -----         ---------------                 ------
          Total........................   3,097         $345,651,778.20                 100.00%
                                          =====         ===============                 ======

               PREPAYMENT CHARGES(1) OF THE POOL 1 MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
             PERIOD(1)(2)                OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
             ------------                --------   ------------------------   ------------------------
 0 to  5...............................     468         $ 50,604,709.79                  14.64%
 6 to 11...............................       1               31,462.68                   0.01
12 to 17...............................      69            9,731,862.36                   2.82
18 to 23...............................       3              331,842.25                   0.10
24 to 29...............................   1,432          171,086,764.47                  49.50
30 to 35...............................       6              799,855.62                   0.23
36 to 41...............................     754           80,135,700.39                  23.18
Greater than 47........................     364           32,929,580.64                   9.53
                                          -----         ---------------                 ------
          Total........................   3,097         $345,651,778.20                 100.00%
                                          =====         ===============                 ======

---------------
(1) Prepayment charges are assessed on any Pool 1 Mortgage Loan prepaid in full or in part within the specified period.
(2) Periods are in months.

           DISTRIBUTION BY CREDIT GRADE OF THE POOL 1 MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
                   CREDIT GRADES         OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
                   -------------         --------   ------------------------   ------------------------
Countrywide  A.........................     610         $ 73,600,299.88                  21.29%
             A-........................     301           31,918,728.11                   9.23
             B.........................     202           21,413,503.14                   6.20
             C.........................      83            6,563,068.35                   1.90
             C-........................      23            1,453,817.04                   0.42
             D.........................       9            1,140,626.56                   0.33
                                          -----         ---------------                 ------
                       Total...........   1,228         $136,090,043.08                  39.37%
                                          =====         ===============                 ======
Option One   A.........................     613         $ 72,829,966.34                  21.07%
             AA........................     535           66,558,368.43                  19.26
             B.........................     477           45,931,933.05                  13.29
             C.........................     155           13,368,372.75                   3.87
             CC........................      58            4,888,655.97                   1.41
                                          -----         ---------------                 ------
                       Total...........   1,838         $203,577,296.54                  58.90%
                                          =====         ===============                 ======
Provident    A.........................       2         $    411,924.86                   0.12%
             A-........................       8            1,785,971.83                   0.52
             A1........................       2              502,141.13                   0.15
             AA........................       4              889,599.43                   0.26
             B.........................       9            1,327,761.07                   0.38
             C.........................       4              527,562.92                   0.15
             C-........................       2              539,477.34                   0.16
                                          -----         ---------------                 ------
                       Total...........      31         $  5,984,438.58                   1.73%
                                          =====         ===============                 ======
                               TOTAL...   3,097         $345,651,778.20                 100.00%
                                          =====         ===============                 ======

---------------
Credit grades are based on the Originator's underwriting guidelines as described in "Servicing of the Mortgage Loans" herein.

POOL 2 MORTGAGE LOAN CHARACTERISTICS

     Pool 2 will consist of approximately 866 Fixed Rate Mortgage Loans having an aggregate Principal Balance as of the Statistical Cut-off Date of approximately $67,356,415. Approximately 95.89% of such Fixed Rate Loans are fully amortizing loans over their original term to maturity, while approximately 4.11% have an amortization term that exceeds the original term to maturity (15 years) of such Mortgage Loans ("Balloon Loans"), leaving a substantially larger payment ("Balloon Payment") due at the maturity of such loans.

     As of the Statistical Cut-off Date, approximately 0.20% of the Pool 2 Mortgage Loans were at least 30, but not more than 59 days delinquent. None of the Pool 2 Mortgage Loans were 60 days or more delinquent.

SUMMARY STATISTICAL INFORMATION -- POOL 2

     The following tables set forth as of the Statistical Cut-off Date, the number, the aggregate Principal Balance and the percentage of Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Principal Balances and the percentages in the following tables may not equal 100% due to rounding.

                  PRINCIPAL BALANCES OF POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
        PRINCIPAL BALANCE ($)           OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
        ---------------------           --------   ------------------------   ------------------------
up to $25,000.00......................     52           $ 1,065,346.62                   1.58%
 $25,000.01 to  $50,000.00............    269            10,466,550.69                  15.54
 $50,000.01 to  $75,000.00............    250            15,469,857.19                  22.97
 $75,000.01 to $100,000.00............    119            10,351,748.02                  15.37
$100,000.01 to $125,000.00............     52             5,766,004.22                   8.56
$125,000.01 to $150,000.00............     45             6,160,744.53                   9.15
$150,000.01 to $175,000.00............     18             2,905,617.55                   4.31
$175,000.01 to $200,000.00............     20             3,747,509.95                   5.56
$200,000.01 to $225,000.00............     10             2,121,268.77                   3.15
$225,000.01 to $250,000.00............     12             2,865,006.70                   4.25
$250,000.01 to $275,000.00............      6             1,566,432.81                   2.33
$275,000.01 to $300,000.00............      3               868,952.98                   1.29
$300,000.01 to $325,000.00............      2               623,076.74                   0.93
$325,000.01 to $350,000.00............      2               686,036.61                   1.02
$350,000.01 to $375,000.00............      1               366,588.48                   0.54
$375,000.01 to $400,000.00............      1               399,474.64                   0.59
$400,000.01 to $425,000.00............      1               406,000.00                   0.60
Greater than $450,000.00..............      3             1,520,198.82                   2.26
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

    RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF ORIGINAL              NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
  TERMS TO STATED MATURITY (MONTHS)     OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
  ---------------------------------     --------   ------------------------   ------------------------
 61 to 120............................      5           $   276,061.25                   0.41%
121 to 180............................    344            23,601,026.74                  35.04
181 to 240............................      9               356,293.88                   0.53
301 to 360............................    508            43,123,033.45                  64.02
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

    RANGE OF REMAINING TERMS TO STATED MATURITY OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF ORIGINAL              NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
  TERMS TO STATED MATURITY (MONTHS)     OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
  ---------------------------------     --------   ------------------------   ------------------------
 61 to 120............................      5           $   276,061.25                   0.41%
121 to 180............................    344            23,601,026.74                  35.04
181 to 240............................      9               356,293.88                   3.53
301 to 360............................    508            43,123,033.45                  64.02
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

       RANGE OF REMAINING AMORTIZATION TERMS OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
          RANGE OF ORIGINAL              NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
  TERMS TO STATED MATURITY (MONTHS)     OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
  ---------------------------------     --------   ------------------------   ------------------------
 61 to 120............................      5           $   276,061.25                   0.41%
121 to 180............................    310            20,830,957.15                  30.93
181 to 240............................      9               356,293.88                   0.53
301 to 360............................    542            45,893,103.04                  68.13
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

                  PROPERTY TYPES OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
            PROPERTY TYPE               OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
            -------------               --------   ------------------------   ------------------------
Single Family Detached................    765           $59,907,142.28                  88.94%
PUD...................................     22             2,700,121.24                   4.01
2-4 Family............................     25             1,804,387.38                   2.68
Low Rise Condo........................     33             1,929,476.59                   2.86
Manufactured Housing..................     21             1,015,287.83                   1.51
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

                OCCUPANCY STATUS OF THE POOL 2 MORTGAGE LOANS(1)

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
           OCCUPANCY STATUS             OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
           ----------------             --------   ------------------------   ------------------------
Owner-Occupied........................    785           $63,245,260.15                  93.90%
Non Owner-Occupied....................     74             3,624,897.65                   5.38
Second Home...........................      7               486,257.52                   0.72
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

---------------
(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

              RANGE OF MORTGAGE RATES OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
          MORTGAGE RATES(%)             OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
          -----------------             --------   ------------------------   ------------------------
 6.001 to  6.500......................      2           $    51,226.41                   0.08%
 6.501 to  7.000......................      6               383,959.33                   0.57
 7.001 to  7.500......................     18             1,638,698.87                   2.43
 7.501 to  8.000......................     32             3,580,742.78                   5.32
 8.001 to  8.500......................     64             7,584,758.46                  11.26
 8.501 to  9.000......................    112             9,572,666.38                  14.21
 9.001 to  9.500......................    112             9,294,335.71                  13.80
 9.501 to 10.000......................    131             9,475,007.21                  14.07
10.001 to 10.500......................    110             7,792,953.90                  11.57
10.501 to 11.000......................    130             8,754,728.15                  13.00
11.001 to 11.500......................     59             4,365,657.88                   6.48
11.501 to 12.000......................     35             2,258,034.79                   3.35
12.001 to 12.500......................     28             1,511,050.01                   2.24
12.501 to 13.000......................     11               457,520.10                   0.68
13.001 to 13.500......................      9               406,533.00                   0.60
13.501 to 14.000......................      5               177,581.72                   0.26
14.001 to 14.500......................      1                12,646.87                   0.02
14.501 to 15.000......................      1                38,303.75                   0.06
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
   ORIGINAL LOAN-TO-VALUE RATIOS(%)     OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
   --------------------------------     --------   ------------------------   ------------------------
10.001 to 15.000......................      1           $     9,891.92                   0.01%
15.001 to 20.000......................      2                76,874.99                   0.11
20.001 to 25.000......................      4               121,592.45                   0.18
25.001 to 30.000......................     10               374,489.38                   0.56
30.001 to 35.000......................     11               406,521.88                   0.60
35.001 to 40.000......................     15               846,663.89                   1.26
40.001 to 45.000......................     12               410,200.10                   0.61
45.001 to 50.000......................     36             1,741,900.63                   2.59
50.001 to 55.000......................     32             1,918,697.91                   2.85
55.001 to 60.000......................     51             3,321,058.21                   4.93
60.001 to 65.000......................     76             5,221,942.22                   7.75
65.001 to 70.000......................    120             9,519,449.68                  14.13
70.001 to 75.000......................    146            11,282,822.29                  16.75
75.001 to 80.000......................    208            18,921,687.68                  28.09
80.001 to 85.000......................     78             7,135,128.81                  10.59
85.001 to 90.000......................     64             6,047,493.28                   8.98
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

              GEOGRAPHIC DISTRIBUTION OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
               LOCATION                 OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
               --------                 --------   ------------------------   ------------------------
Alaska................................      1           $    95,900.00                   0.14%
Arizona...............................      9               813,325.87                   1.21
Arkansas..............................      8               591,366.45                   0.88
California............................     89            11,518,556.38                  17.10
Colorado..............................      3               224,512.07                   0.33
Connecticut...........................      3               241,926.81                   0.36
Delaware..............................      1                63,718.64                   0.09
Florida...............................     98             7,587,050.58                  11.26
Georgia...............................     47             3,433,551.63                   5.10
Hawaii................................      5               615,455.92                   0.91
Idaho.................................      9               581,563.20                   0.86
Illinois..............................     24             2,108,616.70                   3.13
Indiana...............................     53             2,719,247.50                   4.04
Iowa..................................      1                67,000.00                   0.10
Kansas................................      1                65,600.00                   0.10
Kentucky..............................     16               795,636.51                   1.18
Louisiana.............................     50             2,457,267.43                   3.65
Maine.................................      2                84,533.22                   0.13
Maryland..............................      5               392,277.23                   0.58
Massachusetts.........................      9             1,072,808.28                   1.59
Michigan..............................    142            10,544,164.26                  15.65
Minnesota.............................      3               148,393.59                   0.22
Mississippi...........................      5               235,149.20                   0.35
Missouri..............................     12               642,451.21                   0.95
Montana...............................      5               477,899.71                   0.71
Nebraska..............................      3               199,664.27                   0.30
Nevada................................      3               329,063.92                   0.49
New Hampshire.........................      4               269,070.13                   0.40
New Jersey............................      3               165,014.06                   0.24
New Mexico............................      6               299,263.58                   0.34
New York..............................      5               960,188.92                   1.43
North Carolina........................      8               719,669.73                   1.07
North Dakota..........................      1                47,390.63                   0.07
Ohio..................................     61             4,262,572.93                   6.33
Oklahoma..............................      6               147,966.25                   0.22
Oregon................................      9               874,445.09                   1.30
Pennsylvania..........................     23             1,231,980.31                   1.83
Rhode Island..........................      1                83,610.11                   0.12
South Carolina........................      4               301,914.42                   0.45
South Dakota..........................      3               189,113.72                   0.28
Tennessee.............................     70             4,860,833.34                   7.22
Texas.................................      6               495,651.27                   0.74
Utah..................................      9             1,447,083.68                   2.15
Vermont...............................      1                53,917.97                   0.08
Virginia..............................     12               807,718.68                   1.20
Washington............................     13             1,363,426.30                   2.02
West Virginia.........................      1                38,000.00                   0.06
Wisconsin.............................      9               487,099.67                   0.72
Wyoming...............................      4               213,783.95                   0.32
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

               DOCUMENTATION LEVELS OF THE POOL 2 MORTGAGE LOANS

                                                                                      % OF AGGREGATE
                                                         PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                            NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
           DOCUMENTATION LEVEL             OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
           -------------------             --------   ------------------------   ------------------------
Full Documentation.......................    695           $54,007,266.06                  80.18%
Stated Income or No Documentation........    150            11,135,257.84                  16.53
Limited or Lite Documentation............     21             2,213,891.42                   3.29
                                             ---           --------------                 ------
          Total..........................    866           $67,356,415.32                 100.00%
                                             ===           ==============                 ======

                  PREPAYMENT CHARGES(1) POOL 2 MORTGAGE LOANS

                                                                                    % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                          NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
             PERIOD(1)(2)                OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
             ------------                --------   ------------------------   ------------------------
0 to 5.................................    107           $ 8,432,856.51                  12.52%
12 to 17...............................      6               470,754.42                   0.70
18 to 23...............................      2                78,283.69                   0.12
24 to 29...............................     32             3,107,119.13                   4.61
36 to 41...............................    301            23,462,947.66                  34.83
greater than 47........................    418            31,804,453.91                  47.22
                                           ---           --------------                 ------
          Total........................    866           $67,356,415.32                 100.00%
                                           ===           ==============                 ======

---------------
(1) Prepayment charges are assessed on any Pool 2 Mortgage Loan prepaid in full or in part within the specified period.
(2) Periods are in months.

                     LOAN TYPE OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
              LOAN TYPE                 OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
              ---------                 --------   ------------------------   ------------------------
15 Year Balloon.......................     34           $ 2,770,069.59                   4.11%
Fully Amortizing......................    832            64,586,345.73                  95.89
                                          ---           --------------                 ------
          Total.......................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

                   CREDIT GRADES OF THE POOL 2 MORTGAGE LOANS

                                                                                   % OF AGGREGATE
                                                      PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                         NUMBER     OUTSTANDING AS OF THE      OUTSTANDING AS OF THE
                 CREDIT GRADES(1)       OF LOANS   STATISTICAL CUT-OFF DATE   STATISTICAL CUT-OFF DATE
                 ----------------       --------   ------------------------   ------------------------
Countrywide  A........................    289           $24,929,883.48                  37.01%
             A-.......................    244            20,001,970.83                  29.70
             B........................    148            10,195,435.40                  15.14
             C........................    105             6,206,078.60                   9.21
             C-.......................     28             1,157,265.51                   1.72
             D........................     11               737,653.14                   1.10
                                          ---           --------------                 ------
             Total....................    825           $63,228,286.96                  93.87%
                                          ===           ==============                 ======
Option One   A........................     11           $ 1,495,607.56                   2.22%
             AA.......................     15             1,579,122.64                   2.34
             B........................      9               474,999.87                   0.71
             C........................      4               506,379.55                   0.75
             CC.......................      2                72,018.74                   0.11
                                          ---           --------------                 ------
             Total....................     41           $ 4,128,128.36                   6.13%
                                          ===           ==============                 ======
             TOTAL....................    866           $67,356,415.32                 100.00%
                                          ===           ==============                 ======

---------------
(1) Credit grades are based on the Originator's underwriting guidelines as described in "-- Servicing of the Mortgage Loans" herein.

PRIMARY MORTGAGE INSURANCE POLICY

     Approximately 26.47% of the Pool 1 Mortgage Loans and approximately 19.57% of the Pool 2 Mortgage Loans have original Loan-to-Value Ratios in excess of 80%. Substantially all such Mortgage Loans are covered by the Mortgage Insurance Policy issued by Radian Guaranty Inc. (the "MI Insurer"). The remainder of the Mortgage Loans will not be covered by the Mortgage Insurance Policy. The Mortgage Insurance Policy insures losses on the Principal Balance of each such Mortgage Loan in an amount generally equal to, at the option of the MI Insurer, either (a) the sum of (i) the Principal Balance of the Mortgage Loan, (ii) unpaid accumulated interest due on the Mortgage Loan at the Mortgage Rate (for a maximum period of two years) and (iii) the amount of certain advances (such as hazard insurance, taxes, maintenance expenses and foreclosure costs) made by the Servicers, reduced by certain mitigating amounts collected with respect thereto (collectively, the "Loss Amount"), in which case the MI Insurer would take title to the Mortgaged Property, or (b) an amount equal to the product of (i) the Loss Amount and (ii) the percentage of coverage (the "Coverage Percentage") specified in the Mortgage Insurance Policy, in which case the Bond Issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the Mortgaged Property. The Coverage Percentage specified in the Mortgage Insurance Policy will be different for each Mortgage Loan depending upon the original Loan-to-Value Ratio of the related Mortgage Loan (Mortgage Loans with higher Loan-to-Value Ratios will generally have a higher Coverage Percentage and Mortgage Loans with lower Loan-to-Value Ratios will generally have a lower Coverage Percentage). The Mortgage Insurance Policy will remain in place for the life of the related Mortgage Loan (provided that no MI Insurer Insolvency Event (as defined in the Policy) has occurred and is continuing), even if the related Loan-to-Value Ratio falls below 80%. If a MI Insurer Insolvency Event has occurred or is continuing, the Bond Issuer shall, at the discretion of the Bond Insurer, and may in the case of a Bond Insurer Default, terminate the Mortgage Insurance Policy on any Mortgage Loan that is not then past due.

     Claim payments, if any, under a Mortgage Insurance Policy will be made to the applicable Servicer, deposited in the Bond Account and treated in the same manner as a prepayment of the related Mortgage Loan. Premiums payable on the Mortgage Insurance Policy (the "MI Premiums") will be paid monthly by the Master Servicer with funds withdrawn from the custodial account with respect to the related Mortgage Loans.

     The Bond Insurer requires that, in the event of a downgrade in the rating of the MI Insurer or a cumulative claims denial by the MI Insurer in an amount greater than a specified amount, the required over-collateralization of the Bonds step up to an amount specified in the Insurance Agreement.

                        SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER

     The information set forth in this section has been provided by Norwest Bank Minnesota, National Association ("Norwest" or the "Master Servicer"), and none of the Bond Issuer, the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Bond Insurer, the Servicers nor the Underwriters or any of their respective affiliates has made or will make any representations or warranties as to the accuracy or completeness of such information.

     Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer pursuant to the terms of a Master Servicing Agreement by and among the Master Servicer, the Bond Issuer and the Indenture Trustee. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Advances" herein. If a Servicer fails to fulfill its obligations under the related Servicing Agreement, the Master Servicer is obligated to terminate such Servicer and appoint a successor servicer as provided in the Master Servicing Agreement.

     The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of June 30, 1999, the Master Servicer master serviced more than 639,000 mortgage loans with an aggregate outstanding principal balance of approximately $73 billion.

THE SERVICERS

     The Mortgage Loans will initially be serviced by either Option One Mortgage Corporation ("Option One") or Countrywide Home Loans, Inc. ("Countrywide") (each, a "Servicer" and collectively, the "Servicers"). Each Servicer will be responsible for servicing the Mortgage Loans which they have originated and which are included in the Trust Estate. The Servicers will be responsible for all servicing obligations with respect to the Mortgage Loans including, but not limited to, all collection, advancing and reporting functions, preserving the priority of the related mortgage and the Mortgaged Property, and maintaining and managing the liquidation of the Mortgaged Property.

     Option One

     The information set forth in the following paragraphs has been provided by Option One. None of the Master Servicer, Countrywide, the Bond Issuer, the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Bond Insurer nor the Underwriters or any of their respective affiliates has made or will make any representations or warranties as to the accuracy or completeness of such information.

     Option One, a California corporation, headquartered in Irvine, California, was incorporated in 1992. It commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

     Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. As of March 31, 1999, Option One had four loan origination centers in California, two loan origination centers in each of Florida, Ohio and Rhode Island and one loan origination center in each of Georgia, Illinois, Texas, Virginia, Connecticut, Pennsylvania, Massachusetts and Wisconsin.

     Option One operates as a stand-alone mortgage banking company and is a Fannie Mae and Freddie Mac approved servicer.

     The following tables set forth, as of December 31, 1996, 1997, 1998 and March 31, 1999 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                                          AT                                AT
                                                                  DECEMBER 31, 1996                  DECEMBER 31, 1997
                                                      ------------------------------------------   ---------------------
                                                                                         PERCENT
                                                                     BY       PERCENT      BY                     BY
                                                       BY NO.      DOLLAR      BY NO.    DOLLAR     BY NO.      DOLLAR
                                                      OF LOANS     AMOUNT     OF LOANS   AMOUNT    OF LOANS     AMOUNT
                                                      --------   ----------   --------   -------   --------   ----------
Total Portfolio.....................................   20,107    $1,856,636    100.00%   100.00%    34,707    $3,407,167
Period of Delinquency
 31-59 days.........................................      329    $   29,980      1.64%     1.61%       457    $   42,556
 60-89 days.........................................      161    $   14,972      0.80%     0.80%       222    $   20,364
 90 days or more....................................      773    $   70,607      3.84%     3.78%     1,099    $  100,238
                                                       ------    ----------    ------    ------     ------    ----------
   Total Delinquent Loans...........................    1,263    $  115,559      6.28%     6.19%     1,778    $  163,158
                                                       ======    ==========    ======    ======     ======    ==========
Loans in Foreclosure(1).............................      677    $   61,555      3.37%     3.30%       923    $   83,726

                                                              AT                               AT
                                                      DECEMBER 31, 1997                DECEMBER 31, 1998
                                                      ------------------   ------------------------------------------
                                                                 PERCENT                                      PERCENT
                                                      PERCENT      BY                     BY       PERCENT      BY
                                                       BY NO.    DOLLAR     BY NO.      DOLLAR      BY NO.    DOLLAR
                                                      OF LOANS   AMOUNT    OF LOANS     AMOUNT     OF LOANS   AMOUNT
                                                      --------   -------   --------   ----------   --------   -------
Total Portfolio.....................................   100.00%   100.00%    55,708    $5,601,703    100.00%   100.00%
Period of Delinquency
 31-59 days.........................................     1.32%     1.25%       514    $   47,806      0.92%     0.85%
 60-89 days.........................................     0.64%     0.60%       276    $   25,731      0.50%     0.46%
 90 days or more....................................     3.17%     2.94%     1,161    $  101,984      2.08%     1.82%
                                                       ------    ------     ------    ----------    ------    ------
   Total Delinquent Loans...........................     5.12%     4.79%     1,951    $  175,521      3.50%     3.13%
                                                       ======    ======     ======    ==========    ======    ======
Loans in Foreclosure(1).............................     2.66%     2.46%       939    $   83,757      1.69%     1.50%

                                                                          AT
                                                                    MARCH 31, 1999
                                                      ------------------------------------------
                                                                                         PERCENT
                                                                     BY       PERCENT      BY
                                                       BY NO.      DOLLAR      BY NO.    DOLLAR
                                                      OF LOANS     AMOUNT     OF LOANS   AMOUNT
                                                      --------   ----------   --------   -------
Total Portfolio.....................................   61,341    $6,149,475    100.00%   100.00%
Period of Delinquency
 31-59 days.........................................      437    $   42,081      0.71%     0.68%
 60-89 days.........................................      287    $   27,262      0.47%     0.44%
 90 days or more....................................    1,376    $  123,783      2.24%     2.01%
                                                       ------    ----------    ------    ------
   Total Delinquent Loans...........................    2,100    $  193,126      3.42%     3.14%
                                                       ======    ==========    ======    ======
Loans in Foreclosure(1).............................    1,172    $  108,522      1.91%     1.76%

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                                AT                            AT                            AT
                                        DECEMBER 31, 1996             DECEMBER 31, 1997             DECEMBER 31, 1998
                                     ------------------------      ------------------------      ------------------------
                                                       BY                            BY                            BY
                                                     DOLLAR                        DOLLAR                        DOLLAR
                                      BY NO.         AMOUNT         BY NO.         AMOUNT         BY NO.         AMOUNT
                                     OF LOANS       OF LOANS       OF LOANS       OF LOANS       OF LOANS       OF LOANS
                                     --------      ----------      --------      ----------      --------      ----------
Total Portfolio....................   20,107       $1,865,636       34,707       $3,407,167       55,708       $5,601,703
Foreclosed Loans(2)................      323       $   30,677          296       $   26,313          336       $   28,344
Foreclosure Ratio(3)...............     1.61%            1.64%        0.85%            0.77%        0.60%            0.51%

                                                AT
                                          MARCH 31, 1999
                                     ------------------------
                                                       BY
                                                     DOLLAR
                                      BY NO.         AMOUNT
                                     OF LOANS       OF LOANS
                                     --------      ----------
Total Portfolio....................   61,341       $6,149,475
Foreclosed Loans(2)................      363       $   30,831
Foreclosure Ratio(3)...............     0.59%            0.50%

---------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans".
(2) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(3) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of "Foreclosed Loans" divided by the aggregate principal balance or number, as applicable, of mortgage loans in the "Total Portfolio" at the end of the indicated period.

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                 AT OR FOR THE   AT OR FOR THE   AT OR FOR THE   AT OR FOR THE
                                  YEAR ENDED      YEAR ENDED      YEAR ENDED     QUARTER ENDED
                                 DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      MARCH 31,
                                     1996            1997            1998             1999
                                 -------------   -------------   -------------   --------------
Total Portfolio(1).............   $1,865,636      $3,407,167      $5,601,703       $6,149,475
Net Losses(2)(3)...............   $    8,451      $   24,663      $   22,168       $    5,105
Net Losses as a Percentage of
  Total Portfolio(4)...........         0.45%           0.72%           0.40%            0.33%

---------------
(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through May 31, 1999.
(4) For March 31, 1999, "Net Losses as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 4.0 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio."

     It is unlikely that the delinquency experience of the Mortgage Loans included in the Mortgage Pools will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans included in the Mortgage Pools will depend on the results obtained over the life of the Mortgage Pools. There can be no assurance that such Mortgage Loans will perform consistent with the delinquency or foreclosure experience described herein. In particular, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Option One Underwriting Standards

     The Mortgage Loans included in the Trust which were originated by Option One will have been originated generally in accordance with Option One's Guidelines (the "Option One Guidelines"). On a case-by-case basis, exceptions to the Option One Guidelines are made where compensating factors exist.

     The Option One Guidelines are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward the resale thereof in the secondary market. All the Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Option One Guidelines require a review of the appraisal by a loan underwriter, who may request a written review by an independent appraiser retained by Option One.

     The Mortgage Loans were originated consistent with and generally conform to the Option One Guidelines "Full Documentation", "Lite Documentation" and "Stated Income Documentation" residential loan programs. Under each of the programs, Option One reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate (the "Qualifying Rate") has been created under the Option One Guidelines that generally is equal to the initial interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Option One Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $350,000. Mortgage loans may, however, be originated generally up to $950,000. The Option One Guidelines permit one-to-four-family loans to have Loan-to-Value Ratios ("LTV's") at origination of generally up to 80%, depending on, among other things, the purpose of the mortgage loan, the mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans where the review of the appraisal results in a valuation of the mortgaged property that is more than (i) 10% less in the case of mortgage loans with LTV's less than or equal to 80% or
(ii) 5% less in the case of mortgage loans with LTV's in excess of 80%, the LTV of the related mortgage loan is based on the valuation obtained in the review of the original appraisal. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value at the time of origination of such mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     The Option One Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows: Under the Full Documentation program, applicants generally are required to submit verification of stable income for 24 months (or, if the LTV is less than or equal to 80%, for 12 months). Under the Lite Documentation and Stated Income Documentation programs, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that with respect to salaried employees there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

     The Option One Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     "AA+" Risk. Under the "AA+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted.* No open charge-offs may remain open after funding of the loan. No bankruptcy or notice of default may have occurred during the preceding five years and the borrower must have re-established a minimum of four trade lines, not including mortgages, all repaid according to its terms. A maximum LTV of 95% is permitted for a mortgage loan on a single-family owner-occupied property. A maximum LTV of 90% is permitted on a mortgage loan on an owner-occupied condominium or manufactured home. The debt service-to-income ratio generally ranges from 45% or less depending on the Qualifying Rate.

     "AA" Risk. Under the "AA" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted.* No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan on LTVs less than or equal to 80%.

     The mortgaged property must be in at least average condition. A maximum LTV of 95% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV of 90% is permitted for a mortgage loan on an owner-occupied condominium or a maximum LTV of 80% is permitted on a two- to four-family residential property. The debt service-to-income ratio generally ranges from 45% or less to 55% or less depending on the Qualifying Rate and the LTV.

     "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted.* Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the Full Documentation program. No open collection accounts or open charge-offs may remain open after funding of the loan if the LTV is greater than 80%; if the LTV is less than or equal to 80%, then up to $500 may remain open after funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding two years; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan, if the LTV is less than or equal to 80%. No notice of default filings may have occurred during the preceding three years if the LTV is greater than 80% or two years if the LTV is less than or equal to 80%. The mortgaged property must be in at least average condition. A maximum LTV of 90% (or 80% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a single family or condo owner-occupied property. A maximum LTV of 75% (or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. However, for most refinance mortgage loans under the Full Documentation program, a

---------------

    * Only open charge-offs and open collection accounts less than 2 years are considered.

maximum LTV of 80% is permitted for a mortgage loan on an owner-occupied property, and a maximum LTV of 75% is permitted only for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 45% or less to 55% or less depending on the Qualifying Rate and the LTV.

     "B" Risk. Under the "B" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of four 30-day late payments, or two 30-day and one 60-day late payment, within the last 12 months, or, if the LTV is less than or equal to 80%, two 30-day late payments, and one 60-day late payment in the last 12 months, is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted, unless there has been a 60-day late payment in the last 12 months. As to non-mortgage credit, some prior defaults may have occurred, and a letter of explanation may be required under the Full Documentation program.* Generally, no more than $500 if the LTV is greater than 80% or $1,500 if the LTV is less than or equal to 80% in open charge-offs or collection accounts may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 18 months with respect to loans with LTVs that are less than or equal to 80% or the preceding 24 months with respect to loans with LTVs that are greater than 80%; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past 18 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan, if the LTV is less than or equal to 80%. The mortgaged property must be in at least average condition. A maximum LTV of 85% is permitted for a mortgage loan on an owner-occupied property for the Full Documentation or 80% for the Stated Income Documentation programs. A maximum LTV of 75% (or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 45% or less to 55% or less depending on the Qualifying Rate and the LTV.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, including one 60-day late payment and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. However, more than six 30-day late payments within the last 12 months are acceptable if there are no 60-day or 90-day late payments within the last 12 months. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred.* No more than $3,000 in open charge-offs or bond accounts may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in adequate condition. Generally, a maximum LTV of 75% for a mortgage loan on an owner-occupied property for the Full Documentation or 70% for the Stated Income Documentation programs is permitted. A maximum LTV of 70% is permitted for a mortgage loan on a single family, detached non-owner-occupied property. A maximum LTV of 65% is permitted under the Full Documentation or Stated Income Documentation programs for all other acceptable types of properties. The debt service-to-income ratio generally ranges from 55% or less to 60% or less depending on the Qualifying Rate and the LTV.

     "CC" Risk. Under the "CC" risk category, an applicant may have experienced significant credit problems in the past. As to mortgage credit, mortgage delinquency, including foreclosure proceedings, will be considered on a case-by-case basis. As to non-mortgage credit, significant prior defaults may

---------------

    * Only open charge-offs and open collection accounts less than 2 years are considered.

have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The mortgaged property may exhibit some deferred maintenance. A maximum LTV of 65% (or 60% non-owner-occupied for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on either an owner-occupied property or a non-owner-occupied property. The debt service-to-income ratio generally is 60% or less depending on the Qualifying Rate and the LTV.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of five or more years. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

COUNTRYWIDE

     The information set forth in the following paragraphs have been provided by Countrywide. None of the Master Servicer, Option One, the Bond Issuer, the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Bond Insurer nor the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

     Countrywide, a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     As of March 31, 1999, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $218.7 billion, substantially all of which are being serviced for unaffiliated persons. As of March 31, 1999, Countrywide provided servicing for approximately $2.6 billion in B&C quality mortgage loans.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000. Countrywide conducts operations from its headquarters in Calabasas and from offices throughout the nation.

     Loan Servicing

     Countrywide services substantially all of the mortgage loans it originates or acquires. Countrywide has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to, collecting, aggregating and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements. All payments are due by the first day of the month.

     Countrywide Collection Procedures

     B&C Quality Mortgage Loans. When a mortgagor fails to make a payment on a B&C quality mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide's B&C servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide. After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to B&C quality mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

     Countrywide Foreclosure And Delinquency Experience

     B&C Quality Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of Countrywide's B&C quality mortgage loans. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date (i.e., generally, the first day of each month). The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans in either Mortgage Pool, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

        DELINQUENCY AND FORECLOSURE EXPERIENCE FOR B&C MORTGAGE LOANS(1)

                               AS OF DECEMBER 31, 1997          AS OF DECEMBER 31, 1998            AS OF MARCH 31, 1999
                            ------------------------------   ------------------------------   ------------------------------
                                PRINCIPAL                        PRINCIPAL                        PRINCIPAL
                                 BALANCE        PERCENTAGE        BALANCE        PERCENTAGE        BALANCE        PERCENTAGE
                            -----------------   ----------   -----------------   ----------   -----------------   ----------
Total Portfolio...........  $1,370,527,326.89        --      $2,248,667,416.28        --      $2,631,086,009.91        --
  Delinquency percentage
    30-59 Days............  $   48,214,087.76      3.52%     $  103,063,606.19      4.58%     $   99,224,973.36      3.77%
    60-89 Days............  $   13,795,882.50      1.01%     $   23,791,570.99      1.06%     $   22,708,127.70      0.86%
    90+ Days..............  $    5,486,263.92      0.40%     $    3,913,233.13      0.17%     $    9,655,425.84      0.37%
                            -----------------      ----      -----------------      ----      -----------------      ----
         Total(2).........  $   67,496,234.18      4.95%     $  130,768,410.31      5.82%     $  131,588,526.90      5.00%
                            =================      ====      =================      ====      =================      ====
Foreclosure Rate(3).......  $   12,191,591.67      0.89%     $   40,596,309.61      1.81%     $   47,596,141.67      1.81%
Bankruptcy Rate(4)........  $   12,022,391.48      0.88%     $   20,237,252.48      0.90%     $   27,756,422.76      1.05%

---------------
(1) The period of delinquency is based on the number of days payments are contractually past due.
(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.
(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.
(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     Countrywide Underwriting Standards

     B&C Quality Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to B&C quality mortgage loans. Countrywide produces its B&C quality mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any B&C quality mortgage loan, Countrywide underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of B&C quality mortgage loans. In general, Countrywide does not purchase any B&C quality mortgage loan that it has not itself underwritten.

     Countrywide's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans underwritten in accordance with Countrywide's B&C quality mortgage loan underwriting guidelines, will have been originated based on such underwriting exceptions.

     Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income, credit history and employment history, as well as certain other personal information. If the loan-to-value ratio is greater than 70%, Countrywide generally verifies the source of funds for the down-payments; Countrywide does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 60%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

     Countrywide's underwriting standards are applied with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property which conforms to Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Corporation ("FNMA") standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a Countrywide representative before the loan is funded, and an additional field review appraisal is generally performed in connection with loan amounts over $350,000 with 80% or higher loan-to-value ratios. A field review appraisal is an exterior examination of the premises by the appraiser to determine that the property is in acceptable condition and the appraisal value is reasonable. In most cases, properties that are not at least average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a B&C loan. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide's underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 90% and second mortgage loans with combined loan-to-value ratios at origination of up to 85% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower and debt-to-income ratio.

     Countrywide requires title insurance on all B&C quality mortgage loans. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide's B&C mortgage loan underwriting standards are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide's B&C mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

     Countrywide underwrites or originates B&C quality mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), Simple Documentation Loan Program (the "Simple Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide verifies the loan

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applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide's underwriting standards.

     The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed by FNMA and FHLMC. Under the Simple Doc Program, acceptable documentation of income consists of six months' income verification. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

     Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc, Simple Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated as 0.50% annually (the "Servicing Fee Rate") on the outstanding principal balance of each such Mortgage Loan serviced by it. The Servicers will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer, as well as certain customary fees and charges (such as assumption fees, late payment charges, charges for checks returned for insufficient funds, and extension and other administrative charges) paid by borrowers (but excluding prepayment premiums).

     As compensation, the Master Servicer will be entitled to receive all interest or other income earned on funds on deposit in the Bond Account pending remittance of such collections to the Distribution Account maintained by the Indenture Trustee. See "Description of the Bonds -- The Bond Account and Distribution Account."

     The Servicing Fee of each Servicer is subject to reduction as described below under "-- Prepayment Interest Shortfalls." See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Bondholders. See "Servicing of Loans -- Servicing and Other Compensation and Payment of Expenses" in the Prospectus.

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

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between scheduled payment dates, the borrower pays interest on the amount prepaid only from the last scheduled payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments in part), with a resulting reduction in interest payable for the month during which the prepayment is made (a "Prepayment Interest Shortfall"). Any Prepayment Interest Shortfall resulting from a prepayment in full or in part, is generally required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date.

ADVANCES

     Each Servicer will generally be obligated to make an advance (a "Monthly Advance") with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Monthly Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan (a "Recoverable Advance"). The Master Servicer will be obligated to make any such Monthly Advances if the Servicer fails in its obligation to do so and to the extent that such Monthly Advances, in the Master Servicer's judgment, are Recoverable Advances. The Master Servicer or the Servicers, as applicable, will be entitled to recover any Monthly Advances made by them with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if such amounts are insufficient, from collections on other Mortgage Loans.

     The purpose of making such Monthly Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Soldiers' and Sailors' Relief Act.

     The Servicers will also be required to make monthly advances ("Servicing Advances") in respect of real estate taxes, assessments, insurance premiums and other reasonable costs and expenses associated with pursuing judicial proceedings relating to mortgages and managing and liquidating the Mortgaged Properties, but only if, in its judgment, such Servicing Advances, would be Recoverable Advances.

     The Servicers will be permitted to pay all or a portion of any Monthly Advance or Servicing Advance out of amounts on deposit in their respective custodial accounts which are being held for payment on a subsequent Payment Date relating to such Due Period. Any such amounts so used are required to be replaced by the Servicers by deposit to their respective custodial accounts on or before the Remittance Date relating to the next Payment Date.

INSURANCE COVERAGE

     The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

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

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement will provide that each year during which the Servicers directly service any of the Mortgage Loans, a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by such Servicers and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of such Servicing Agreement, except for (1) such exceptions as the firm believes to be immaterial and (2) such other exceptions set forth in such statement. In addition, each Servicing Agreement and the Master Servicing Agreement will provide that each Servicer and the Master Servicer will be required to deliver, on or before a specified date in each year, an annual statement signed by an officer of such party to the effect that such party has fulfilled its material obligations and duties under the applicable Servicing Agreement or Master Servicing Agreement throughout the preceding year, as the case may be.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicing Agreements require the Servicers, acting as the agents of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Bondholders and the Bond Insurer, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Bond Issuer has not reacquired pursuant to the option described below; provided, however, that if the applicable Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, such Servicer will cause an environmental inspection of the Mortgaged Property in accordance with accepted servicing practices. If the environmental inspection reveals any potentially hazardous substances, the applicable Servicer will notify the Indenture Trustee and the Bond Insurer, and the applicable Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Bond Insurer. In connection with such foreclosure or other conversion, the applicable Servicer will follow such practices as it deems necessary or advisable and as are in keeping with accepted servicing practices; provided, however, that such Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless such Servicer determines that such foreclosure, correction or restoration will be recoverable from the Mortgaged Property.

     In servicing the Mortgage Loans, the Servicers will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and such Mortgage Loan will become a "Liquidated Mortgage Loan."

     Under the Indenture, the Bond Issuer will have the right but not the obligation, to purchase and thereby remove it from the lien of the Indenture any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the applicable Servicer; provided, however, the Bond Issuer's repurchase rights (i) must first be exercised as to those Mortgage Loans most delinquent in payment at the time of repurchase and (ii) may be exercised, in aggregate (but excluding those Mortgage Loans being removed to satisfy the MI Insurer's right to purchase delinquent Mortgage Loans covered by the Mortgage Insurance Policy), with respect to no more than 3% of the Cut-off Date Balance of the Mortgage Loans without the Bond Insurer's prior consent in the order of most delinquent to least delinquent. Any such Mortgage Loan so reacquired will be withdrawn from the

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

related Mortgage Pool on a remittance date at the Purchase Price therefor. See "Descriptions of the Bonds -- Assignment of the Mortgage Loans".

                                THE BOND ISSUER

     American Residential Eagle Bond Trust 1999-2 is a statutory business trust created under Delaware law pursuant to the Trust Agreement between the Depositor and the Owner Trustee for the purpose of executing the transactions described in this Prospectus Supplement. Upon its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Bonds and the Investor Certificate and making payments due thereon and (iii) engaging in other activities that are necessary to accomplish the foregoing.

     The assets of the Trust pledged to secure the Bonds will consist of (i) the Mortgage Pools, (ii) all payments in respect of principal and interest (but excluding prepayment charges) on the Mortgage Loans due after the Cut-off Date;
(iii) security interests in the Mortgaged Properties; (iv) rights under certain primary mortgage and hazard insurance policies, if any, covering the Mortgaged Properties; (v) the Depositor's rights under the Mortgage Loan Purchase Agreement (which have been fully assigned to the Trust); (vi) the Trust's rights under the Master Servicing Agreement; (vii) amounts on deposit relating to the Mortgage Loans in the Bond Account and Distribution Account (as described herein); (viii) certain other ancillary or incidental funds, rights and properties related to the foregoing; and (ix) all proceeds of the foregoing. The Bondholders of each class of Bonds will also have the benefit of the Insurance Policy issued by the Bond Insurer. See "The Insurance Policies" herein.

     As described at "Description of the Bonds", the assets of the Trust will be pledged under the Indenture to the Indenture Trustee and constitute the "Trust Estate" to secure the payment of the Bonds.

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Bonds, or of any Mortgage Loans or related documents, and will not be accountable for the use or application by the Master Servicer or Indenture Trustee of any funds paid to the Servicers, the Master Servicer or Indenture Trustee in respect of the Bonds, or the Mortgage Loans, or the investment of any monies by the Master Servicer of monies deposited into the Bond Account or by the Indenture Trustee of any monies deposited in the Distribution Account. The Owner Trustee will be required to perform only those ministerial duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The duties of the Trust to be performed with respect to the Mortgage Loans under the Master Servicing Agreement or the Bonds under the Indenture will be performed for the Trust by AmREIT as manager under the Management Agreement.

     The Owner Trustee may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor thereto acceptable to the Bond Insurer. The Indenture Trustee may also remove the Owner Trustee if it ceases to be eligible to continue as such under the Trust Agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Bond Issuer's principal offices are located at the Corporate Trust Office of the Owner Trustee c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

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                                 THE DEPOSITOR

     American Residential Eagle, Inc. is a limited purpose finance subsidiary of AmREIT incorporated in Delaware in January 1998. The Depositor is a qualified real estate investment trust subsidiary. The Depositor's principal executive offices are located at 445 Marine View Avenue, Suite 100, Del Mar, California 92014.

                                   THE SELLER

     American Residential Investment Trust, Inc. was incorporated under Maryland law in February 1997 and operates as a "real estate investment trust" under the Internal Revenue Code investing in residential fixed and adjustable rate mortgage loans and mortgage related securities.

                            DESCRIPTION OF THE BONDS

INTRODUCTION

     The Bond Issuer will issue two classes ("Class A-1" and "Class A-2") of its Collateralized Home Equity Bonds, Series 1999-2, pursuant to an Indenture, dated as of July 1, 1999 (the "Indenture"), by and between the Bond Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"). Pursuant to the Trust Agreement, the Bond Issuer will also issue a trust certificate (an "Investor Certificate") evidencing the beneficial ownership in the assets of the Trust, which interest will be fully subordinate in priority to payment of the Bonds. The Investor Certificate will be retained by the Depositor.

     The following summary describes certain provisions of the Indenture, the Trust Agreement and the Master Servicing Agreement and certain other Basic Documents. Such discussion does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Basic Documents. For more details regarding the terms of the Indenture, prospective investors in the Bonds are advised to review the Indenture. The Depositor will provide a copy of the Indenture (without exhibits), without charge, upon written request addressed to: American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014, Attention: Portfolio Manager.

GENERAL

     The Bonds will be secured by the Trust Estate created by the Indenture. See "The Bond Issuer." The Class A-1 Bonds will be primarily secured by principal and interest collections received from the Pool 1 Mortgage Loans. The Class A-2 Bonds will be primarily secured by principal and interest collections received from the Pool 2 Mortgage Loans. The Bonds are non-recourse obligations of the Bond Issuer and the proceeds of the assets of the Trust Estate, including payments under the Insurance Policy, will be the only sources of payments on the Bonds. The Bonds will not represent an interest in, or an obligation of, the Bond Issuer, the Seller, the Depositor, the Owner Trustee, the Master Servicer, either Servicer, the Indenture Trustee, the Bond Insurer, the Underwriters, any of their respective affiliates or any other entity.

     As of the Closing Date, the aggregate principal amount of the Class A-1 Bonds will equal $332,350,000 (the "Original Class A-1 Balance") and the aggregate principal amount of the Class A-2 Bonds will equal $61,750,000 (the "Original Class A-2 Balance"), subject to the variance described on the front cover page hereof. The principal amount of a class of Bonds (the "Class Balance") on any Payment Date (as defined below) will equal its respective Original Class Balance minus the aggregate of amounts actually paid as principal to the holders of such class as described

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

below. As used below, the "Bond Balance" means the aggregate sum of the Class Balance of both classes of Bonds as of the date of determination.

     Payments on the Bonds will be made on the 25th day of each month, or if such day is not a Business Day, on the following Business Day (each, a "Payment Date"), commencing September 27, 1999. All payments on the Bonds will be made by or on behalf of the Indenture Trustee to each registered holder of a Bond (a "Bondholder") of record on (i) in the case of the Class A-1 Bonds, the Business Day immediately prior to such Payment Date and (ii) in the case of the Class A-2 Bonds, the last day of the calendar month immediately prior to the related Payment Date (each, a "Record Date") as indicated in the register ("Bond Register") maintained by the Indenture Trustee; provided, however, if Bonds are issued in definitive form in exchange for Book-Entry Bonds, the Record Date will be in the case of both classes of Bonds the last day of the calendar month immediately prior to the Payment Date. For purposes of the Basic Documents, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, Maryland, California or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law to be closed for business.

     The Bonds will initially be issued in book-entry form ("Book-Entry Bonds") through the facilities of The Depository Trust Company ("DTC"). Accordingly, payments on the Bonds will be made by or on behalf of the Indenture Trustee to the DTC or its nominee. Bonds in definitive certificated form ("Definitive Bonds") will only be issued in exchange for Book-Entry Bonds in very limited circumstances described under "Book-Entry Registration and Definitive Bonds." Payments on Definitive Bonds, if issued, generally will be made either (i) by check mailed to the address of each Bondholder as it appears in the Bonds Register or (ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (a) is the registered holder of Definitive Bonds having an initial principal amount of $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Payment Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Notwithstanding the above, the first payment in redemption of any Definitive Bonds will be made only upon presentation and surrender of such Definitive Bonds at the office or agency designated by the Indenture Trustee for that purpose.

     The Bonds will be issued in denominations of $50,000 and multiples of $1 in excess thereof, except that one Bond certificate may evidence an additional amount equal to the remaining applicable Class Balance.

BOOK-ENTRY REGISTRATION AND DEFINITIVE BONDS

     The Bonds initially will be book-entry bonds (the "Book-Entry Bonds"). Beneficial Owners (as defined below) will hold the Bonds through DTC, in the United States, or Cedelbank ("Cedel") or the Euroclear system ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Bonds initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Bonds will be entitled to receive a Definitive Bond. Unless and until Definitive Bonds are issued, it is anticipated

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

that the only "Bondholder" will be Cede & Co., as nominee of DTC or Citibank or Morgan, as nominees of Cedel and Euroclear, respectively. Persons acquiring a beneficial ownership interest in a Bond (each, a "Beneficial Owner") will not be Bondholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Beneficial Owners will receive all payments of principal of, and interest on, the Bonds from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

     Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Beneficial Owners who are not Participants may transfer ownership of Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of the Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Bonds, see "ANNEX
A: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

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

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Bonds held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Bonds may be limited due to the lack of physical certificates representing such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of the Bonds in the secondary market because certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     The monthly and annual statements with respect to the Mortgage Loans and the Bonds as described under "-- Reports to Bondholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Bondholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Bonds are credited.

     DTC has advised the Indenture Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds that conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Bond Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Bonds and the Bond Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Bond Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Bond Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the aggregate Principal Balance of the Book-Entry Bonds advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Bonds to Beneficial Owners, the Bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify DTC, which in turn will notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Bonds. Upon surrender by DTC of the global certificates representing the Book-Entry Bonds and instructions for re-registration, the Indenture Trustee will issue Definitive Bonds and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Bonds among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans were acquired by the Seller from the Originators either directly or in the secondary market and sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement. See "Overview of the Transaction" and "Servicing of the Mortgage Loans." On the

Closing Date, the Depositor in turn will convey each such Mortgage Loan to the Bond Issuer pursuant to the Mortgage Loan Purchase Agreement.

     At the time of issuance of the Bonds, the Bond Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Date (but excluding prepayment charges) and all other Trust assets comprising the Trust Estate, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on the Mortgage Loans on or prior to the Cut-off Date (whether or not received on or prior to such Cut-off Date), and to prepayments received on or prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Bonds at the direction of the Bond Issuer in exchange for the Trust Estate.

     The Indenture will require the Bond Issuer to deliver to the Indenture Trustee or to Bankers Trust Company of California, N.A. as its custodian (the "Custodian"), the related Mortgage Notes endorsed without recourse to the Indenture Trustee or in blank, the related mortgages or deeds of trust with evidence of recording thereon, if applicable, and certain other documents relating to the Mortgage Loans (collectively, the "Mortgage Files"). The Depositor will be required to cause to be prepared at the expense of the Depositor and within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture), assignments of the mortgages to the Indenture Trustee.

     The Indenture Trustee or the Custodian on behalf of the Indenture Trustee will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller, the Bond Issuer, the Depositor and the Bond Insurer by the Indenture Trustee or the Custodian, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Trust or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage") be substituted for the related Mortgage Loan in the manner described below.

     In connection with the transfer of the Mortgage Loans to the Depositor, the Seller will make certain representations and warranties under the Mortgage Loan Purchase Agreement as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws; that each mortgage is a valid first priority lien; that, as of the Statistical Cut-off Date, no more than approximately 0.16% of the Pool 1 Mortgage Loans and 0.20% of the Pool 2 Mortgage Loans (by Principal Balance as of the Statistical Cut-off Date) will be more than two payments past due; that each Mortgaged Property consists of a one-to four-family residential property, including, but not limited to, condominiums, planned unit developments, manufactured housing or mixed use property; that the Seller had good title to each Mortgage Loan prior to such transfer; and that the Originators were authorized to originate each Mortgage Loan. The rights of the Depositor to enforce remedies for breaches of such representations and warranties in the Mortgage Loan Purchase Agreement against the Seller will be assigned by the Depositor to the Bond Issuer (and by the Bond Issuer to the Indenture Trustee pursuant to the Indenture).

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee, the Bondholders or the Bond Insurer therein or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Bondholders or the Bond Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against the Seller by requiring the Seller to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to the Principal Balance (as defined herein) of such Defective Mortgage Loan together with interest accruing at the Mortgage Rate on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Due Period immediately preceding the related Remittance Date, plus, the amount of any unreimbursed Monthly Advances or Servicing Advances made by the applicable Servicer or the Master Servicer with respect to such Defective Mortgage Loan, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Purchase Price"). The Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage. Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Distribution Account (as hereinafter defined) as set forth in the Indenture, or deposit of the Purchase Price in the Distribution Account and receipt by the Indenture Trustee and the Bond Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) to the Seller and release such Defective Mortgage Loan from the Trust Estate.

     The "Collection Period" with respect to a Payment Date shall be the period beginning on the first day of the calendar month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the period beginning on the Cut-off Date) and ending on the last day of such calendar month. The "Remittance Date" shall be the 18th day of the month in which such Payment Date occurs, or if such day is not a Business Day, the next succeeding Business Day. The "Due Period" with respect to any Payment Date shall be the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or, with respect to the first Payment Date, commencing on the Cut-off Date for each Mortgage
Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

     The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Bondholders, the Bond Insurer (with certain exceptions) or the Indenture Trustee for a Defective Mortgage Loan.

PAYMENT ON THE BONDS

     Priority of Payments. Payments on each class of Bonds will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in September 1999, to Bondholders as of the applicable Record Date in an amount equal to the product of such Bondholders' Percentage Interest and the amount paid in respect of such class of Bonds. Payments on the Class A-1 Bonds will be made primarily from Available Funds for Pool 1 and payments on the Class A-2 Bonds will be made primarily from Available Funds for Pool 2. The "Percentage Interest" represented by any Bond will be equal to the percentage obtained by dividing the aggregate principal balance of such Bond by the Class Balance of the related class of Bonds.

     On each Payment Date, the Paying Agent will be required to pay the following amounts with respect to each class of Bonds, in the following order of priority, out of Available Funds for the related Mortgage Pool, unless otherwise specified:

          first, to the Bondholders of such class, an amount equal to (a) the Monthly Interest Amount for such class for such Payment Date and (b) any unpaid interest due pursuant to this priority first with respect to previous Payment Dates;

          second, to the Bondholders of such class, an amount equal to the Monthly Principal Amount for such class for such Payment Date in reduction of the Class Balance until such Class Balance is reduced to zero;

          third, pursuant to the cross-collateralization provisions of the Trust, to the Bondholders of the other class of Bonds, the amount, if any, necessary to fund any deficiency in priority first with respect to the other class of Bonds, but solely after taking into account the allocation of 100% of Available Funds for such class of Bonds as of such Payment Date;

          fourth, to the Bond Insurer, any amount due to the Bond Insurer pursuant to the Insurance Agreement with respect to Bonds of such class (together with interest thereon at the rate specified in the Insurance Agreement);

          fifth, to the Bondholders of such class, the amount of the Over-collateralization Deficit, if any, for such class of Bonds with respect to such Payment Date, in reduction of the related Class Balance;

          sixth, pursuant to the cross-collateralization provisions of the Trust, to the Bondholders of the other class of Bonds, the amount, if any, necessary to fund any deficiency in priorities fourth and fifth above with respect to the other class of Bonds, but solely after taking into account the allocation of 100% of Available Funds for such other Class on such Payment Date;

          seventh, to the Bondholders of such class, the amount, if any, necessary for the Over-collateralization Amount to equal the Required Over-collateralization Amount for such class of Bonds on such Payment Date (after giving effect to the application of the Monthly Principal Amount for such Payment Date) in an amount necessary to reduce the related Class Balance until such Class Balance is reduced to zero;

          eighth, to a reserve account (the "Reserve Account") for application in accordance with the Indenture, the amount, if any, equal to the excess of the Required Over-collateralization Amount with respect to the other class of Bonds over the Over-collateralization Amount with respect to such other class of Bonds on such Payment Date (after giving effect to the application of the Monthly Principal Amount and any payments made pursuant to priority sixth with respect to such other class of Bonds as of such Payment Date; and

          ninth, to the Bondholders of the Class A-1 Bonds, but solely from Available Funds related to Pool 1, the amount of any LIBOR Carryover Amount.

     Any Available Funds for the related Class remaining after the application of priorities first through eighth above will be released by the Indenture Trustee to the Bond Issuer for distribution to the holder of the Investor Certificate on such Payment Date free from the lien of the Indenture. Once distributed, such amounts will not be available to make payments on the Bonds of either class or payments to the Bond Insurer on any subsequent Payment Date.

     In the event that, with respect to a particular Payment Date, Available Funds for a class (including amounts available from the Reserve Account and payments pursuant to the cross-collateralization provisions of the Trust) on such date are not sufficient to pay any portion of the Monthly Interest Amount for the related class of Bonds, the Indenture Trustee will file a claim on the Insurance Policy relating to such class of Bonds in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in the Monthly Interest Amount. In addition, the Indenture Trustee will file a claim on the Insurance Policy relating to such class in an amount equal to any Over-collateralization Deficit (as defined at "-- Over-collateralization" below) for such class on a Payment Date (after taking into account payments in respect of the Monthly Principal Amount, amounts available from the Reserve Account and payments pursuant to cross-collateralization provisions of the Trust on such Payment Date) and, pursuant to priority fifth above, apply the portion of the Insured Payment related to such Over-collateralization Deficit to reduce the related Class Balance on such Payment Date by the amount of such Over-collateralization Deficit. Any Insured Payment paid in respect of a class of Bonds to make up any Over-collateralization Deficit shall be paid to the related Bondholders, in reduction of the related Class Balance, until such Class Balance is reduced to zero. The Indenture Trustee will also file a claim on the applicable Insurance Policy in an amount equal to the unpaid principal balance of the related class of Bonds on the Stated Maturity Date or, if earlier, the date on which the Trust is terminated pursuant to the Indenture.

     In no event will the aggregate payments of principal to the Class A-1 Bondholders exceed the Original Class A-1 Balance or to the Class A-2 Bondholders exceed the Original Class A-2 Balance.

     Certain Definitions. For purposes of the priorities discussed above, the following terms have the meanings set forth below:

     "Available Funds" with respect to a Mortgage Pool and the related class of Bonds on any Payment Date will consist of the sum of the amounts described in clauses (a) through (g) below to the extent such amounts are related to the Mortgage Loans of the Mortgage Pool related to such class of Bonds, less, (i) the Administrative Fee Amount allocable to such class of Bonds in respect of such Payment Date; (ii) Monthly Advances and Servicing Advances related to the Mortgage Loans in the related Mortgage Pool, including Nonrecoverable Advances, previously made that are reimbursable to the Servicers or the Master Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Master Servicing Agreement;
(iii) any unpaid Servicing Fees and expenses related to the Mortgage Loans in the related Mortgage Pool attributable to prior periods due to the Servicers;
(iv) any unpaid fees, expenses and other amounts owed to the Indenture Trustee, the Owner Trustee or the Manager allocable to the related Mortgage Pool or such class of Bonds attributable to prior periods; and (v) the aggregate amounts (A) deposited into the Bond Account or Distribution Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds for such class on such Payment Date and (B) received by the Master Servicer or the Indenture Trustee that are recoverable and sought to be recovered from the Bond Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) all scheduled payments of interest received with respect to the Mortgage Loans in the related Mortgage Pool due during the related Due Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Servicers or the Master Servicer during the related Collection Period, net of amounts representing interest due on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any amounts paid by the Servicers or by the Master Servicer in respect of Prepayment Interest Shortfalls on the Mortgage Loans and any net income from related REO Properties for such Collection Period;

          (b) all scheduled payments of principal received with respect to the Mortgage Loans in the related Mortgage Pool and due during the related Due Period and all other principal payments

     (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of such Mortgage Loans;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property in the related Mortgage Pool that are received during the related Collection Period and applied by the Servicers to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the applicable Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Servicers during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in the related Mortgage Pool, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the applicable Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans in the related Mortgage Pool that are required or permitted to be repurchased, released, removed or substituted by the Seller during the related Collection Period as described in "-- Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;

          (f) the amount of any Monthly Advances made with respect to the Mortgage Loans in the related Mortgage Pool made for such Payment Date; and

          (g) the aggregate of amounts deposited in the Distribution Account by the Indenture Trustee, the Bond Issuer or the Bond Insurer, as the case may be, during such Collection Period in connection with redemption of the Bonds as described under "-- Redemption of the Bonds" herein;

     The "Administrative Fee Amount" for any Payment Date is equal to the sum of the Management Fee, the Mortgage Insurance Premium, the Bond Insurance Premium and any fee or expense owing to the Owner Trustee related to such Mortgage Pool or otherwise allocable to the related class of Bonds and relating to such Payment Date.

     "Bond Insurance Premium" means as to any Payment Date, the monthly premium as set forth in the Insurance Policy relating to the class of Bonds paid to the Bond Insurer.

     "Class Balance" means as of any Payment Date, the Original Class Balance of such class of Bonds less all Monthly Principal Amounts and Excess Cash (as defined at "-- Over-collateralization" below) paid to the Bondholders on previous Payment Dates in reduction of the Class Balance (exclusive, for the sole purpose of effecting the Bond Insurer's subrogation rights, of payments made by the Bond Insurer in respect of any Over-collateralization Deficit under the Insurance Policy, except to the extent reimbursed to the Bond Insurer pursuant to the Indenture).

     "Determination Date" means, as to any Payment Date, the last day of the Due Period relating to such Payment Date.

     "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of July 1, 1999 by and among the Bond Insurer, the Bond Issuer, AmREIT and the Depositor.

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

     "Interest Accrual Period" means, with respect to any Payment Date and the Class A-1 Bonds, the period from the Payment Date in the month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing Date) through the day before such Payment Date and, in the case of the Class A-2 Bonds, the calendar month immediately preceding the month in which the related Payment Date occurs.

     "LIBOR Carryover Amount" means, with respect to the Class A-1 Bonds and as to any Payment Date, the sum of (i) the excess, if any, of the Monthly Interest Amount calculated on the basis of Bond Interest Rate (without regard to the Class A-1 Net Funds Cap) as described at "-- Bond Interest Rate" below over the related Monthly Interest Amount calculated on the basis of the Class A-1 Net Funds Cap, (ii) any LIBOR Carryover Amount remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) calculated on the basis of the Class A-1 Bond Interest Rate (without regard to the Class A-1 Net Funds Cap) for the related Due Period.

     "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the applicable Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Management Fee" means as to any Payment Date, the monthly fee payable to AmREIT, as Manager under the Management Agreement.

     "Monthly Interest Amount" for any Payment Date will be an amount equal to interest accrued during the related Interest Accrual Period at the applicable Bond Interest Rate (see "-- Bond Interest Rate" below) on the Class Balance of the related class of Bonds as of the preceding Payment Date (after giving effect to payment, if any, in reduction of principal made on such class on such preceding Payment Date), minus any Relief Act Shortfalls.

     "Monthly Principal Amount" for any Payment Date will be an amount equal to
(A) the aggregate of (i) all scheduled payments of principal received with respect to the Mortgage Loans in the related Mortgage Pool due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including Principal Prepayments) during or in respect of the related Collection Period, and (ii) the aggregate of all amounts allocable to principal deposited in the Collections Account on the related Remittance Date by the Seller or the Master Servicer in connection with a repurchase, release, removal or substitution of any such Mortgage Loans pursuant to the Master Servicing Agreement, reduced by (B) the amount of any Over-collateralization Surplus (as defined at "-- Over-collateralization" below) with respect to such Payment Date and such class of Bonds.

     "Mortgage Insurance Premium" means as to any Payment Date, the aggregate monthly premiums payable with respect to the Mortgage Loans in the related Mortgage Pool covered by the Mortgage Insurance Policy.

     "Over-collateralization Deficit" means, with respect to any Payment Date, the amount, if any, by which (x) the aggregate Bond Balance, after taking into account all payments to be made on such Payment Date on either class of Bonds in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of
(i) the aggregate Principal Balance of the Mortgage Loans in the Trust Fund as of the end of the applicable Due Period and (ii) any amounts on deposit in the Reserve Fund after application of all amounts due on such Payment Date.

     "Principal Balance" of a Mortgage Loan with respect to any Determination Date means the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the Cut-off Date), less (i) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (ii) the portion of the Purchase Price allocable to principal remitted by the Seller or the applicable Servicer to the Indenture Trustee on or prior to the next succeeding Remittance Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Remittance Date, and (iii) the amount to be remitted by the Seller or the applicable Servicer to the Indenture Trustee on the next succeeding Remittance Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Remittance Date; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

     "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment or that is accompanied by instructions from the related mortgagor directing the applicable Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

     "Relief Act Shortfalls" means as to any Due Period, the aggregate reductions in interest collected on the Mortgage Loans as a result of The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

THE BOND INTEREST RATE

     Class A-1 Bonds

     The interest rate applicable to the Class A-1 Bonds (the "Class A-1 Bond Rate") for any Payment Date will be a per annum rate equal to the least of (i) the applicable Class A-1 Formula Rate, (ii) the CAP Rate and (iii) the Class A-1 Net Funds Cap. Interest in respect of any Payment Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Interest Accrual Period for the Class A-1 Bonds will be the period commencing on the prior Payment Date (or in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding such Payment Date.

     The "Class A-1 Formula Rate" will equal One-Month LIBOR as determined by the Indenture Trustee as set forth under "-- Calculation of One-Month LIBOR" plus the applicable margin (the "Bond Margin") set forth below:

BOND MARGIN(1)   BOND MARGIN(2)
--------------   --------------
0.34%....            0.68%

---------------
(1) Prior to the Initial Redemption Date.
(2) On or after the Initial Redemption Date (see "-- Redemption of the Bonds" below).

     The "Cap Rate" will equal 15.00% per annum both prior to and after the Initial Redemption Date.

     The "Net Funds Cap" for any Payment Date will equal the "Pool 1 Weighted Average Net Mortgage Rate" calculated as (i) the average of the Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the month preceding the month of such Payment Date (or in the case of the first Payment Date, the Closing Date), weighted on the basis of the Principal Balances of the Pool 1 Mortgage Loans as of such date minus (ii) the sum of the (a) Servicing Fee Rate allocable to Pool 1, (b) the Bond Insurance Premium Rate (i.e., the Bond Insurance Premium expressed as an annual percentage of the Bonds) allocable to the Class A-1 Bonds, (c) the Mortgage Insurance Premium Rate (i.e., the Mortgage Insurance Premium expressed as an annual percentage of the then balance of the Mortgage Loans covered by such policy) allocable to Pool 1, (d) the Management Fee Rate (i.e., the Management Fee expressed as an annual percentage of the then Principal Balance of the Mortgage Loans) allocable to Pool 1, and (e) the Minimum Spread ((a) through (e) collectively, the "Aggregate Expense Rate"). The sum of the Servicing Fee Rate, the Bond Insurance Premium Rate, the Mortgage Insurance Premium Rate and the Management Fee Rate allocable to Pool 1 will be approximately 1.063% per annum for the initial Due Period and is subject to change based on (i) the actual rate of prepayments of Pool 1 Mortgage Loans covered by the Mortgage Insurance Policy and (ii) the change in the Minimum Spread required by the Bond Insurer. The "Minimum Spread" is equal to 0% for the first fifteen Payment Dates and 0.50% thereafter.

     Calculation of One-Month LIBOR. With respect to each Payment Date, Date, One-Month LIBOR shall be established by the Indenture Trustee and will equal the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the relate Interest Accrual Period (or the second LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date) (each, a "LIBOR Determination Date"). "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Manager) as of 11:00 A.M. London time, on the date that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Balance of the Class A-1 Bonds then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Class A-2 Bonds

     The interest rate applicable to the Class A-2 Bonds (the "Class A-2 Bond Rate") for any Payment Date will be a per annum rate equal to the lesser of (i) the Class A-2 Stated Rate and (ii) the Class A-2 Net Funds Cap.

     The "Class A-2 Stated Rate" will be a fixed interest rate of 7.09% per annum prior to the Initial Redemption Date and (ii) 7.59% per annum on or after the Initial Redemption Date.

     The Class A-2 Net Funds Cap will be calculated using the same methodology as the Class A-1 Net Funds Cap (as defined above) but excluding any reduction for Minimum Spread and applying such methodology in relation to the Principal Balances of the Pool 2 Mortgage Loans and the Class Balance of the Class A-2 Bonds. The sum of the Servicing Fee Rate, Bond Insurance Premium Rate, the Mortgage Insurance Premium Rate and Management Fee Rate allocable to Pool 2 and the Class A-2 Bonds will be approximately 0.968% per annum for the initial Due Period and is subject to change based upon the actual rate of prepayment of Pool 2 Mortgage Loans covered by the Mortgage Insurance Policy. The Interest Accrual Period for the Class A-2 Bonds will be the calendar month preceding the Payment Date. Interest on the Class A-2 Bonds will be calculated on the basis of a year of 360 days and twelve 30 day months.

THE BOND ACCOUNT AND DISTRIBUTION ACCOUNT

     Not later than the Remittance Date, the Servicers will be required to wire transfer to the Master Servicer for deposit into a bond account established with the Master Servicer (the "Bond Account") all collections received or Monthly Advances made by them with respect to the Pool 1 and Pool 2 Mortgage Loans. Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account with respect to the Bonds (the "Distribution Account") from which all payments with respect to the Bonds will be made. On or before 11:00 A.M. on the Payment Date (the "Deposit Date"), the Master Servicer will be required pursuant to the Master Servicing Agreement to wire transfer to the Indenture Trustee for deposit into the Distribution Account the sum (without duplication) of all amounts on deposit in the Bond Account.

     Investment of Bond Account. All or a portion of the Bond Account may be invested and reinvested by the Master Servicer in one or more Permitted Investments (as defined in the Indenture) bearing interest or sold at a discount. The Master Servicer or any affiliate thereof may be the obligor on any investment in the Bond Account which otherwise qualifies as a Permitted Investment.

     All income or other gain from investments in the Bond Account will not be available to Bondholders or otherwise subject to any claims or rights of the Bondholders and will be held in the Bond Account for the benefit of the Master Servicer, subject to withdrawal from time to time as permitted by the Master Servicing Agreement. Any loss resulting from such investments will be for the account of the Master Servicer. The Master Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Bond Account and then available for such application.

OVER-COLLATERALIZATION

     Credit enhancement with respect to each class of Bonds will be provided in part by over-collateralization resulting from the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Pool as of the end of each Due Period exceeding the corresponding Class Balance for the related Payment Date (after taking into account the Monthly Principal Amount and Excess Cash to be paid on such Payment Date in reduction of the Class Balance for such class of Bonds). The Indenture requires that the Over-collateralization Amount (as defined below) for a class of Bonds be maintained at the related Required Over-collateralization Amount. This maintenance is intended to be accomplished by the application of monthly Excess Cash in respect of a Mortgage Pool to accelerate the pay-down of the Class Balance of the related class of Bonds until the related Over-collateralization Amount equals the Required Over-collateralization Amount for such class of Bonds.

Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, but are distributed as principal on the related class of Bonds, will increase the Over-collateralization Amount for the related class of Bonds. Such over-collateralization is intended to result in amounts received on the Mortgage Loans in the related Mortgage Pool in excess of the amount necessary to pay the Monthly Interest Amount and Monthly Principal Amount required to be paid on the related class of Bonds on any Payment Date being applied to reduce the related Class Balance to zero no later than the Stated Maturity of such class of Bonds.

     The "Excess Cash" with respect to any Mortgage Pool and any Payment Date will be equal to Available Funds for such Pool for such Payment Date, reduced by the sum of (i) any amounts payable to the Bond Insurer pursuant to the Insurance Agreement allocable to such class of Bonds, (ii) the Monthly Interest Amount for the related class and Payment Date, (iii) the Monthly Principal Amount for the related class and Payment Date and (iv) any Over-collateralization Deficit (as defined below) for the related class.

     The "Over-collateralization Amount" with respect to any Mortgage Pool and Payment Date is the amount, if any, by which (x) the aggregate Principal Balance of the related Mortgage Loans as of the end of the related Due Period exceeds
(y) the Class Balance of the Bonds for the related Mortgage Pool as of such Payment Date after taking into account payments of the Monthly Principal Amount to Bondholders (disregarding any permitted reduction in Monthly Principal Amount due to an Over-collateralization Surplus) made on such Payment Date. The required level of the Over-collateralization Amount with respect to any Payment Date and class of Bonds (the "Required Over-collateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the Required Over-collateralization Amount for a class of Bonds may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the Required Over-collateralization Amount to decrease or "step down" based on the performance of the Mortgage Loans with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash for a Mortgage Pool will be applied to the payment in reduction of principal of the related class of Bonds during the period that the related Mortgage Loans are unable to meet certain tests specified in the Insurance Agreement based on delinquency rates. Any increase in the applicable Required Over-collateralization Amount for a Mortgage Pool may result in an accelerated amortization of the related class of Bonds until such Required Over-collateralization Amount is reached. Conversely, any decrease in the Required Over-collateralization Amount for a Mortgage Pool will result in a decelerated amortization of the related class of Bonds until such Required Over-collateralization Amount is reached.

     The application of Excess Cash from a Mortgage Pool to reduce the Class Balance for the related class of Bonds on any Payment Date will have the effect of accelerating the amortization of such class relative to the amortization of the Mortgage Loans in the related Mortgage Pool.

     In the event that the Required Over-collateralization Amount (calculated for this purpose on an aggregate rather than a pool basis) is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash for such Pool that would otherwise be paid to the related class of Bonds on any such Payment Date in reduction of the Class Balance may be applied to cover any payment shortfalls on the other class of Bonds pursuant to the cross-collateralization provisions (see "-- Cross-collateralization" below), with any remaining Excess Cash released to the holder(s) of the Investor Certificate.

     With respect to any class and Payment Date, an "Over-collateralization Surplus" means, the amount, if any, by which (x) the Over-collateralization Amount for such Mortgage Pool and for such Payment Date exceeds (y) the then applicable Required Over-collateralization Amount for such Mortgage Pool and class of Bonds for such Payment Date. As a technical matter, an Over-collateralization Surplus for a Mortgage Pool may result even prior to the occurrence of any decrease or "step down" in the Required Over-collateralization Amount because each class of Bonds will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Class Balance of such class will, as a result of the accelerated amortization caused by the application of the Excess Cash for such Mortgage Pool, be less than the aggregate Principal Balance of the Mortgage Loans in such Pool, in the absence of any Realized Losses (as defined below) on the Mortgage Loans.

     The Indenture will provide that on any Payment Date, all amounts collected on the Mortgage Loans in a Mortgage Pool in respect of principal to be applied on such Payment Date will be paid to the applicable Bondholders in reduction of the related Class Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists an Over-collateralization Surplus for such Pool. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss" to be applied in the related Pool. In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to related class of Bondholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Over-collateralization Amount for the related class of Bonds, and will result in more Excess Cash, if any, being paid on the Bonds in reduction of the related Class Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

CROSS-COLLATERALIZATION

     As set forth at "Payment of the Bonds -- Priority of Payments," the Indenture permits Excess Cash generated by one Mortgage Pool to be applied to fund certain interest shortfalls or to fund the Over-collateralization Deficit with respect to the unrelated class of Bonds. Such Excess Cash will be applied first, to fund any shortfall in the Monthly Interest Amount with respect to the other class of Bonds; second, to fund any Over-collateralization Deficit or any reimbursement owed to the Bond Insurer with respect to the other class of Bonds; and thereafter, to fund the Reserve Account that will be used to build up the Required Over-collateralization Amount for the other class of Bonds.

REPORTS TO BONDHOLDERS

     Concurrently with each payment to Bondholders, the Indenture Trustee will make available a statement to each Bondholder, the Bond Insurer and the Underwriters in the form required by the Indenture and setting forth the following information (to the extent the Servicers and Master Servicer makes such information (other than the information described in clause (b) below) available to the Indenture Trustee):

          (a) the amount of such payment to the Bondholders of each class and in the aggregate on the related Payment Date allocable to (i) the Monthly Principal Amount (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

          (b) the amount of such payment to the Bondholders of each class and in the aggregate on such Payment Date allocable to the Monthly Interest Amount;

          (c) the Class Balance for each class of Bonds and in the aggregate after giving effect to the payment of the Monthly Principal Amount and any Excess Cash applied to reduce the Class Balance of each class on such Payment Date;

          (d) the aggregate Principal Balance of the Mortgage Loans in each Mortgage Pool and in the aggregate as of the end of the related Due Period;

          (e) the amount of Monthly Advances made with respect to each class of Bonds and in the aggregate and with respect to such Payment Date and the aggregate amount of unreimbursed

     Monthly Advances and protective Servicing Advances with respect to each class of Bonds and in the aggregate, if any;

          (f) the number and the aggregate of the Principal Balances of the Mortgage Loans in each Mortgage Pool and in the aggregate delinquent (i) one month (30 to 59 days), (ii) two months (60 to 89 days) and (iii) three or more months (90 days or more) as of the end of the related Collection Period;

          (g) the aggregate of the Principal Balances of the Mortgage Loans in each Mortgage Pool and in the aggregate in foreclosure or other similar proceeding or in which the borrower is in bankruptcy;

          (h) the Insured Payment, if any, for each class of Bonds and in the aggregate such Payment Date;

          (i) the amount of the Servicing Fees paid to or retained by each Servicer with respect to such Payment Date;

          (j) the Over-collateralization Amount, the then applicable Required Over-collateralization Amount, the Over-collateralization Surplus, if any, and the Over-collateralization Deficit, if any, with respect to each class of Bonds and in the aggregate for such Payment Date related to the Bondholder's class of Bonds;

          (k) the Weighted Average Net Mortgage Rate on the Mortgage Loans in each Mortgage Pool as of the first day of the month prior to the Payment Date;

          (l) the Aggregate Expense Rate with respect to each Mortgage Pool with respect to such Payment Date;

          (m) the Bond Interest Rate for each class of Bonds for such Payment Date; and

          (n) the LIBOR Carryover Amount with respect to the Class A-1 Bonds.

     In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 principal denomination.

     Within 90 days after the end of each calendar year, the Indenture Trustee will make available to each person who at any time during such calendar year was a Bondholder and to the Underwriters, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Bondholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Bondholders pursuant to any requirements of the Code as are in force from time to time.

     The Indenture Trustee will make the Report to Bondholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Bondholders and other parties to the agreement via the Indenture Trustee's internet website and its fax-on-demand service. The Indenture Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Indenture Trustee's internet website shall initially be located at "www.ctslink.com." Assistance in using the website or the fax-on-demand service can be obtained by calling the Indenture Trustee's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the Report to Bondholders is distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

REDEMPTION OF THE BONDS

     The Bond Issuer has the option to redeem the Bonds, in whole but not in part, on any Payment Date after which the then aggregate outstanding Principal Balance of the Mortgage Loans (on an aggregate rather than a pool basis) is less than 20% of their Cut-off Date Principal Balance (such date, the "Initial Redemption Date"). As discussed at "-- Bond Interest Rate" above, failure of the Bond Issuer to exercise its optional redemption rights at the Initial Redemption Date will result in the increase in the Class A-1 Formula Rate and the Class A-2 Stated Rate for such Payment Date and all succeeding Payment Dates.

     If the Bond Issuer elects to redeem the Bonds it shall, no later than 30 days prior to the Payment Date selected for redemption, deliver notice of such election to the Indenture Trustee together with the Redemption Price therefor to be deposited into the Distribution Account. The Redemption Price must equal 100% of the then outstanding Class Balance, plus accrued interest thereon through the end of the Interest Accrual Period immediately preceding the related Payment Date and any unpaid LIBOR Carryover Amount on the Class A-1 Bonds; provided, however, that no redemption may take place unless, in connection with such redemption, (i) any amounts due and owing to the Bond Insurer under the Insurance Agreement are paid in full to the Bond Insurer, (ii) any unreimbursed Servicing Fees, Monthly Advances or Servicing Advances, including Non-Recoverable Advances, are paid in full to the Servicers and (iii) any fees and expenses of the Owner Trustee and the Indenture Trustee have been paid or reimbursed. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Bonds must be mailed by the Indenture Trustee to the Bondholders and the Bond Insurer at least ten days prior to the Payment Date set for such redemption.

     The payment on the final Payment Date in connection with the redemption of the Bonds shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Bonds.

TERMINATION OF THE TRUST

     Following the first Payment Date (the "Auction Call Date") on which the aggregate Principal Balance of the Mortgage Loans (on an aggregate rather than pool basis) is 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Indenture Trustee will be required to solicit competitive bids for the purchase of the Mortgage Loans for fair market value. In the event that satisfactory bids are received as described below, the proceeds of such sale shall be used to redeem the Bonds in full and any excess shall be paid to the holder of the Investor Certificate on the immediately succeeding Payment Date. The Indenture Trustee will solicit good-faith bids from no fewer than three prospective purchasers that are considered at the time to be competitive participants in the residential mortgage loan market, which prospective purchasers may include the Depositor (or its affiliates), the Master Servicer, the Servicers or any affiliate thereof. The Indenture Trustee will consult with the Underwriters and any securities brokerage house then making a market in the Bonds to determine if the fair market value of the Mortgage Loans has been offered.

     If the highest bid received by the Indenture Trustee from a qualified bidder is not less than the fair market value of the Mortgage Loans and would equal or exceed the amount set forth in the third succeeding sentence, the Indenture Trustee must notify the Depositor, the Master Servicer and the Servicers of the bid price. The Depositor (and its affiliates) will have the right of first refusal to purchase the Mortgage Loans at such bid price (or if the Depositor (or its affiliates) does not exercise such right, the Servicers (or if the Servicers waive such right, the Master Servicer) may exercise such first refusal rights to purchase the Mortgage Loans at said bid price). If each of the Depositor (or its affiliates), the Servicers or the Master Servicer affirmatively waive their respective first refusal rights, then the Indenture Trustee will sell and assign such Mortgage Loans without recourse to the highest bidder and will redeem the Bonds. For the Indenture Trustee to consummate the sale, the bid must be at least equal to an amount, which, when added to Available Funds for each class of Bonds on the related Payment Date, would equal the sum, without duplication, of (i) the accrued interest then due on such Payment Date plus any unpaid LIBOR Carryover Amount on the Class A-1 Bonds, (ii) the aggregate Class Balance of each class of Bonds as of such Payment Date,
(iii) the aggregate of all Insured Payments made by the Bond Insurer to the Bondholders of either class of Bonds remaining unreimbursed as of such Payment Date and any amounts owing to the Bond Insurer under the Insurance Agreement, plus interest on such amount calculated at the rate as set forth in the Insurance Agreement, (iv) any accrued and unpaid Servicing Fees, Servicing Advances and Monthly Advances (including Non-Recoverable Advances) previously made by the Master Servicer or the Servicers and remaining unreimbursed as of such Payment Date and (v) any accrued and unpaid fees and other amounts owing to the Indenture Trustee, Master Servicer or the Owner Trustee as of such Payment Date. If such conditions are not met, the Indenture Trustee will not consummate such sale. In addition, the Indenture Trustee will decline to consummate such sale unless it receives an opinion of counsel that such sale will not give rise to any adverse tax consequences to the Bond Issuer, the Bond Insurer or the Bondholders or adversely affect the opinion that the Bonds will evidence indebtedness of the Bond Issuer under the Code. In the event such sale is not consummated in accordance with the foregoing, the Indenture Trustee will continue to solicit bids on a quarterly basis for the purchase of such assets upon the terms described above.

THE INDENTURE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to any investment earnings or other income earned on amounts on deposit in the Bond Payment Amount and reimbursement of certain expenses. Norwest Bank Minnesota, National Association, will also perform the functions of calculation agent and paying agent and will, in addition, provide Bondholders with a monthly payment report based upon information provided by the Servicers and the necessary information to prepare federal and state tax returns with respect to the Bonds.

     The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Bond Issuer, the Bond Insurer and any Rating Agency, in which event the Bond Insurer may (and if the Bond Insurer fails to do so within 60 days, the Bond Issuer will be obligated) to appoint a successor Indenture Trustee acceptable to the Bond Insurer. The Bond Issuer, with the prior consent of the Bond Insurer, may, and if so directed by the Bond Insurer, shall remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys; provided, however, the Indenture Trustee shall remain liable for the performance of all of its duties. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Trust for certain losses and other events to the extent described in the Indenture.

     The corporate trust office of the Indenture Trustee is located at Sixth Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Services: American Residential Eagle Bond Trust 1999-2.

VOTING

     Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Bondholders evidencing specified "Voting Interests," each Bondholder will have a Voting Interest equal to the percentage obtained by dividing the aggregate principal balance of such Bond by the combined Class Balance of the Class A-1 and Class A-2 Bonds. Unless a Bond Insurer Default (as defined in the Insurance Agreement) has occurred and is continuing, the Voting Interests of the Bondholders will be exercised solely by the Bond Insurer and may be exercised by Bondholders only with the consent of the Bond Insurer.

BOND EVENTS OF DEFAULTS

     An "Event of Default" with respect to the Bonds shall occur if, on any Payment Date, after taking into account all payments made in respect of each class of Bonds on such Payment Date, the Monthly Interest Amount for such Payment Date remains unpaid or an Over-collateralization Deficit still exists with respect to the Bonds. In addition, a Default under the Insurance Agreement will trigger an Event of Default under the Indenture. See "The
Agreements -- Events of Default; Rights upon Events of Default" in the Prospectus for a description of the circumstances under which a default on the Bonds, other than a payment default, may occur. For a description of the rights of Bondholders in connection with any Event of Default with respect to the Bonds, see "The Agreements -- Events of Default; Rights upon Event of Default" in the Prospectus. In the absence of a failure by the Bond Insurer to pay Insured Payments, no acceleration of the maturity of the Bonds shall be permitted without the consent of the Bond Insurer.

AMENDMENT

     The Indenture provides that, without the consent of the Holders of any class of Bonds, but with the consent of the Bond Insurer, the Bond Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property; (b) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Bond Issuer, and the assumption by any such successor of the covenants of the Bond Issuer contained in the Bonds or the Indenture; (c) to add to the covenants of the Bond Issuer for the benefit of the Holders of the Bonds, or to surrender any right or power conferred upon the Bond Issuer in the Indenture; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Bondholders or the Bond Insurer; (g) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Bonds and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or (h) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA; provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee shall have received an Opinion of Counsel (which shall not be an expense of the Indenture Trustee) to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Bondholders. Any such amendment or supplement to the Indenture shall be deemed not to adversely affect in any material respects the interests of the Bondholders if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating of the Bonds.

     The Indenture also provides that the Bond Issuer and the Indenture Trustee, when authorized by a written request of the Bond Issuer, also may, with prior notice to the Bond Insurer and each Rating Agency and with the consent of the Bond Insurer and the Holders of the class of Bonds affected thereby representing not less than 66 2/3% of the aggregate Voting Interest thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Bondholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each class of Bond affected thereby: (a) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the Trust Estate to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on such class on or after the respective dates such amounts become due; (b) reduce the percentage of the Voting Interest of the Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein;
(d) reduce the percentage of the Voting Interest of the Bonds required to direct the Indenture Trustee to direct the Bond Issuer to sell or liquidate the corpus of the Trust Estate pursuant to the Indenture; (e) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other agreements cannot be modified or waived without the consent of the Holder of each Bond affected thereby; (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation); or (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any class of Bond of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an Opinion of Counsel (which shall not be an expense of the Indenture Trustee), cause the Trust to be subject to an entity level tax.

                              THE INSURANCE POLICY

     The following summary of the terms of the Insurance Policy do not purport to be complete and is qualified in its entirety by reference to such Policy. A form of the Insurance Policy (without exhibits) relating to each class of Bonds may be obtained, upon written request, without charge, from the Depositor at American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014, Attention: Portfolio Manager.

     Simultaneously with the issuance of the Bonds, the Bond Insurer will deliver the Insurance Policy to the Indenture Trustee for the benefit of the Bondholders. Under the Insurance Policy, the Bond Insurer will irrevocably and unconditionally guarantee payment on each Payment Date to the Indenture Trustee for the benefit of the holders of the Bonds the full and complete payment of Insured Payments with respect to the Bonds, calculated in accordance with the original terms of the Bonds when issued and without regard to any amendment or modification of the Bonds or the Agreement except amendments or modifications to which the Bond Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Bonds as of any Payment Date (i) the Monthly Interest Amount for the related Interest Accrual Period net of Relief Act Shortfalls and Prepayment Interest Shortfalls, (ii) the Over-collateralization Deficit on such Payment Date, and (iii) the Class Balance of the Bonds to the extent unpaid on the final Payment Date.

     Payment of claims under the Insurance Policy in respect of Insured Payments will be made by the Bond Insurer following Receipt by the Bond Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

     The Bond Insurer shall be entitled to pay any amount under the Insurance Policy in respect of Insured Payments, including any acceleration payment, whether or not any notice and certificate shall have been received by the Bond Insurer as provided above, provided, however, that by acceptance of the Insurance Policy the Indenture Trustee agrees to provide upon request to the Bond Insurer a notice and certificate in respect of any such payments made by the Bond Insurer. The Bond Insurer shall be entitled to pay principal under the Insurance Policy on an accelerated basis if the Bond Insurer shall so select in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Payment Date than provided in the definition of "Insured Payments," if such principal would have been payable under the Agreement were funds sufficient to make such payment available to the Indenture Trustee for such purpose. Insured Payments insured by the Insurance Policy shall not include interest, in respect of principal paid under the Insurance Policy on an accelerated basis, accruing from after the date of such payment of principal.

     If any Insured Payment is voided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Bond Insurer will pay such amount out of funds of the Bond Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Bond Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Bonds is required to return principal or interest distributed with respect to a Bond during the Term of the Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Bonds that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Bonds, in such form as is reasonably required by the Bond Insurer and provided to such holder of Bonds by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of such holder of Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Bond Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the

Bond Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or holder of Bonds directly (unless a holder of Bonds has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Bondholder upon proof of such payment reasonably satisfactory to the Bond Insurer). In connection with the foregoing, the Bond Insurer shall have the rights provided pursuant to the Agreement.

     The terms "Receipt" and "Received," with respect to the Insurance Policy, mean actual delivery to the Bond Insurer and to its fiscal agent appointed by the Bond Insurer at its option, if any, prior to 12:00 P.M., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 P.M., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Bond Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed. The Bond Insurer's obligations under the Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

     "Term of the Insurance Policy" means the period from and including the date of issuance of the Insurance Policy to and including the date on which the Class Balance of the Bonds is zero, plus such additional period, to the extent specified in the Insurance Policy, during which any payment on the Bonds could be avoided in whole or in part as a preference payment.

     The Bond Insurer shall be subrogated to the rights of the holders of the Bonds to receive payments of principal and interest, as applicable, with respect to distributions on the Bonds to the extent of any payment by the Bond Insurer under the Insurance Policy. To the extent the Bond Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the holders of the Bonds, the Bond Insurer will be subrogated to the rights of the holders of the Bonds, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Bonds for purposes of payment.

     The Insurance Policy is governed by the laws of the State of New York. The Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Bond Insurer agrees under the Insurance Policy not to assert, and waives, for the benefit of each holder of Bonds, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Bond Insurer to avoid payment of its obligations under the Insurance Policy in accordance with the express provisions of the Insurance Policy.

     Claims under the Insurance Policy constitute direct, unsecured and unsubordinated obligations of the Bond Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Bond Insurer for borrowed money. Claims against the Bond Insurer under the

Insurance Policy and claims against the Bond Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Bond Insurer. The terms of the Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Insurance Policy may not be cancelled or revoked prior to payment in full of the Bonds.

     Pursuant to the terms of the Master Servicing Agreement and the Indenture, unless a Bond Insurer Default exists, the Bond Insurer will be entitled to exercise certain rights of the holders of the Bonds, without the consent of such Bondholders, and the holders of the Bonds may exercise such rights only with the prior written consent of the Bond Insurer.

     The Bond Issuer, the Depositor, AmREIT, the Seller and the Bond Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, AmREIT and the Seller will agree to reimburse, with interest, the Bond Insurer for amounts paid pursuant to claims under the Insurance Policy. AmREIT, the Depositor, and the Seller will further agree to pay the Bond Insurer all reasonable charges and expenses which the Bond Insurer may pay or incur relative to any amounts paid under the Insurance Policy or otherwise in connection with the transaction and to indemnify the Bond Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust. An "event of default" by AmREIT or the Seller under the Insurance Agreement includes (i) a failure by AmREIT, the Seller or the Depositor to pay when due any amount owed under the Insurance Agreement or certain other Basic Documents,
(ii) the untruth or incorrectness in any material respect of any representation or warranty of AmREIT, the Seller or the Depositor in the Insurance Agreement or certain other Basic Documents, (iii) a failure by AmREIT, the Seller or the Depositor to perform or to observe any covenant or agreement in the Insurance Agreement, the Master Servicing Agreement or certain other Basic Documents, (iv) a failure by either AmREIT, the Seller or the Depositor to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to AmREIT, the Seller or the Depositor, (v) the occurrence of Servicer Event of Default or Master Servicer Event of Default (as defined under the Master Servicing Agreement), (vi) the failure of the Mortgage Loans to meet certain loss and delinquency tests set forth in the Insurance Agreement and
(vii) a claim is made under the Insurance Policy which is not timely reimbursed by the Trust under the terms of the Insurance Policy.

                                THE BOND INSURER

     The following information has been provided by Financial Security Assurance Inc. (the "Bond Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriters as to the accuracy and completeness of such information.

GENERAL

     The Bond Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Bond Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Bond Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Bond Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first

Mortgage Notes and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Bond Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Bond Insurer's underwriting criteria.

     The Bond Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include White Mountains Insurance Group, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd., and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of the Bond Insurer or any claim under any insurance policy issued by the Bond Insurer or to make any additional contribution to the capital of the Bond Insurer.

     The principal executive offices of the Bond Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Bond Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Bond Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Bond Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Bond Insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

     The Bond Insurer's insurance financial strength is rated "Aaa" by Moody's. The Bond Insurer's insurer financial strength is rated "AAA" by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Standard & Poor's (Australia) Pty. Ltd. The Bond Insurer's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors" and "Ratings" herein.

CAPITALIZATION

     The following table sets forth the capitalization of the Bond Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1999 (in thousands):

                                                              MARCH 31, 1999
                                                              ---------------
                                                                (UNAUDITED)
                                                              (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................    $  512,383
Surplus Bonds...............................................       120,000
Minority Interest...........................................        20,973
Shareholder's Equity
  Common Stock..............................................        15,000
  Additional Paid-In Capital................................       706,117
  Accumulated other comprehensive income (net of deferred
     income taxes)..........................................        25,879
  Accumulated Earnings......................................       391,745
Total Shareholder's Equity..................................    $1,138,741
                                                                ----------
Total Deferred Premium Revenue, Surplus Bonds, Minority
  Interest and Shareholder's Equity.........................    $1,792,097
                                                                ==========

     For further information concerning the Bond Insurer, see the Consolidated Financial Statements of the Bond Insurer and Subsidiaries, and the Bonds thereto, incorporated by reference herein. The Bond Insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' web site, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Bond Insurer are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

     The Bond Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Bond Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Bond Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Bond Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Where You Can Find More Information" in the Prospectus, the financial statements of the Bond Insurer included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement: the Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999.

     All financial statements of the Bond Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014, Attention: Portfolio Manager.

     The Depositor on behalf of the Bond Issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Bond Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Bonds offered hereby, and the offering of such Bonds at that time shall be deemed to be the initial bona fide offering thereof.

                  CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on each class of Bonds, the aggregate amount of payment on each class of Bonds and the yield to maturity of each class will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Mortgage Pool, the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of Excess Cash from the related Mortgage Pool. Such yield may be adversely affected by a higher or lower anticipated rate of principal payments (including principal prepayments) on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller).

THE EFFECT OF THE BOND INTEREST RATE ON YIELD

     The Bond Interest Rate of each class of Bonds is subject to the applicable Net Funds Cap. See "Description of the Bonds -- Bond Interest Rate." The Net Funds Cap on any Payment Date is determined, in part, by reference to the weighted average Mortgage Rate of the Mortgage Loans in the related Mortgage Pool minus the Aggregate Expense Rate (the "Weighted Average Net Mortgage Rate"). All of the Mortgage Rates on the Fixed Rate Mortgage Loans in Pool 2 are fixed for the lives of such Mortgage Loans. If Mortgage Loans bearing higher Mortgage Rates were to prepay at faster rates than Mortgage Loans with lower Mortgage Rates, the applicable Net Funds Cap would be lower than otherwise would be the case, thus have an adverse effect on yield of that class of Bonds.

     The yield to investors in the Bonds also will be sensitive to, among other things, the level of One-Month LIBOR (as defined herein) and the levels of the Index. All of the Adjustable Rate Mortgage Loans in Pool 1 are Delayed Adjustment Mortgage Loans which will bear interest at fixed Mortgage Rates for 24 or 36 months, after origination of such Mortgage Loans. Although each of the Adjustable Rate Mortgage Loans in Pool 1 bears interest at an adjustable rate, such rate is subject to a Periodic Rate Cap, a Minimum Mortgage Rate and a Maximum Mortgage Rate. If the Index increases substantially between Adjustment Dates, the adjusted Mortgage Rate on the related Mortgage Loan may not equal the Index plus the related Gross Margin due to the constraint of such caps and floors. In such event, the related Mortgage Rate will be less than would have been the case in the absence of such caps. In addition, the Mortgage Rate applicable to any Adjustment Date will be based on the Index related to the Adjustment Date. Thus, if the value of the Index with respect to a Pool 1 Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Class A-1 Net Funds Cap. Furthermore, Pool 1 Mortgage Loans that have not reached their first Adjustment Date are more likely to be subject to the applicable Periodic Rate Cap on their first Adjustment Date. See "The Mortgage Pools" herein. Although the Holders of the Class A-1 Bonds will be entitled to receive the related LIBOR Carryover Amount (as defined herein) to the extent funds are available as described herein, and in the priority set forth herein, there is no assurance that sufficient funds will be available therefor.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans in Pool 1 are subject to adjustment, the Mortgage Rates adjust less frequently than the Class A-1 Bond Interest Rate and adjust by reference to the Index. In addition a Delayed Adjustment Mortgage Loan may not have a first adjustment date for a period of up to three years following origination. Changes in One-Month LIBOR may not correlate with changes in the Index and may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously, thereby reducing the weighted average lives of the Class A-1 Bonds.

PREPAYMENTS

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Seller of a delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in payments on the Bonds of principal amounts which would otherwise be paid over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Bond may vary from the anticipated yield will depend upon the degree to which a Bond is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

     The rate of prepayment on the Mortgage Loans in either Mortgage Pool cannot be predicted. All of the Mortgage Loans may be prepaid in whole or in part at any time. Approximately 85.36% of the Pool 1 Mortgage Loans and approximately 87.48% of the Pool 2 Mortgage Loans are subject to prepayment charges under certain circumstances if prepaid in full or in part during a period ranging from one to five years after origination. Each Mortgage Pool's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Servicers will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicers, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of Mortgage
Loans -- Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Pool 2 Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. The existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate features also may affect the likelihood of prepayments. In addition, the delinquency and loss experience of adjustable rate mortgage loans may differ from that of fixed rate mortgage loans because the amount of the monthly payments on the adjustable rate mortgage loans are subject to adjustment on each Adjustment Date. However, no assurance can be given as to the level of prepayments that the Mortgage Loans in either Mortgage Pool will experience.

     The rate of prepayments on the Mortgage Loans in either Mortgage Pool is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on the Delayed Adjustment Mortgage Loans in Pool 1 which are in the initial fixed rate period, are sensitive to prevailing interest rates. The prepayment behavior of such Mortgage Loans may differ from that of the other Mortgage Loans. As a Delayed Adjustment Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate mortgage loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment.

     The rate of defaults on the Mortgage Loans in either Mortgage Pool will also affect the rate and timing of principal payments on such Mortgage Loans. As a result of the underwriting guidelines applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by FNMA and FHLMC mortgage loan purchase programs. See "The Mortgage Pools -- General." In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the geographic concentration of the Mortgaged Properties is set forth under "The Mortgaged
Pool -- Characteristics of the Pool 1 Mortgage Loans" and "-- Characteristics of the Pool 2 Mortgage Loans."

     Certain of the Fixed Rate Mortgage Loans in Pool 2 are Balloon Loans. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for home equity borrowers in general.

     To the extent that principal prepayments with respect to the Mortgage Loans result in prepayments on the Bonds during periods of generally lower interest rates, Bondholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to the Bonds.

     The average life of the Bonds and, if purchased at other than par, the yield realized by holders of the Bonds will be sensitive to levels of payment (including prepayments) on the Mortgage Loans. In general, the yield on a Bond that is purchased at a premium from the outstanding principal amount thereof, may be adversely affected by a higher than anticipated level of prepayments of the Mortgage Loans. Conversely, the yield on a Bond that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of prepayments.

     Because all amounts available for payment on the Bonds after payments in respect of interest on the Bonds (except as set forth herein), including all or a portion of the Excess Cash, are applied as reductions of the related Class Balance, the weighted average life of each Class of Bonds will also be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the over-collateralization feature is derived from interest collections on the Mortgage Loans of a class of Bonds in the related Mortgage Pool and will be applied to reduce the related Class Balance, the aggregate payments in reduction of the Class Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including Principal Prepayments) on the Mortgage Loans payable on such Payment Date in order to maintain Required Over-collateralization Amount. As a consequence, Excess Cash available for payment in reduction of the related Class Balance for a class of Bonds will increase in proportion to the outstanding Class Balance over time in the absence of offsetting Realized Losses for the Mortgage Loans.

     Excess Cash will be paid in reduction of the related Class Balance on each Payment Date to the extent the then applicable Required Over-collateralization Amount exceeds the related Over-collateralization Amount on such Payment Date. Any remaining Excess Cash to the extent not applied to payment of the other class of Bonds pursuant to the cross-collateralization provision of the Indenture (see "Description of the Bonds -- Cross-collateralization") will be released to the holder of the Investor Certificate. If a Bond is purchased at other than par, its yield to maturity will be affected by the rate at which the Excess Cash is paid to the Bondholders. If the actual rate of Excess Cash payments on the class of Bonds applied in reduction of the related Class Balance is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash payments applied in reduction of the related Class Balance is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in Six-Month LIBOR, the weighted average of the Mortgage Rates resulting from prepayment and liquidations of the Mortgage Loans. The amount of Excess Cash paid to the Bondholders applied to the Class Balance on each Payment Date will be based on the Required Over-collateralization Amount. The Indenture generally provides that the Required Over-collateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the Required Over-collateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Required Over-collateralization Amount may result in an accelerated amortization until such Required Over-collateralization Amount is reached. Conversely, any decrease in the Required Over-collateralization Amount will result in a decelerated amortization of such class of Bonds until such Required Over-collateralization Amount is reached.

STATED MATURITY DATE

     The "Stated Maturity Date" for each class of Bonds is the Payment Date in July 2029 which is the Payment Date coinciding with the last scheduled due date for the Mortgage Loan in the Trust Fund having the latest stated maturity date. For the reasons discussed above at "-- Prepayments" it is expected that the actual last Payment Date for the Bonds will occur significantly earlier than the Stated Maturity Date for the Bonds specified above.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on the Bonds purchased at a price less than par and will decrease the yield on the Bonds purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Bonds will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Bonds will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Bond refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Bond is repaid. The weighted average life of the Bonds will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment model or standard. The models used in this Prospectus Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used for Pool 1 in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate or prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 28% CPR assumes a constant prepayment rate of 28%. The Prepayment Model used for Pool 2 assumes a constant CPR of 4.00% per annum of the then unpaid principal balance of the mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.909% (precisely 21/11 per annum) in each month thereafter until the 12th month. Beginning in the 12th month and each month thereafter for the life of such Mortgage Loans, such Prepayment Model assumes a CPR of 25%.

     There is no assurance, however, that prepayments on the Mortgage Loans in either Mortgage Pool will conform to any level of the Prepayment Model, and no representation is made that such Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

STRUCTURING ASSUMPTIONS

     The following table relating to the Bonds is based on the following assumptions for the Class A-1 Bonds (the "Class A-1 Structuring Assumptions") and the Class A-2 Bonds (the "Class A-2 Structuring Assumptions"):

     Class A-1 Structuring Assumptions

          (i) each Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the applicable table below;

          (ii) the Closing Date for the Class A-1 Bonds is August 5, 1999;

          (iii) payments on each class of Bonds are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in September 1999 and are made in accordance with the priorities described herein;

          (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month commencing in September 1999 (with no defaults);

          (v) with respect to the first Collection Period, assumed to be from July 15, 1999 to August 31, 1999, an additional 15 days interest is received on the Pool 1 Mortgage Loans in an amount equal to $1,231,125.20;

          (vi) the Mortgage Loans prepay at the indicated percentage of CPR;

          (vii) all prepayments are prepayments in full received on the last day of each month commencing in August 1999 and include 30 days' interest thereon;

          (viii) no optional termination is exercised (other than with respect to the information shown opposite Weighted Average Life to Optional Termination);

          (ix) each Bond has the respective Bond Interest Rate and Original Class Balance set forth herein;

          (x) the over-collateralization levels are set initially as specified in the Indenture, and thereafter decrease in accordance with the provisions of the Indenture; and

          (xi) the Class A-1 Bond Interest Rate is as discussed herein and One-Month LIBOR is 5.16750% for the first month and remains constant thereafter at 5.16750% and six-month LIBOR remains constant at 5.58000%.

     Class A-2 Structuring Assumptions

          (i) each Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the applicable table below;

          (ii) the Closing Date for the Class A-2 Bonds is August 5, 1999;

          (iii) payments on each class of Bonds are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in September 1999 and are made in accordance with the priorities described herein;

          (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month commencing in September 1999 (with no defaults);

          (v) with respect to the first Collection Period, assumed to be from July 15, 1999 to August 31, 1999, an additional 15 days interest is received on the Pool 2 Mortgage Loans in an amount equal to $228,245.59;

          (vi) the Mortgage Loans prepay at the indicated percentage of CPR;

          (vii) all prepayments are prepayments in full received on the last day of each month commencing in August 1999 and include 30 days' interest thereon;

          (viii) no optional termination is exercised (other than with respect to the information shown opposite Weighted Average Life to Optional Termination);

          (ix) each Bond has the respective Bond Interest Rate and Original Class Balance set forth herein;

          (x) the over-collateralization levels are set initially as specified in the Indenture, and thereafter decrease in accordance with the provisions of the Indenture; and

          (xi) the Class A-2 Bond Interest Rate is as discussed herein.

      ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                            TOTAL        ORIGINAL      REMAINING      MONTH
                CURRENT         GROSS     COLLATERAL   AMORTIZATION   AMORTIZATION     TO                                 MONTHS
  GROUP        AMOUNT($)      COUPON(%)    FEES(%)     TERM (MOS.)    TERM (MOS.)    BALLOON   AGE   INDEX    MARGIN(%)   TO ROLL
  -----     ---------------   ---------   ----------   ------------   ------------   -------   ---   ------   ---------   -------
Fixed.....  $    258,363.33     8.948%      0.792%         120            116                   4
Fixed.....  $ 19,495,512.47     9.814%      0.792%         180            178                   2
Fixed.....  $    333,452.36    10.535%      0.792%         240            237                   3
Fixed.....  $ 40,358,473.69     9.645%      0.792%         360            358                   2
Fixed.....  $  2,592,484.15    10.377%      0.792%         360            356          176      4
2/28
 Arm......  $     44,065.20    10.990%      0.858%         360            349                  11    6M LIB    6.490%       12
2/28
 Arm......  $    430,849.38     9.120%      0.858%         360            350                  10    6M LIB    6.115%       13
2/28
 Arm......  $    829,042.97     9.553%      0.858%         360            351                   9    6M LIB    6.316%       14
2/28
 Arm......  $    535,667.64     9.956%      0.858%         360            354                   6    6M LIB    6.352%       15
2/28
 Arm......  $  1,557,536.41     9.685%      0.858%         360            353                   7    6M LIB    6.230%       16
2/28
 Arm......  $  2,181,862.34     9.668%      0.858%         360            354                   6    6M LIB    6.261%       17
2/28
 Arm......  $    617,894.51     9.278%      0.858%         360            355                   5    6M LIB    6.672%       18
2/28
 Arm......  $    858,277.40     9.128%      0.858%         360            356                   4    6M LIB    6.943%       19
2/28
 Arm......  $ 21,906,303.82     9.120%      0.858%         360            357                   3    6M LIB    6.250%       20
2/28
 Arm......  $ 36,637,852.17     9.430%      0.858%         360            358                   2    6M LIB    6.020%       21
2/28
 Arm......  $159,076,199.30     9.701%      0.858%         359            358                   1    6M LIB    5.625%       22
2/28
 Arm......  $ 36,493,457.69     9.461%      0.858%         360            359                   1    6M LIB    5.808%       23
2/28
 Arm......  $  1,523,280.57     8.678%      0.858%         360            359                   1    6M LIB    6.305%       24
2/28
 Arm......  $     68,445.94     8.700%      0.858%         360            354                   6    6M LIB    6.500%       29
3/27
 Arm......  $    361,166.39    10.075%      0.858%         360            353                   7    6M LIB    6.307%       28
3/27
 Arm......  $    992,930.31     8.993%      0.858%         360            354                   6    6M LIB    5.647%       29
3/27
 Arm......  $    583,666.49    10.006%      0.858%         360            355                   5    6M LIB    6.080%       30
3/27
 Arm......  $  1,116,955.70     9.731%      0.858%         360            356                   4    6M LIB    6.309%       31
3/27
 Arm......  $ 28,132,975.50     9.189%      0.858%         360            357                   3    6M LIB    5.960%       32
3/27
 Arm......  $ 24,287,259.40     9.180%      0.858%         360            358                   2    6M LIB    5.910%       33
3/27
 Arm......  $ 10,259,471.47     9.559%      0.858%         359            358                   1    6M LIB    5.995%       34
3/27
 Arm......  $ 10,336,425.63     9.307%      0.858%         360            359                   1    6M LIB    5.855%       35
3/27
 Arm......  $  1,173,875.97     9.232%      0.858%         360            359                   1    6M LIB    5.614%       36


                           FIRST RATE     PERIODIC    FLOOR      LIFE
  GROUP     PERIODICITY   ADJUSTMENT(%)    CAP(%)      (%)      CAP(%)
  -----     -----------   -------------   --------   --------   -------
Fixed.....
Fixed.....
Fixed.....
Fixed.....
Fixed.....
2/28
 Arm......       6           3.000%        1.000%    10.990%    17.990%
2/28
 Arm......       6           1.874%        1.500%     9.120%    15.874%
2/28
 Arm......       6           1.877%        1.454%     9.553%    16.303%
2/28
 Arm......       6           1.500%        1.500%     9.956%    16.958%
2/28
 Arm......       6           2.123%        1.374%     9.685%    16.272%
2/28
 Arm......       6           1.912%        1.417%     9.668%    16.394%
2/28
 Arm......       6           2.569%        1.204%     9.278%    15.565%
2/28
 Arm......       6           2.082%        1.458%     9.128%    16.108%
2/28
 Arm......       6           1.636%        1.482%     9.120%    16.013%
2/28
 Arm......       6           2.112%        1.303%     9.430%    16.020%
2/28
 Arm......       6           2.936%        1.022%     9.701%    15.739%
2/28
 Arm......       6           2.547%        1.151%     9.461%    15.742%
2/28
 Arm......       6           1.500%        1.500%     8.678%    15.678%
2/28
 Arm......       6           3.000%        1.500%     8.700%    14.700%
3/27
 Arm......       6           1.218%        1.218%    10.075%    17.077%
3/27
 Arm......       6           1.500%        1.500%     8.993%    15.996%
3/27
 Arm......       6           2.501%        1.473%    10.006%    16.603%
3/27
 Arm......       6           2.803%        1.485%     9.731%    15.801%
3/27
 Arm......       6           1.539%        1.497%     9.189%    16.158%
3/27
 Arm......       6           1.535%        1.451%     9.180%    16.133%
3/27
 Arm......       6           2.348%        1.218%     9.559%    15.995%
3/27
 Arm......       6           1.746%        1.147%     9.307%    16.123%
3/27
 Arm......       6           1.500%        1.009%     9.232%    16.232%

DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the Original Class Balance of each class of Bonds that would be outstanding after each of the dates shown at various percentages of the CPR and the weighted average life.

     Since the tables were prepared on the basis of the Structuring Assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgaged Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class Balance outstanding and weighted average life of the Bonds set forth in the table. In addition, since the actual Mortgage Loans in the related Mortgage Pool have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the related class of Bonds may be made earlier or later than as indicated in the table.

                      PERCENT OF CLASS BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT MODEL-CLASS A-1

               PREPAYMENT MODEL POOL 1                   0%      13%     18%     23%     28%     33%     38%     43%
               PREPAYMENT MODEL POOL 2                   0%      25%     50%     75%     100%    125%    150%    175%
               -----------------------                  -----    ----    ----    ----    ----    ----    ----    ----
Initial Percentage....................................    100     100     100     100    100     100     100      100
August 25, 2000.......................................     99      86      81      76     71      66      61       56
August 25, 2001.......................................     99      74      66      58     50      43      37       31
August 25, 2002.......................................     98      64      53      44     36      29      23       18
August 25, 2003.......................................     97      55      43      33     26      19      14       10
August 25, 2004.......................................     97      47      35      26     18      13       9        5
August 25, 2005.......................................     96      41      29      20     13       8       5        3
August 25, 2006.......................................     95      35      23      15      9       5       3        1
August 25, 2007.......................................     94      30      19      11      6       3       2        1
August 25, 2008.......................................     93      26      15       9      4       2       1        *
August 25, 2009.......................................     92      22      12       6      3       1       *        0
August 25, 2010.......................................     91      19      10       5      2       1       0        0
August 25, 2011.......................................     89      16       8       3      1       *       0        0
August 25, 2012.......................................     87      14       6       2      1       0       0        0
August 25, 2013.......................................     86      12       5       2      *       0       0        0
August 25, 2014.......................................     83      10       4       1      *       0       0        0
August 25, 2015.......................................     81       8       3       1      0       0       0        0
August 25, 2016.......................................     78       7       2       *      0       0       0        0
August 25, 2017.......................................     76       6       2       *      0       0       0        0
August 25, 2018.......................................     72       5       1       *      0       0       0        0
August 25, 2019.......................................     69       4       1       0      0       0       0        0
August 25, 2020.......................................     64       3       1       0      0       0       0        0
August 25, 2021.......................................     60       2       *       0      0       0       0        0
August 25, 2022.......................................     54       2       *       0      0       0       0        0
August 25, 2023.......................................     49       1       0       0      0       0       0        0
August 25, 2024.......................................     42       1       0       0      0       0       0        0
August 25, 2025.......................................     35       *       0       0      0       0       0        0
August 25, 2026.......................................     28       *       0       0      0       0       0        0
August 25, 2027.......................................     19       0       0       0      0       0       0        0
August 25, 2028.......................................      9       0       0       0      0       0       0        0
August 25, 2029.......................................      0       0       0       0      0       0       0        0
Weighted Average Life to Maturity (in years) (1)......  21.93    6.51    4.77    3.70    2.98    2.47    2.09    1.79
Weighted Average Life to Optional Redemption (in
  Years)(1)...........................................  21.72    5.63    4.01    3.08    2.48    2.05    1.73    1.48

-------------------------
 *  indicates greater than zero but less than 0.5%.
(1) The weighted average life of the Class A-1 Bonds is determined by (i) multiplying the amount of each payment in reduction of the related Class Balance by the number of years from the date of issuance of such Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Original Class Balance.

                      PERCENT OF CLASS BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT MODEL-CLASS A-2

               PREPAYMENT MODEL POOL 1                   0%      13%     18%     23%     28%     33%     38%     43%
               PREPAYMENT MODEL POOL 2                   0%      25%     50%     75%     100%    125%    150%    175%
               -----------------------                  -----    ----    ----    ----    ----    ----    ----    ----
Initial Percentage....................................    100     100     100     100    100     100     100      100
August 25, 2000.......................................     99      94      90      85     80      76      71       66
August 25, 2001.......................................     97      87      77      67     59      51      43       36
August 25, 2002.......................................     95      80      66      53     43      34      26       20
August 25, 2003.......................................     93      73      56      42     32      23      16       11
August 25, 2004.......................................     91      67      48      34     23      15      10        6
August 25, 2005.......................................     89      61      41      27     17      10       6        3
August 25, 2006.......................................     86      55      35      21     12       7       3        1
August 25, 2007.......................................     83      50      29      17      9       4       2        1
August 25, 2008.......................................     80      45      25      13      6       3       1        *
August 25, 2009.......................................     77      40      21      10      4       2       *        0
August 25, 2010.......................................     73      36      17       8      3       1       0        0
August 25, 2011.......................................     69      32      14       6      2       *       0        0
August 25, 2012.......................................     64      28      12       4      1       *       0        0
August 25, 2013.......................................     59      24       9       3      1       0       0        0
August 25, 2014.......................................     51      20       7       2      *       0       0        0
August 25, 2015.......................................     49      18       6       1      *       0       0        0
August 25, 2016.......................................     47      16       5       1      0       0       0        0
August 25, 2017.......................................     45      14       4       1      0       0       0        0
August 25, 2018.......................................     43      13       3       *      0       0       0        0
August 25, 2019.......................................     41      11       3       *      0       0       0        0
August 25, 2020.......................................     38      10       2       *      0       0       0        0
August 25, 2021.......................................     35       9       2       0      0       0       0        0
August 25, 2022.......................................     32       7       1       0      0       0       0        0
August 25, 2023.......................................     29       6       1       0      0       0       0        0
August 25, 2024.......................................     25       5       *       0      0       0       0        0
August 25, 2025.......................................     20       4       *       0      0       0       0        0
August 25, 2026.......................................     16       2       0       0      0       0       0        0
August 25, 2027.......................................     11       1       0       0      0       0       0        0
August 25, 2028.......................................      5       *       0       0      0       0       0        0
August 25, 2029.......................................      0       0       0       0      0       0       0        0
Weighted Average Life to Maturity (in years) (1)......  17.02    9.67    6.31    4.55    3.52    2.84    2.37    2.02
Weighted Average Life to Optional Redemption (in
  Years)(1)...........................................  16.90    7.56    4.91    3.61    2.84    2.32    1.96    1.69

-------------------------
 *  indicates greater than zero but less than 0.5%.
(1) The weighted average life of the Class A-2 Bond is determined by (i) multiplying the amount of each payment in reduction of the related Class Balance by the number of years from the date of issuance of such Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Original Class Balance.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Bonds will be applied by the Depositor towards the purchase of the Mortgage Loans from the Seller.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion, which summarizes certain material U.S. federal income tax aspects of the purchase, ownership and disposition of the Bonds, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the Bonds ("Bondowners") in light of their personal investment circumstances or to certain types of Bondowners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies).

Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Bonds.

CHARACTERIZATION OF THE BONDS AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Basic Documents and other relevant documents and assuming compliance with the terms of the Basic Documents as in effect on the date of issuance of the Bonds, Jeffers, Wilson, Shaff & Falk, LLP, special tax counsel to the Depositor and the Seller ("Tax Counsel"), is of the opinion that (i) the Bonds will be treated as debt instruments for federal income tax purposes as of such date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Accordingly, upon issuance, the Bonds will be treated as indebtedness as described in the Prospectus. See "Federal Income Tax Consequences -- Classification of the Issuer and the Bonds" in the Prospectus.

     The Depositor and the Bondowners express in the Mortgage Loan Purchase Agreement their intent that, for applicable tax purposes, the Bonds will be indebtedness secured by the Mortgage Loans. The Depositor and the Bondowners, by accepting the Bonds, and each Bondowner by its acquisition of a beneficial interest in a Bond, have agreed to treat the Bonds as indebtedness for U.S. federal income tax purposes.

TAXATION OF INTEREST INCOME OF BONDOWNERS

     Assuming that the Bondowners are holders of debt obligations for U.S. federal income tax purposes, the Bonds generally will be taxable as indebtedness. See "Federal Income Tax Consequences -- Classification of the Issuer and the Bonds" in the Prospectus.

     While it is not anticipated that the Bonds will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Bonds could nevertheless be deemed to have been issued with original issue discount ("OID") if, for example, the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Bonds would be includible in income of Bondowners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences -- Interest and Original Issue Discount" in the Prospectus for a discussion of the application of the OID rules if the Bonds are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that scheduled interest payments due on the Bonds will be treated as "Qualified Stated Interest" as defined in Section 1.1273-1(c) of the OID Regulations.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Bond to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Bondowner provides the required foreign person information certification. See "Federal Income Tax
Consequences -- Withholding with Respect to Certain Foreign Investors" in the Prospectus.

BACKUP WITHHOLDING

     Certain Bondowners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Bonds if such a Bondowner, upon the Bonds' issuance, fails to supply the Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) property, or, under certain circumstances, fail to provide the Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Indenture Trustee will be required to report annually to the IRS, and to each Bondowner of record, the amount of interest paid (and OID accrued, if any), on the Bonds (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Bondholder" of record is Cede, as nominee for DTC, Bondowners and the IRS will receive tax and other information including the amount of interest paid on the Bonds from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Bondowner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Bondowner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the Withholding Regulations into account. Prospective Bondowners are strongly urged to consult their own tax advisor with respect to the Withholding Regulations.

                            STATE TAX CONSIDERATIONS

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Bonds under the tax laws of any state. Investors considering an investment in the Bonds should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the Bonds.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Bonds. See "ERISA Matters" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS AND PLAN ASSETS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Bonds were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Indenture Trustee, the Master Servicer, the Servicer or the Depositor and other persons that perform services for, or in connection with, the Trust, in providing services with respect to the Trust's assets (the "Transaction Parties"), may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment in the instrument would be a practical vehicle for the indirect provision of investment management services. Jeffers, Wilson, Shaff & Falk, LLP has rendered its opinion that the Bonds will be classified as indebtedness for tax purposes and the Depositor believes that the Bonds will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Bonds are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Bonds. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of Bonds by or on behalf of a Plan still could be considered to give rise to a prohibited transaction if a Transaction Party, or an affiliate thereof, is or becomes a party in interest or a disqualified person with respect to such Plan.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Bonds, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Bonds, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Bonds.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one or more of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorizes may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Bonds may be purchased by such investors.

     See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated July 21, 1999 (the "Underwriting Agreement"), among the Depositor, AmREIT, Bear, Stearns & Co. Inc. ("Bear, Stearns"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and First Union Capital Markets Corp. ("First Union", and together with Bear Stearns and Morgan Stanley, the "Underwriters"), the Depositor has agreed to cause the Bond Issuer to sell and the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase, severally and not jointly, the entire principal amount of each class of Bonds in accordance with the following allotments:

                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                  OF THE
                                                              CLASS A-1 BONDS
                                                              ---------------
Bear, Stearns...............................................   $110,783,334
First Union.................................................    110,783,333
Morgan Stanley..............................................    110,783,333
                                                               ------------
                                                               $332,350,000
                                                               ============

                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                  OF THE
                                                              CLASS A-2 BONDS
                                                              ---------------
Bear, Stearns...............................................    $20,583,334
First Union.................................................     20,583,333
Morgan Stanley..............................................     20,583,333
                                                                -----------
                                                                $61,750,000
                                                                ===========

     The Bonds will be offered by the Underwriters from time to time in negotiated transaction or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, excluding accrued interest, are expected to be approximately 99.74% of the aggregate principal balance of the Bonds before deducting issuance expenses payable by the Depositor in connection with the Bonds. In connection with the purchase of the Bonds, the Underwriter may be deemed to have received compensation in the form of underwriting discounts.

     The Depositor has been advised by the Underwriters that they presently intend to make a market in the Bonds offered hereby. However, the Underwriters are not obligated to do so and any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Bonds will develop.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Bonds will be passed upon for the Bond Issuer and the Depositor by Tobin & Tobin, a professional corporation, San Francisco, California and for the Underwriter by Brown & Wood LLP, Washington, D.C. Certain federal income tax consequences with respect to the Bonds will be passed upon by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California.

                                    RATINGS

     It is a condition to issuance that the Bonds be rated "AAA" by S&P and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Bondholders of payments on the related Pool of Mortgage Loans. The rating takes into consideration the characteristics of such Mortgage Loans and the structural, legal and tax aspects associated with the Bonds. The ratings on the Bonds do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Bondholders might realize a lower than anticipated yield.

     The ratings assigned to the Bonds will depend primarily upon the creditworthiness of the Bond Insurer. Any reduction in a rating assigned to the financial strength of the Bond Insurer below the ratings initially assigned to the Bonds may result in a reduction of one or more of the ratings assigned to the Bonds.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities. The ratings do not address the likelihood of the payment of any LIBOR Carryover Amount with respect to the Class A-1 Bonds.

     There can be no assurance as to whether any other rating agency will rate the Bonds or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Bonds could be lower than the respective ratings assigned by the applicable Rating Agency.

                          INDEX OF CERTAIN DEFINITIONS

                                    PAGE
                                    ----
1933 Act.......................        S-22
2/28 Loans.....................        S-24
3/27 loans.....................        S-24
Adjustable Rate Mortgage
  Loans........................        S-20
Adjustment Date................        S-24
Administrative Fee Amount......        S-65
Aggregate Expense Rate.........        S-68
AmREIT.........................         S-5
Auction Call Date..............        S-73
Available Funds................        S-64
Balloon Loans..................        S-33
Balloon Payment................        S-33
Basic Documents................        S-22
Bear Stearns...................        S-95
Beneficial Owner...............        S-57
Bond Account...................        S-69
Bond Balance...................        S-56
Bond Insurance Premium.........        S-65
Bond Insurer...................        S-22
Bond Issuer....................        S-20
Bond Margin....................        S-67
Bond Register..................        S-56
Bondholders....................        S-21
Bondowners.....................        S-91
Bonds..........................        S-21
Book-Entry Bonds...............        S-56
Business Day...................        S-78
Cap Rate.......................        S-67
Cedel..........................        S-56
Cedel Participants.............        S-58
Citibank.......................        S-56
Class A-1......................        S-55
Class A-1 Bond Rate............        S-67
Class A-1 Formula Rate.........        S-67
Class A-1 Net Funds Cap........        S-67
Class A-1 Structuring
  Assumptions..................        S-87
Class A-2......................        S-55
Class A-2 Bond Rate............        S-68

                                    PAGE
                                    ----
Class A-2 Stated Rate..........        S-69
Class A-2 Net Funds Cap........        S-69
Class A-2 Structuring
  Assumptions..................        S-87
Class Balance..................        S-55
Closing Date...................        S-21
Code...........................        S-91
Collection Period..............        S-62
Constant Prepayment Rate.......        S-86
Cooperative....................        S-58
Countrywide....................        S-40
Coverage Percentage............        S-39
CPR............................        S-86
Custodian......................        S-61
Cut-off Date...................        S-21
Defective Mortgage Loan........        S-62
Definitive Bonds...............        S-56
Delayed Adjustment Mortgage
  Loans........................        S-24
Deposit Date...................        S-69
Depositor......................        S-20
Determination Date.............        S-65
Distribution Account...........        S-69
DTC............................        S-56
DTC Services...................        S-60
Due Date.......................        S-48
Due Period.....................        S-62
ERISA..........................        S-93
Euroclear......................        S-56
Euroclear Operator.............        S-58
Euroclear Participants.........        S-58
European Depositaries..........        S-56
Event of Default...............        S-75
Excess Cash....................        S-70
Federal Reserve Board..........        S-59
Financial Intermediary.........        S-57
First Union....................        S-95
Fixed Rate Mortgage Loans......        S-20
Full Documentation.............        S-44

                                    PAGE
                                    ----
Global Securities..............         A-1
Gross Margin...................        S-24
Holdings.......................        S-80
Indenture......................        S-21
Indenture Trustee..............        S-21
Index..........................        S-24
Industry.......................        S-60
Initial Cap....................        S-24
Initial Redemption Date........        S-73
Insurance Agreement............        S-22
Insurance Policy...............        S-22
Insurance Proceeds.............        S-65
Insured Payments...............        S-77
Interest Accrual Period........        S-66
Investor Certificate...........        S-21
Labor..........................        S-94
LIBOR Business Day.............        S-69
LIBOR Carryover Amount.........        S-66
LIBOR Determination Date.......        S-68
Liquidated Mortgage Loan.......        S-53
Liquidation Proceeds...........        S-65
Lite Documentation.............        S-44
Loan-to-Value Ratio............        S-23
Loss Amount....................        S-39
LTV............................        S-44
Management Agreement...........        S-21
Management Fee.................        S-66
Management Fee Rate............        S-68
Master Servicer................        S-21
Master Servicing Agreement.....        S-21
Maximum Rate...................        S-24
MI Insurer.....................        S-39
Minimum Rate...................        S-24
Minimum Spread.................        S-68
MI Premiums....................        S-40
Monthly Advance................        S-52
Monthly Interest Amount........        S-66
Monthly Principal Amount.......        S-66
Moody's........................        S-22
Morgan.........................        S-56

                                    PAGE
                                    ----
Morgan Stanley.................        S-95
Mortgage Files.................        S-61
Mortgage Insurance Policy......        S-23
Mortgage Insurance Premium.....        S-66
Mortgage Loan Purchase
  Agreement....................        S-21
Mortgage Loans.................        S-20
Mortgage Pool..................        S-20
Mortgaged Properties...........        S-20
Mortgage Rate....................Prospectus
Net Funds Cap..................        S-68
Net Liquidation Proceeds.......        S-65
Non-U.S. Person................         A-4
Norwest........................        S-40
OID............................        S-92
OID Regulations................        S-92
Option One.....................        S-40
Option One Guidelines..........        S-43
Order..........................        S-77
Originators....................        S-20
Over-collateralization
  Amount.......................        S-70
Over-collateralization
  Deficit......................        S-66
Over-collateralization
  Surplus......................        S-70
Owner Trustee..................        S-20
Participants...................        S-58
Paying Agent...................        S-62
Payment Date...................        S-56
Percentage Interest............        S-62
Periodic Cap...................        S-24
Plan Asset Regulation..........        S-94
Plans..........................        S-93
Pool 1.........................        S-20
Pool 1 Mortgage Loans..........        S-20
Pool 1 Weighted Average Net
  Mortgage Rate................        S-68
Pool 2.........................        S-20
Pool 2 Mortgage Loans..........        S-20
Prepayment Interest
  Shortfalls...................        S-52
Prepayment Models..............        S-86
Principal Balance..............        S-66

                                    PAGE
                                    ----
Principal Prepayment...........        S-67
Purchase Price.................        S-62
Qualifying Rate................        S-44
Qualified Replacement
  Mortgage.....................        S-61
Rating Agencies................        S-22
Realized Loss..................        S-71
Receipt........................        S-78
Received.......................        S-78
Record Date....................        S-56
Recoverable Advance............        S-52
Reference Bank Rate............        S-68
Relevant Depositary............        S-56
Relief Act Shortfalls..........        S-67
Remittance Date................        S-62
Required Over-collateralization
  Amount.......................        S-70
Reserve Account................        S-63
Rules..........................        S-57
S&P............................        S-22
Seller.........................        S-20
Servicer.......................        S-21
Servicers......................        S-21
Servicing Advances.............        S-52
Servicing Fee..................        S-51

                                    PAGE
                                    ----
Servicing Fee Rate.............        S-51
SMMEA..........................        S-95
Stated Income Documentation....        S-44
Stated Maturity Date...........        S-86
Statistical Cut-Off Date.......        S-15
Statistical Cut-Off Date
  Principal Balance............        S-22
Systems........................        S-60
Tax Counsel....................        S-92
Telerate Page 3750.............        S-68
Term of the Insurance Policy...        S-78
Terms and Conditions...........        S-59
TIA............................        S-75
Transaction Parties............        S-94
Trust..........................        S-20
Trust Agreement................        S-20
Trust Estate...................        S-21
U.S. Person....................         A-4
Underwriters...................        S-22
Underwriting Agreement.........        S-22
Voting Interests...............        S-75
Weighted Average Net Mortgage
  Rate.........................        S-82
Year 2000 problems.............        S-60

                                    ANNEX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Collateralized Home Equity Bonds, Series 1999-2 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Bonds will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN PARTICIPANTS. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed Bond issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should Bond that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS

[AMERICAN RESIDENTIAL LOGO]
                                              $900,000,000
                                       (AGGREGATE AMOUNT)
                           AMERICAN RESIDENTIAL EAGLE
                                   DEPOSITOR

                            ASSET-BACKED SECURITIES

                                    THIS PROSPECTUS COVERS SECURITIES CONSISTING
                                    OF:

                                    - One or more Series of Collateralized
                                      Mortgage Bonds; and/or

                                    - One or more Series of Mortgage-Backed
                                      Certificates.

                                    EACH SERIES OF COLLATERALIZED MORTGAGE
                                    BONDS:

                                    - Will be secured by the assets of the
                                      trust; and

                                    - Will have trust fund assets consisting
                                      primarily of mortgage collateral comprised of one or more of the following types: (i) fixed-rate or floating-rate, first or junior lien mortgage loans secured by one- to four-family residential properties or other types of residential or mixed use properties; (ii) mortgage pass-through securities issued or guaranteed by one of the national government sponsored housing agencies; or (iii) a combination of mortgage loans and agency securities.
                                    EACH SERIES OF MORTGAGE-BACKED CERTIFICATES:
                                    - Will evidence beneficial ownership of the
                                      trust fund assets in the related trust;
                                      and
                                    - Will have trust fund assets consisting
                                      primarily of one or more collateralized
                                      mortgage bonds representing the right to receive all or substantially all of the payments on the mortgage collateral and other items securing such collateralized mortgage bonds.
                                    EACH SERIES OF SECURITIES:
                                    - Will be issued by a separate trust;
                                    - Will consist of one or more classes;

                                    - May also have trust fund assets consisting
                                      of certain cash accounts, insurance
                                      policies, surety bonds, guaranteed
                                      investment contracts,
                                      cross-collateralization rights,
                                      reinvestment income, guaranties, letters of credit or derivative arrangements to the extent described in this prospectus and in the related prospectus supplement; and

                                    - Will have interest that accrues at a fixed
                                      rate, a variable rate or a combination
                                      thereof as determined in the manner
                                      specified in the related prospectus

                                      supplement.

Consider carefully the risk
 factors beginning on page 20
 of this prospectus which
 include:

- Risks associated with
  Single-Family Mortgage
  Loans;

- Risks Associated with
  Multifamily and Mixed use
  Mortgage Loans;

- Risks Associated with Non-
  Conforming Loans; and

- Limited Liquidity of
  Investment.

The Securities represent
 obligations of or interests
 in the Issuer only and do not
 represent an interest in or
 obligation of AmREIT,
 American Residential Eagle,
 Inc. or any of their
 affiliates.

     Bonds of each Series will be characterized for federal income tax purposes as debt instruments.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 MARCH 18, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    8
RISK FACTORS................................................   20
  Risks Associated with Single-Family Mortgage Loans........   20
  Risks Associated with Investing in Multifamily and Mixed
     Use Mortgage Loans.....................................   21
  Risks Associated with Non-Conforming Mortgage Loans.......   22
  Prepayment and Yield Considerations; Reinvestment Risk....   23
  Risks Associated with Payment Characteristics of Classes
     of Securities..........................................   23
  Environmental Risks.......................................   24
  Limited Liquidity of Investment...........................   24
  Bankruptcy and Insolvency Risks...........................   24
  Effects of Book-Entry Registration........................   25
  Ratings of the Securities.................................   26
  Credit Considerations and Risks...........................   27
  Pre-Funding Accounts May Result in Reinvestment Risk......   29
  Pre-Funding Accounts May Adversely Affect Investment......   30
  Consequences of Owning Original Issue Discount
     Securities.............................................   30
INTRODUCTION................................................   31
  The Issuers...............................................   31
  The Company...............................................   32
USE OF PROCEEDS.............................................   33
TRUST FUND ASSETS...........................................   33
  General...................................................   33
  The Mortgage Loans........................................   34
  Agency Securities.........................................   40
  Substitution of Mortgage Collateral.......................   46
  Optional Purchase of Defaulted Mortgage Loans.............   47
  Bond and Distribution Accounts............................   47
  Pre-Funding Account.......................................   48
DESCRIPTION OF THE SECURITIES...............................   49
  General...................................................   50
  Distributions on Securities...............................   52
  Redemption of Bonds.......................................   53
  Early Termination.........................................   54
  Call Protection and Guarantees............................   55
  Weighted Average Life of the Securities...................   55
  Categories of Classes of Securities.......................   57
  Reports to Securityholders................................   60
  Book-Entry Securities.....................................   62
CREDIT ENHANCEMENT..........................................   65
  General...................................................   65
  Subordination.............................................   66
  Reserve Funds.............................................   67
  Mortgage Pool Insurance Policies..........................   67
  Special Hazard Insurance Policies.........................   69
  Bankruptcy Bonds..........................................   70
  Security Insurance Policies, Surety Bonds and
     Guaranties.............................................   70
  Letter of Credit..........................................   71

                                                              PAGE
                                                              ----
  Over-Collateralization....................................   71
  Cross-Collateralization...................................   72
  Excess Spread.............................................   72
  Minimum Principal Payment Agreement.......................   72
  Derivative Arrangements...................................   72
MORTGAGE LOAN PROGRAM.......................................   73
  Underwriting Standards....................................   73
  Quality Control...........................................   76
  Representations by Sellers; Repurchases...................   76
SERVICING OF THE MORTGAGE LOANS.............................   77
  General...................................................   77
  Payments on Mortgage Loans................................   78
  Collection Procedures.....................................   79
  Junior Mortgages..........................................   81
  Servicing and other Compensation and Payment of
     Expenses...............................................   81
  Prepayments...............................................   82
  Evidence as to Compliance.................................   82
  Advances and Other Amounts Payable by Master Servicer.....   82
  Resignation of Master Servicer............................   83
  Stand-By Master Servicer..................................   84
  Special Servicing Agreement...............................   84
  Certain Matters Regarding the Master Servicer and the
     Company................................................   84
  Servicing Defaults........................................   85
  Rights Upon Servicing Default.............................   85
  Amendment of Master Servicing Agreement...................   85
THE AGREEMENTS..............................................   86
  Modification of Agreements................................   86
  Events of Default.........................................   87
  Rights Upon Events of Default.............................   87
  Certain Indenture Covenants of the Issuer.................   88
  Issuer's Annual Compliance Statements.....................   89
  Bond Trustee's Annual Report..............................   89
  Satisfaction and Discharge of Indenture...................   89
  Termination of Trust Agreement............................   89
  The Trustees..............................................   90
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................   91
  General...................................................   91
  Junior Mortgages..........................................   92
  Foreclosure/Repossession..................................   93
  Rights of Redemption......................................   95
  Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................   96
  Federal Bankruptcy and Other Laws Affecting Creditors'
     Rights.................................................   97
  Environmental Risks.......................................   99
  Due-on-Sale Clauses.......................................  101
  Enforceability of Prepayment Charges and Late Payment
     Fees...................................................  101
  Application of Usury Laws.................................  102
  Soldiers' and Sailors' Civil Relief Act...................  102
  Subordinate Financing.....................................  102
FEDERAL INCOME TAX CONSEQUENCES.............................  103

                                                              PAGE
                                                              ----
  Classification of the Issuer and the Bonds................  103
  Taxation of the FASIT and its Holders.....................  104
  Treatment of FASIT Regular Securities.....................  106
  Taxation of High-Yield Interests..........................  106
  Taxation of FASIT Ownership Securities....................  107
  Interest and Original Issue Discount......................  107
  Premium...................................................  110
  Election to Treat All Interest as Original Issue
     Discount...............................................  111
  Realized Losses...........................................  111
  Sale or Redemption........................................  111
  Market Discount...........................................  111
  Withholding with Respect to Certain Foreign Investors.....  113
  Backup Withholding........................................  113
STATE TAX CONSIDERATIONS....................................  114
LEGAL INVESTMENT............................................  114
ERISA MATTERS...............................................  116
  General...................................................  116
  Prohibited Transactions...................................  116
RATINGS.....................................................  118
PLAN OF DISTRIBUTION........................................  119
LEGAL MATTERS...............................................  119
INDEX OF CERTAIN DEFINITIONS................................  120

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to your series of securities, and (2) the accompanying prospectus supplement which describes the specific terms of your series of securities and which may contain information that varies from the information in this prospectus.

                             PROSPECTUS SUPPLEMENTS

     The prospectus relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities, which Classes of such Series are being offered by the prospectus supplement (the "Offered Securities") and, to the extent applicable:

     The prospectus supplement, set forth to the extent applicable:

     - information concerning the Issuer of the series of securities;

     - the principal amount and the interest rate, or the method to be used to determine the interest rate, of each class of the series of securities;

     - certain characteristics of the mortgage collateral included in the trust fund assets for such series of securities and, if applicable, information as to any insurance policies, surety bonds, guaranties, derivative arrangements, cross-collateralization, reinvestment income, guaranteed investment contracts or letters of credit, and the amount and source of any reserve fund or other cash account for the securities;

     - the circumstances, if any, under which the securities of such series are subject to special redemption or optional redemption or early termination;

     - the stated maturity of each class of securities;

     - the method used to calculate the aggregate amount of principal required to be applied to the securities on each distribution date and the priority in which such payments will be applied among the classes of securities;

     - the principal amount of each class of securities that would be outstanding on specified distribution dates if the mortgage collateral relating to the class prepaid at various assumed rates;

     - the distribution dates for the series of securities;

     - information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class;

     - any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to the series of securities;

     - additional information with respect to the plan of distribution of the securities; and information as to the Master Servicer and the Bond Trustee and the Certificate Trustee for the series.

     IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under "Index of Certain Definitions" beginning on page 120 in this prospectus and under the caption "Index of Terms" in the accompanying prospectus supplement.

     Some persons participating in this offering may engage in transactions that stabilize, maintain, or in some way affect the price of the securities. These types of transactions may include stabilizing, purchasing securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Northeast Regional Office           Midwest Regional Office
                                    500 West Madison Street, Suite
Seven World Trade Center            1400
New York, New York 10048            Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov/ .

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates by reference the documents filed with the SEC on behalf of the Bond Issuer named in the accompanying prospectus supplement during the offering of the Bonds being issued by the Bond Issuer.

     Neither we, the Master Servicer, the Bond Trustee nor the Certificate Trustee for any series of securities intend to file with the SEC periodic reports with respect to the related Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. However, the related Issuer may elect to continue reporting in its sole discretion.

     This prospectus and the accompanying prospectus supplements are part of a registration statement filed with the SEC (Registration No. 333-70189). You may request a free copy of any of the above filings by writing or calling:

American Residential Eagle, Inc.
445 Marine View Avenue, Suite 100
Del Mar, California 92014
(619) 259-6082

     You should rely on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplements. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the accompanying prospectus supplements is accurate as of any date other than the date on the cover page of this prospectus or the accompanying prospectus supplements.

                                    SUMMARY

     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all the terms of the offering of the securities, you should read this prospectus and the accompanying prospectus supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this prospectus. We refer you to "INDEX OF CERTAIN DEFINITIONS" in this prospectus for the location of the definitions of certain terms.

                               SECURITIES OFFERED

     The Asset-Backed Securities being offered are either Collateralized Mortgage Bonds or Mortgage-Backed Certificates.

     The trust fund assets for each series of Bonds will consist primarily of mortgage collateral comprised of one or more of the following:

     - fixed-rate, first or junior lien mortgage loans;

     - floating-rate, first or junior lien mortgage loans;

     - mortgage pass-through securities issued or guaranteed by Ginnie Mae (or
       GNMA), Fannie Mae (or FNMA) or Freddie Mac (or FHLMC); or

     - a combination of agency securities and mortgage loans.

     - The mortgage loans will be secured by single-family residential properties (one-to four- units) or other types of residential or mixed use properties as described in "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus.

     The trust fund assets for each series of Certificates will consist primarily of one or more Bonds.

     The trust fund assets for a series of securities may also include certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization rights, reinvestment income, guaranties or letters of credit to the extent described herein and in the related prospectus supplement.

     We refer you to "TRUST FUND ASSETS" in this prospectus for more detail.

     The Bonds will be issued from time to time in one or more series pursuant to Indentures (as defined herein) between each Issuer and a bank or trust company acting as trustee (the "Bond Trustee") for the holders of the Bonds of each series (the "Bondholders") under the relevant Indenture.

     The Certificates may be issued from time to time in one or more series pursuant to Trust Agreements between American Residential Eagle, Inc. and a bank or trust company acting as the Certificate Trustee for the Certificateholders.

     Each series of securities will consist of one or more Classes which may include one or more Classes of deferred interest securities (as defined herein). A series of securities may include one or more classes of Senior Securities and one or more classes of Subordinated Securities. Unless otherwise specified in the related prospectus supplement, the Securities represent obligations of or interests in the Issuer and are not insured or guaranteed by any other person or entity. We refer you to "DESCRIPTION OF THE SECURITIES" in this prospectus for more detail. Securities of a class may differ from securities of other classes of the same series in the amounts allocated to and the priority of principal payments and interest rate and in such other manner as specified in the related prospectus supplement. A series of securities may include one or more Classes entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions. A series of securities may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, or secured by certain cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guaranties, letters of credit or derivative arrangements, in each case to the extent provided in this prospectus and in the related prospectus supplement.

                                     ISSUER

     The Issuer of each series of securities will be a trust that we establish for the sole purpose of issuing that series of securities and engaging in transactions relating to those securities. We are American Residential Eagle, Inc., a wholly owned limited purpose finance subsidiary of American Residential Investment Trust, Inc. or "AmREIT". AmREIT, a Maryland corporation, has elected to be taxed as a real estate investment trust or "REIT". Each trust that is formed to act as an Issuer will be a business trust created under Delaware law pursuant to a trust agreement between us, acting as Depositor and a bank or trust company acting as trustee. Neither we, AmREIT, nor any of our respective affiliates will guarantee or otherwise be obligated to make payments on the Securities. The securities will be obligations solely of or represent interests solely in their respective Issuers. The assets of each Issuer, other than those comprising the trust fund Assets for the securities it issues, are not expected to be significant.

     We refer you to "INTRODUCTION -- THE ISSUERS" in this prospectus for more detail.

                                MASTER SERVICER

     The entity or entities named as Master Servicer in the prospectus supplement will act as master servicer with respect to all of the mortgage loans included in the trust fund assets for the applicable series of securities pursuant to a Master Servicing Agreement among the Master Servicer, the Issuer and the Bond Trustee. The Master Servicer will directly service the mortgage loans or will administer and supervise the performance of the entities primarily responsible for servicing the mortgage loans, who may in turn be administering and supervising the performance of one or more subservicers of such mortgage loans, and will be obligated to perform the obligations of a terminated servicer or appoint a successor servicer.

     We refer you to "Servicing of the Mortgage Loans" in this prospectus for more detail.

                                SPECIAL SERVICER

     If specified in the prospectus supplement, we may appoint a Special Servicer to service, make certain decisions and take various actions with respect to delinquent or defaulted mortgage loans included in the trust fund assets.

     We refer you to "Servicing of the Mortgage Loans-Special Service Agreement" in this prospectus for more detail.

                             CLASSES OF SECURITIES

     One or more classes of securities of each series may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof;

     - entitled to receive distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

     - subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of securities of such series throughout the lives of the securities or during specified periods;

     - entitled to receive such distributions only after the occurrence of events specified in the related prospectus supplement;

     - entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets;

     - as to securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and

     - as to securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until such events occur, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related prospectus supplement.

                        DISTRIBUTIONS ON THE SECURITIES

     Distributions on the securities entitled to distributions will be made monthly, quarterly, semi-annually or at such other intervals and on the distribution dates specified in the related prospectus supplement. Distributions will be made out of the payments received in respect of the related trust fund assets or other assets pledged for the benefit of the securities to the extent specified in the related prospectus supplement. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the related prospectus supplement. The prospectus supplement for a series of securities will describe the method for allocating distributions among securities of different classes as well as the method for allocating distributions among securities for any particular class.

     The aggregate original principal balance of the securities will not exceed the aggregate distributions allocable to principal that such securities will be entitled to receive. Unless otherwise provided in the related prospectus supplement, the securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the trust fund assets as of the related cut-off date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying loans net of the aggregate servicing fees and any other amounts specified in the related prospectus supplement or at such other interest rate as may be specified in such prospectus supplement.

     The rate at which interest will be passed through or paid to holders of each class of securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related prospectus supplement. Any such rate may be calculated on a loan-by-loan or weighted average basis or calculated based on a notional amount, in each case, as described in the related prospectus supplement.

                     REDEMPTION OF BONDS; EARLY TERMINATION

     The securities of each series will be redeemable and subject to early termination under the circumstances described below. If the series of securities is redeemable or subject to early termination when the outstanding principal amount of the securities is greater than 25% of the cut-off date principal balance, such series will be titled Mortgage-Backed Callable Securities.

     - SPECIAL REDEMPTION: The Bonds of a series or a class may be subject to special redemption, in whole or in part, as specified in the related prospectus supplement. Pursuant to a special redemption, the Issuer will be required to redeem, on the dates specified in such prospectus supplement, at 100% of their unpaid principal amount, plus accrued interest, outstanding Bonds of a series or class if, as a result of substantial payments of principal on the mortgage collateral pledged as security for such series or class of bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the assumptions specified in the Indenture, that in the absence of such special redemption the amount of cash expected to be on deposit in the Bond Account on the next distribution date for such series of Bonds would be insufficient to make required payments on the Bonds of such series on such distribution date. Any such redemption will not exceed the principal amount of Bonds that would otherwise be required to be paid on the next distribution date out of the principal payments and prepayments so received. We refer you to "DESCRIPTION OF THE SECURITIES -- REDEMPTION OF
BONDS -- SPECIAL REDEMPTION" in this prospectus. Principal payments on a special redemption will be applied to Bonds of a series in accordance with the priorities specified in the related prospectus supplement.

     - OPTIONAL REDEMPTION: If so provided in the related prospectus supplement, the Bonds of each series may be subject to redemption at the option of the Issuer. The prospectus supplement for each Series will specify the circumstances, if any, under which the Bonds of such series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each class of Bonds to be redeemed (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest).

     We refer you to "DESCRIPTION OF THE SECURITIES -- REDEMPTION OF BONDS -- OPTIONAL REDEMPTION" in this prospectus for more detail.

     The Master Servicer or other party specified in the related prospectus supplement may have the option to purchase the remaining trust fund assets supporting a series of Bonds, subject to the principal balance of such trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Any such purchase of trust fund assets and property acquired other person will be at a price specified in the related prospectus supplement (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest). The exercise of such right may cause the Issuer to call for redemption of all or a portion of the related series of Bonds secured by such trust fund assets.

     - EARLY TERMINATION: If the series of Bonds included in the trust fund assets for a series of Certificates are redeemed in full pursuant to a special redemption or optional redemption, the related series of Certificates will be retired earlier than would otherwise be the case. In addition, we may have the option to purchase the remaining trust fund assets supporting a series of Certificates, subject to the principal balance of such trust fund assets being less than the percentage specified in the related prospectus supplement of the trust fund assets at the cut-off date for the series. The purchase price for such remaining trust fund assets will be at least equal to 100% of the aggregate principal balance of the outstanding Certificates, together with accrued interest thereon. In any such event, the related Issuer of such series of Certificates will be terminated and Certificateholders will receive final distributions as described in the related prospectus supplement.

                               TRUST FUND ASSETS

     Each series of securities will be separately supported by one or more of the types of trust fund assets set forth below. Unless otherwise provided in the related prospectus supplement, the Issuer may substitute other mortgage collateral for the mortgage collateral originally included in the trust fund assets for the securities of a series so long as the substitute mortgage collateral meets certain criteria.

     We refer you to "TRUST FUND ASSETS -- SUBSTITUTION OF MORTGAGE COLLATERAL" in this prospectus for more detail.

     - MORTGAGE LOANS: In connection with the issuance of a series of securities supported in whole or in part by mortgage loans, the Issuer will pledge and assign to the Bond Trustee a pool of conventional (i.e., not insured or guaranteed by any governmental agency) loans secured by first or junior mortgages or deeds of trust on single-family residential properties or other types of residential or mixed use loans described under "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus. Such additional types of mortgage loans include loans secured by small multifamily residential properties (5 to 20 units) and small mixed use residential properties (up to 12 dwelling units). If so specified in the related prospectus supplement, the mortgage loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

     We expect that all or a substantial portion of the mortgage loans for each series of securities will have been acquired by us from AmREIT for transfer to the Issuer of such series and that such mortgage loans will in most cases be "nonconforming" mortgage loans in that they will fail to satisfy the criteria to be eligible for purchase by FNMA or FHLMC for one or more reasons. Such mortgage loans may include sub-prime mortgage loans. AmREIT acquires mortgage loans in the normal course of its business from entities who have originated or otherwise acquired such loans. AmREIT works with such originating entities to develop underwriting guidelines for loan products that will meet AmREIT's investment criteria; however, neither AmREIT nor any of its affiliates originates or services mortgage loans.

     None of the mortgage loans will represent obligations of AmREIT.

     As described above, a series of certificates supported in whole or in part by mortgage loans will evidence an interest in one or more Bonds secured by such loans rather than the actual mortgage loans. For a series of Certificates supported by mortgage loans, following the pledge and assignment of such loans to the Bond Trustee, the Bonds secured by the mortgage loans will be deposited into the Issuer of such series of Certificates by the Depositor.
     We refer you to "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus for more detail.

     The payment terms of the mortgage loans supporting a series of securities, if any, will be described in the related prospectus supplement and may include any of the following features or combinations thereof or other features described in the related prospectus supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related prospectus supplement. The loan agreement or promissory note in respect of a mortgage loan may provide for the payment of interest at a rate lower than the interest rate specified in such mortgage note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

     (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) The mortgage loans generally may be prepaid at any time without payment of any prepayment fee, unless otherwise specified in the related prospectus supplement. If so specified in the related prospectus supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such mortgage loan or may decline over time, and may be prohibited for the life of any such mortgage loan or for certain periods ("lockout periods"). Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. All or a portion of any prepayment fee may be payable as additional interest on the securities, if so specified in the related prospectus supplement. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property (as defined below). Other mortgage loans may be assumable by persons meeting then applicable underwriting standards.

     We refer you to "MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS" in this prospectus for more detail.

     (e) The real property constituting security for repayment of a mortgage loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The mortgage loans may be covered by primary mortgage insurance policies to the extent provided in the related prospectus supplement.

     We refer you to "TRUST FUND ASSETS -- THE MORTGAGE LOANS" in this prospectus for more detail.

     - AGENCY SECURITIES: The agency securities supporting a series of securities will consist of:

     - fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA;

     - certificates issued and guaranteed as to timely payment of principal and interest by FNMA;

     - mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by FHLMC certificates;

     - stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related prospectus supplement, guaranteed to the same extent as the underlying securities; another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related prospectus supplement; or

     - a combination of such agency securities.

     All GNMA certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

     We refer you to "TRUST FUND ASSETS -- AGENCY SECURITIES" in this prospectus for more detail.

     - BOND AND DISTRIBUTION ACCOUNTS: All scheduled monthly principal and interest payments and all prepayments received with respect to the mortgage collateral for a series of securities, other than amounts not required to be remitted to the Bond Trustee, such as amounts retained by the Master Servicer, any servicer or any subservicer of mortgage loans as servicing compensation, to pay certain insurance premiums or to reimburse the Master Servicer or any servicer for certain advances it has made, will be remitted the Bond Account to be established as an eligible account on the closing date for the sale of such series of securities. All principal and interest distributions received from the mortgage collateral and remitted to the Bond Account, other than amounts, if any, subsequently withdrawn to reimburse the Master Servicer or any servicer for certain non-recoverable advances it has made, together with (i) the amount of cash, if any, initially deposited in the Bond Account by the Issuer, (ii) if applicable, all amounts withdrawn from any related reserve funds, (iii) any Insurance Proceeds and Liquidation Proceeds (as such terms are defined herein) and (iv) if so specified in the related prospectus supplement, all reinvestment income earned thereon, will be available for transfer to the Distribution Account (as defined herein) for application to the payment of the principal of, and interest on, such series of securities as described in the related prospectus supplement.

     On or prior to the closing date, the Bond Trustee will establish the Distribution Account which shall be an eligible account maintained with the Bond Trustee or the Certificate Trustee, as the case may be, for the benefit of the Securityholders of the related series. On or prior to a date specified in the related prospectus supplement and preceding each related distribution date, the Master Servicer shall withdraw from the Bond Account the amount required to be distributed to Securityholders on such distribution date, to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

     Any funds remaining in the Bond Account on a distribution date, other than amounts not constituting available funds, if so specified in the related prospectus supplement, after (i) the reimbursement of the Master Servicer or any servicer for non-recoverable advances made by it, (ii) each required payment of interest and principal to Securityholders of the related series has been paid in full, (iii) if applicable, any reserve fund has been funded in the manner described in the related prospectus supplement and (iv) the payment of certain expenses relating to such series of bonds, will be subject to withdrawal upon the order of the Issuer.

     We refer you to "TRUST FUND ASSETS -- BOND AND DISTRIBUTION ACCOUNTS" and "SERVICING OF THE MORTGAGE LOANS" in this prospectus for more detail.

     - PRE-FUNDING ACCOUNTS: If so specified in the related prospectus supplement, the assets of the Issuer will include the funds on deposit in a Pre-Funding Account which will be used to purchase additional mortgage collateral during a funding period specified in such prospectus supplement.

     We refer you to "TRUST FUND ASSETS -- PRE-FUNDING ACCOUNTS" in this prospectus for more detail.

                               CREDIT ENHANCEMENT

     The mortgage collateral supporting a series of securities or the securities of one or more classes in the related series may have the benefit of one or more types of credit enhancement as described herein and more fully in the related prospectus supplement. The protection against losses afforded by any such credit enhancement may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the mortgage loans underlying or comprising the mortgage collateral and will be established on the basis of requirements of each rating agency. In addition, one or more classes of securities of a series may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT" in this prospectus for more detail.

     - SUBORDINATION: A series of securities may consist of one or more classes of Senior Securities and one or more classes of Subordinated Securities. The rights of the Subordinated Securityholders to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the Senior Security-holders to the extent described in the related prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Securityholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Securityholders of a series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Securities, the amounts of principal and/or interest due them on each distribution date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related prospectus supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Security-holders; or (ii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related prospectus supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     We refer you to "CREDIT ENHANCEMENT -- SUBORDINATION" in this prospectus for more detail.

     - RESERVE FUNDS: If so specified in the related prospectus supplement, the Issuer will deposit in one or more reserve funds to be established with the Bond Trustee or the Certificate Trustee, as the case may be, cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts, re-investment income or any combination thereof, which may be used by the Bond Trustee or the Certificate Trustee to make payments on such series of securities to the extent funds are not otherwise available. The related prospectus supplement will specify the manner of funding the related reserve fund and the conditions under which the amounts in any such reserve fund will be used to make payments to holders of securities of a particular class or released to the related Issuer.

     We refer you to "CREDIT ENHANCEMENT -- RESERVE FUNDS" in this prospectus for more detail.

     - MORTGAGE POOL INSURANCE POLICY: If so specified in the related prospectus supplement, a mortgage pool insurance policy or policies may be obtained and maintained for a series of securities supported by mortgage loans, which shall be limited in scope, covering defaults on such mortgage loans in an initial amount equal to a specified percentage of the aggregate principal balance of all mortgage loans included in the related mortgage pool as of the first day of the month of issuance of the related series of securities or such other date as is specified in the related prospectus supplement (the "cut-off date").

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     We refer you to "CREDIT ENHANCEMENT -- MORTGAGE POOL INSURANCE POLICIES" in
this prospectus for more detail.

     - SPECIAL HAZARD INSURANCE POLICY: If so specified in the related prospectus supplement, a special hazard insurance policy or policies may be obtained and maintained for a series of securities supported by mortgage loans, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each special hazard insurance policy will be limited in scope and will cover losses pursuant to the provisions of each such special hazard insurance policy as described in the related prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- SPECIAL HAZARD INSURANCE POLICIES" in this prospectus for more detail.

     - BANKRUPTCY BOND: If so specified in the related prospectus supplement, a bankruptcy bond or bonds may be obtained for a series of securities supported by mortgage loans to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a mortgage loan. The level of coverage and the limitations in scope of each bankruptcy bond will be specified in the related prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- BANKRUPTCY BONDS" in this prospectus for more detail.

     - BOND INSURANCE POLICIES, SURETY BONDS AND GUARANTEES: If so specified in the related prospectus supplement, credit enhancement for one or more classes of securities of a series may be provided by insurance policies or surety bonds issued by one or more insurance companies or sureties. Such guarantee insurance or surety bond will guarantee timely payments of interest and/ or full payment of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. If specified in the related prospectus supplement, one or more surety bonds, insurance policies or third-party guarantees may be used to provide coverage for the risks of default or types of loses set forth in such prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- SECURITY INSURANCE POLICIES, SURETY BONDS AND GUARANTEES" in this prospectus for more detail.

     - LETTER OF CREDIT: If so specified in the related prospectus supplement, credit enhancement may be provided for a series of securities supported by mortgage loans by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement, such as losses resulting from delinquent payments on the mortgage loans supporting the related series of securities, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal bankruptcy laws, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a mortgage loan. The issuer of the letter of credit will be obligated to honor demands with respect to such letter or credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related prospectus supplement. The liability of an issuer under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

     - OVER-COLLATERALIZATION: If so specified in the related prospectus supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related mortgage collateral exceeds the aggregate principal balance of the securities of the related series. Such over-collateralization may exist on the related closing date or develop thereafter as a result of the application of a portion of the interest payment on each mortgage loan or agency security, as the case may be, as an additional payment in respect of principal to reduce the principal

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

balance of a certain class or classes of securities of such series and, thus, accelerate the rate of payment of principal on such class or classes of securities.

     We refer you to "CREDIT ENHANCEMENT -- OVER-COLLATERALIZATION" in this prospectus for more detail.

     - CROSS-COLLATERALIZATION: If so specified in the related prospectus supplement, separate classes of a series may be supported by separate groups of mortgage collateral. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to securities supported by one or more groups of mortgage collateral prior to payments to Subordinated Securities supported by other groups of mortgage collateral within the same series.

     We refer you to "CREDIT ENHANCEMENT -- CROSS-COLLATERALIZATION" in this prospectus for more detail.

     If so specified in the related prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate series of securities. If applicable, the related prospectus supplement will identify the series of securities to which such credit enhancement relates and the manner of determining the amount of coverage provided to such series of securities thereby and of the application of such coverage to the identified series of securities.

     We refer you to "CREDIT ENHANCEMENT -- CROSS-COLLATERALIZATION" in this prospectus for more detail.

     - MINIMUM PRINCIPAL PAYMENT AGREEMENT: If so specified in the related prospectus supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the securities of the related series at a minimum rate set forth in such prospectus supplement.

     We refer you to "CREDIT ENHANCEMENT -- MINIMUM PRINCIPAL PAYMENT AGREEMENT" in this prospectus for more detail.

     - DERIVATIVE ARRANGEMENTS: If so specified and to the extent described in the related prospectus supplement, one or more derivative arrangements may be used to support payments on the Securities. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets. Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements.

     We refer you to "CREDIT ENHANCEMENT -- DERIVATIVE ARRANGEMENTS" in this prospectus for more detail.

                                    ADVANCES

     The Master Servicer and each servicer may be obligated to advance amounts corresponding to delinquent interest and/or principal payments on the mortgage loans supporting a series of securities (including, in the case of cooperative loans, unpaid maintenance fees or other charges under the related proprietary lease) until the date, as specified in the related prospectus supplement, following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loans are otherwise liquidated. Any obligation to make advances may be subject to limitations as specified in the related prospectus supplement. If so specified in the related prospectus supplement, advances may be drawn from a cash account available for such purpose as described in such prospectus supplement. Advances will be reimbursable to the extent described under "SERVICING OF THE

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

MORTGAGE LOANS -- ADVANCES AND
OTHER AMOUNTS PAYABLE BY MASTER SERVICER" in this prospectus and "-- ADVANCES" in the related prospectus supplement.

     In the event the Master Servicer or servicer fails to make a required advance, the Bond Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or servicer.

     We refer you to "SERVICING OF MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" in this prospectus for more detail.

                          TAX STATUS OF THE SECURITIES

     The tax counsel to us and to the Issuer is Jeffers, Wilson, Shaff & Falk, LLP.

     The Bonds, when beneficially owned by someone other than AmREIT or one of its qualified real estate investment trust ("REIT") subsidiaries (as defined in section 856(i) of the Code), will constitute indebtedness for federal income tax purposes and not an ownership interest in the Issuer or the collateral. We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus and in the related prospectus supplement for information concerning the material federal tax consequences of an investment in the Bonds.

     If a FASIT election is made, Certificates representing regular interests in a FASIT will generally be taxable to holders in the same manner as evidences of indebtedness issued by the FASIT Issues. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.

     Certain classes of securities may be issued with original issue discount ("OID"). You should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the securities.

     If you are required to report income with respect to the related securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the mortgage loans, except possibly to the extent that it can be established that such amounts are uncollectable. As a result, the amount of income (including OID) you report in any period could significantly exceed the amount of cash distributed to you in that period.

                                USE OF PROCEEDS

     We will apply net proceeds to be received from the sale of the securities of each series to the purchase or acquisition of the related mortgage collateral or we will use the proceeds for general corporate purposes. The mortgage collateral included in the trust fund assets for a series of securities will be sold to us by AmREIT (or an affiliate) and deposited by us with the Issuer of such series.

     We refer you to "USE OF PROCEEDS" in this prospectus for more detail.

                                    RATINGS

     It is a condition to the issuance of each series of securities that the securities of such series to be offered hereunder be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

     We refer you to "RATINGS" in this prospectus for more detail. For more detailed

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information regarding the ratings assigned to any Class of a particular series of securities, we refer you to "SUMMARY -- RATINGS" and "RATINGS" in the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage-related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors.

     We refer you to "LEGAL INVESTMENT" in this prospectus for more detail.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. The prospectus supplement for each series of securities will discuss the potential applicability of ERISA and Section 4975 of the Code, the availability of exemptions therefrom and any limitations on investment in any class of such securities by Plans. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

                    ABSENCE OF ACTIVE PUBLIC TRADING MARKET

     Unless otherwise specified in the related prospectus supplement, the securities are not expected to be listed on an exchange or quoted in an automated quotation system of a registered securities association. As a result, it is not expected that there will be an active public trading market for the securities. This may limit the liquidity of an investment in the securities and result in any sale by a Securityholder to be at a discount from the purchase price.

                                  RISK FACTORS

     For a discussion of all material risks associated with an investment in the Securities, we refer you to "RISK FACTORS" in this prospectus and in the related prospectus supplement.

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

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with an investment in the securities.

RISKS ASSOCIATED WITH SINGLE-FAMILY MORTGAGE LOANS

     Factors that May Adversely Affect Property Values. There are several factors that could adversely affect the value of mortgaged properties such that the outstanding balance of the related mortgage loans would equal or exceed the value of the mortgaged properties. Among the factors are:

     - an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

     - a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; and

     - natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

     If such a decline occurs, the actual rate of delinquencies, foreclosures and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general. The holder of one or more Classes of Securities of the related Series will bear the losses on such mortgage loans that are not otherwise covered by the credit enhancement described in the applicable prospectus supplement.

     Delays Due to Liquidation. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules. An action to foreclose is also subject to the delays, sometimes requiring several years to complete, and expenses of other lawsuits if defenses or counterclaims are interposed. Furthermore, in some states an action to obtain a deficiency judgement is not permitted following a nonjudicial sale of the mortgaged property. If a borrower defaults, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

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     Nature of Security Provided by Junior Liens.  Certain mortgage loans may be secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages. In such case the holder must either pay the entire amount due on the senior mortgages to the senior mortgages at or prior to the foreclosure sale, or it must undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Issuer will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgages. However, the Master Servicer or servicer may, at its option, advance the Issuer such amounts to the extent deemed recoverable or prudent. If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the Issuer, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to incur losses in jurisdictions in which a deficiency judgment against the borrower is not available. The Issuer and, accordingly, holders of one or more classes of the securities, is also likely to incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

RISKS ASSOCIATED WITH INVESTING IN MULTIFAMILY AND MIXED USE MORTGAGE LOANS

     Investing in multifamily and mixed mortgage loans involves each of the risks described above for single-family mortgage loans and certain additional risks unique to multifamily and commercial lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating costs of such properties, to fund capital improvements and to service any mortgage loan or other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

     Risk of Defaults by Tenants and Higher Vacancy Rates Under Adverse Economic Conditions. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may create changes in payment patterns that result in the increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws or policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for additional units. The characteristics of a neighborhood may change over time or in relation to new

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

developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

     For mixed use mortgage loans, income from the market value of the portion of the underlying properties, which are retail or office properties, would be adversely affected if:

     - space in such properties could not be leased;

     - tenants are unable to meet their lease obligations;

     - a significant tenant were not able to make its lease payments or were to become a debtor in a bankruptcy case and the lease of the related property was rejected; or

     - for any other reason rental payments could not be collected.

     If tenant sales in the properties that contain retail space were to decline, percentage rents may decline, tenants may be unable to pay their base rent, or delays in enforcing the lessor's rights could be experienced. Repayment of the related mixed use mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew their leases or relet space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions (to the extent not reserved), could be substantial and could reduce cash flow from the properties.

     Dependence on the Performance and Viability of the Property Manager of Each Property. The profitable operation of multifamily properties and multi-tenant retail and office properties is also dependent on the performance and viability of the property manager of such property. The property manager is responsible for responding to changes in the local market, for planning and implementing the rental structure, including establishing appropriate rental rates, and for advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion. Thus, the property manager's performance may impact the borrower's ability to make payments under the related mortgage loan.

RISKS ASSOCIATED WITH NON-CONFORMING MORTGAGE LOANS

     We expect that a substantial portion of the mortgage loans supporting each series of securities to be comprised of non-conforming mortgage loans in that they will fail, for one or more reasons, to satisfy the criteria to be eligible for purchase by Fannie Mae or Freddie Mac. Such non-conforming mortgage loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, to the extent mortgage loans are acquired from AmREIT, and have been purchased under AmREIT's Freedom Program, such mortgage loans may lack standardized terms and may be secured by properties which are unique and more difficult to value than typical residential properties. Such mortgage loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower's credit standing or income ratios. Accordingly, the potential loss experience on the non-conforming mortgage loans supporting a series of securities may be more difficult to evaluate compared to the experience for conforming or other more standardized types of residential and mixed-use properties. Actual losses incurred on such non-conforming mortgage loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

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PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK

     The rate of payments of principal, including prepayments, on the mortgage collateral supporting a series of securities will directly affect the weighted average life of such series of securities. The rate of payment of principal includes prepayments resulting from refinancing or liquidations of the mortgage loans directly supporting the securities or the mortgage loans underlying the agency securities, as the case may be, due to defaults, casualties, condemnations and repurchases by the Issuer, or AmREIT or other seller or purchases by us or the Master Servicer. The "weighted average life" of a security refers to the average length of time, weighted by principal that will elapse from the date of issuance to the date each dollar of principal is repaid to the investor. The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage collateral supporting the related series of securities. In addition, the yields to maturity and weighted average lives of the securities will be affected by the extent to which the issuer thereof elects to exercise any right to call or redeem such securities. The "yield to maturity" of a security refers to the investment rate of return on such security if held to maturity.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. The rate of payment of principal, including prepayments, on the mortgage loans or the mortgage loans underlying the agency securities, as the case may be, may be influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans underlying the agency securities or the mortgage loans, such mortgage loans directly supporting the securities are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below such mortgage rates. However, there is no assurance that such will be the case. In addition, the yields to maturity and weighted average lives of the securities of a series will be affected by the extent to which the issuer thereof elects to exercise any option to call or redeem the securities and by any distribution of amounts remaining in any pre-funding account following the end of the related funding period. In each case, securityholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such securities. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on such securities.

RISKS ASSOCIATED WITH PAYMENT CHARACTERISTICS OF CLASSES OF SECURITIES

     The extent to which yields to maturity of the various classes of securities of a series may vary from the anticipated yields will depend upon:

     - the degree to which such lasses are purchased at a discount or premium;

     - the degree to which the timing of payments thereon is sensitive to the rate of payments of principal, including prepayments;

     - the related mortgage collateral; and

     - the degree to which the level of payments thereon is sensitive to rapid shifts in interest rates.

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

     The timing of changes in the rate of prepayments on such mortgage collateral may significantly affect an investor's actual yield to maturity. This is true even if the average rate of principal payments is consistent with an investor's expectation. In addition, the timing of increases and decreases in interest rates may significantly affect an investor's actual yield to maturity, even if the average level of interest rates over the term of the security is as expected. Categories of classes of securities that are generally more sensitive to such factors include the Support Classes, the Inverse Floating Rate Classes, the Interest Only Classes and the Principal Only Classes. The prospectus supplement relating to a series of securities will discuss in greater detail the effect that the rate and timing of principal payments (including prepayments), delinquencies and losses and interest rate changes have on the yield, weighted average lives and maturities of such classes of securities.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, or "CERCLA", a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This is true, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holder of the related property. We refer you to "Certain Legal Aspects of Mortgage
Loans -- Environmental Risks" in this prospectus for more detail.

LIMITED LIQUIDITY OF INVESTMENT

     Prior to issuance, there has been no market for the securities of any series. Also, there can be no assurance that a secondary market for any securities will develop, or if it does develop, that it will provide securityholders with a sufficient level of liquidity of investment or will continue while securities of such series remain outstanding. In addition, the market value of securities of any series may fluctuate with changes in prevailing rates of interest and prepayments, spreads and other factors. Consequently, the sale of securities by a securityholder in any secondary market that may develop may be at a discount from the purchase price. Issuance of the securities of a series in book-entry form may also reduce the liquidity of such securities since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. We refer you to "-- Effects of Book-Entry Registration" in this prospectus for more detail. No issuer is expected to apply to have the securities issued by it listed on any exchange or quoted in an automated quotation system of a registered securities association.

BANKRUPTCY AND INSOLVENCY RISKS

     Effects of Bankruptcy of American Residential Investment Trust,
Inc. (AmREIT) or American Residential Eagle, Inc. We and AmREIT will treat AmREIT's transfer of the trust fund assets to us as a sale for accounting purposes. We and each Issuer will treat our transfer of the trust fund assets to such Issuer as a sale for accounting purposes. As a sale of Trust Fund Assets by AmREIT to us, the trust fund assets would not be part of

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

AmREIT's bankruptcy estate and would not be available to AmREIT's creditors. However, in the event of the insolvency of AmREIT, it is possible that the bankruptcy trustee or a creditor of AmREIT may attempt to recharacterize the sale of the trust fund assets as a borrowing by AmREIT, secured by a pledge of the trust fund assets. Similarly, as a sale of trust fund assets by us to an Issuer, the trust fund assets would not be part of our bankruptcy estate and would not be available to our creditors. However, in the event of our insolvency, it is possible that the bankruptcy trustee or a creditor of ours may attempt to recharacterize the sale of the trust fund assets as a borrowing by us, secured by a pledge of the trust fund assets. In either case, in the event the transfer is recharacterized as a pledge, we or the Issuer, as the case may be, will have a perfected security interest in the related trust fund assets. Nonetheless, a court could prevent timely payments of amounts due on the securities and, thus, cause a reduction of payments due on the securities.

     Effects of Bankruptcy on the Master Servicer. In the event of the bankruptcy of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Bond Trustee or the Bondholders from appointing a successor Master Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each distribution date will be specified in the related prospectus supplement. In the event of the insolvency of the Master Servicer, and if such cash collections are commingled with Master Servicer's own funds for at least ten days, the Bond Trustee will likely not have a perfected interest in such collections. It will likely not be a perfected interest since such collections would not have been deposited in a segregated account within ten days after the collection thereof. The inclusion of the cash collections in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the securities of the related series.

     Effects of Bankruptcy of Obligors on the Mortgage Collateral. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy laws, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference. The rehabilitation plan proposed by the debtor may also reduce the monthly payments due under such mortgage loans, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal bankruptcy laws, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage collateral supporting a series of securities and possible reductions in the aggregate amount of such payments.

EFFECTS OF BOOK-ENTRY REGISTRATION

     Limited Liquidity. If the securities of a series are issued in book-entry form, such registration may reduce the liquidity of such securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Transactions in book-entry securities can be effected only through the Depository Trust Company, or "DTC", in the United States, CEDEL or Euroclear in Europe, participating organizations and financial intermediaries as defined in this prospectus. Thus, your ability to pledge a book-entry security to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems may be limited due to lack of a

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physical certificate representing such securities. Security owners will not be recognized as Securityholders, and Security owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its participants.

     Potential Delays in Payments. In addition, you may experience some delay in their receipt of distributions of interest and principal on book-entry securities since distributions are required to be forwarded by the Bond Trustee or the Certificate Trustee to DTC. DTC is then required to credit such distributions to the accounts of depository participants which thereafter will be required to credit them to your account either directly or indirectly through financial intermediaries. We refer you to "Description of the Securities -- Book-Entry Securities" in this prospectus for more detail.

RATINGS OF THE SECURITIES

     Ratings Not a Recommendation. It will be a condition to the issuance of a class of securities we offer hereby that they be rated in one of the four highest rating categories by each rating agency identified as rating such class in the related prospectus supplement. Any such rating would be based on, among other things, the adequacy of the value of the related mortgage collateral and any credit enhancement with respect to such class. Such rating will represent such rating agency's assessment solely of the likelihood that holders of such class of securities will receive payments to which Securityholders are entitled under the applicable Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on mortgages underlying the related mortgage collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated nor the likelihood of early optional termination of the series of securities. Such rating shall not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield. Nor does the rating address the possibility that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     Ratings May be Lowered or Withdrawn. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. Such rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the Issuer or any credit enhancement with respect to a series of securities. Other reasons why such rating might also be lowered or withdrawn are an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     Limitations of Analysis Performed by Rating Agencies. The amount, type and nature of credit enhancement, if any, established with respect to a class of securities of a series will be determined on the basis of criteria established by each rating agency. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each such class. There is no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience. Nor is there any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of

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any particular pool of mortgages underlying the mortgage collateral. Finally, there is no assurance that the values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgages. If the residential real estate markets should experience an overall decline in values such that the outstanding principal balances of the mortgages underlying the mortgage collateral supporting a particular series of securities and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage collateral, and accordingly, the rates of delinquencies, foreclosures and losses with respect to any mortgage collateral supporting a series of securities. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part by the holders of one or more classes of securities of the related series.

CREDIT CONSIDERATIONS AND RISKS

     Limited Source of Payments. We do not have, nor expect to have, any significant assets. Although the securities will be obligations of or interests in their respective Issuers, no Issuer is expected to have significant assets other than those included in the trust fund assets for the series of securities issued by it. Unless otherwise provided in the related prospectus supplement, the securities of a series will be payable solely from the assets included in the trust fund assets for such series and will not have any claim against or security interest in the assets supporting any other series. There will be no recourse to American Residential Eagle nor AmREIT, nor any other person for any failure to make payments on the securities. In addition, at the times set forth in the related prospectus supplement, certain mortgage collateral and/or any balance remaining in the Bond Account for a series of securities immediately after making all payments due on such securities, after making any other payments specified in the related prospectus supplement, may be promptly released or remitted to American Residential Eagle, AmREIT, any credit enhancement provider or any other person entitled thereto. Thus, such mortgage collateral and/or any balance remaining in the Bond Account for a series of securities will no longer be available for making payments on such securities. Consequently, for payments on securities of a series, investors in such securities must rely solely upon payments of principal and interest on the mortgage collateral and any other assets included in the trust fund assets for such series, and the sources of credit enhancement identified in the related prospectus supplement.

     No Recourse To American Residential Eagle, Inc. or AmREIT. The securities will not represent an interest in or obligation of American Residential Eagle or AmREIT or any affiliate thereof. Our only obligations, if any, with respect to the mortgage collateral or the securities of any series will be pursuant to certain representations and warranties. We do not have, and do not expect in the future to have, any significant assets with which to meet any obligation to repurchase mortgage collateral with respect to which there has been a breach of any representation or warranty. If, for example, we were required to repurchase a mortgage loan, our only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of AmREIT or other Seller, or (ii) to the extent provided in the related prospectus supplement, from a reserve fund or similar credit enhancement established to provide funds for such repurchases.

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

     The only obligations of AmREIT or other Seller with respect to the mortgage collateral or the securities of any series will be pursuant to certain representations and warranties. AmREIT or such other Seller may be required to repurchase or substitute for any mortgage loan with respect to which such representations and warranties are breached. There is no assurance, however, that AmREIT or such other Seller will have the financial ability to effect any such repurchase or substitution.

     Limitations Of Direct or Indirect Backing For Securities. Agency securities are issued or guaranteed by government-sponsored entities but only the guarantee by GNMA of Ginnie Mae Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of Fannie Mae Certificates and Freddie Mac Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. Neither the United States nor any agency thereof will be obligated to finance the operations of FNMA or FHLMC or to assist either FNMA or FHLMC in any other way. We refer you to "Trust Fund Assets -- Agency Securities" in this prospectus for more detail. Although payment of principal of, and interest on, any agency security securing all or part of a series of securities will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such agency security and will not guarantee the payment of principal or interest on the securities of such series.

     Deficiency on Sale of Mortgage Collateral. In the event of an acceleration of the payment of the Bonds of a series, upon an event of default under the Indenture with respect to such series, there is no assurance that the proceeds from any sale of the mortgage collateral would be sufficient to pay in full the outstanding principal amount of such series of Bonds (or related series of Certificates) together with interest accrued thereon. The market value of such mortgage collateral generally will fluctuate with changes in prevailing rates of interest. Consequently, such mortgage collateral may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the securities of such series. Although the securities will be obligations of or represent interests in their respective Issuers, no Issuer is expected to have significant assets other than those included in the trust fund assets for the series of securities issued by it. It is therefore unlikely that the Issuer will have sufficient other assets available for payment of any such deficiency. If, following an event of default, a series of Bonds has been declared to be due and payable, the Bond Trustee may, in its discretion, but subject to the direction of the securityholders, refrain from selling the collateral for such series of Bonds and continue to apply amounts received on the collateral to payments due on the securities of such series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. We refer you to "The
Agreements -- Rights Upon Events of Default" in this prospectus for more detail.

     Effect of Subordination. If so specified in the related prospectus supplement, the rights of the holders of one or more classes of Subordinated Securities will be subordinate to the rights of one or more classes of Senior Securities of such series to payments of principal and/or interest (or any combination thereof) to the extent specified in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent payments or ultimate losses, the amount of subordination will be limited. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate

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

amount of claims under any related credit enhancement may be exhausted before the principal of the lower priority classes of securities of such series has been repaid. As a result, the impact of significant losses on the mortgage collateral may be borne first by any class of Subordinated Securities of a series and thereafter by the classes of Senior Securities of such series, in each case to the extent described in the related prospectus supplement.

     Limitations, Reduction and Substitution of Credit Enhancement. The prospectus supplement for a series of securities will describe any credit enhancement for such series, which may include cash accounts, insurance policies, surety bonds, guaranteed investment contracts, cross-collateralization, reinvestment income, guarantees, letters of credit or derivative arrangements to the extent described herein and therein. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related prospectus supplement. The credit enhancement may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related series of securities, and as a result securityholders of the related series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Bond Trustee or the Certificate Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, provided each applicable rating agency indicates that the then-current rating of the securities of such aeries will not be adversely affected. We refer you to "Credit Enhancement" in this prospectus for more detail.

     The amount of applicable credit enhancement supporting one or more classes of securities of a series, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency. Each rating agency rates such classes of securities based on, among other things, assumptions regarding levels of defaults, delinquencies and losses. There can be no assurance that the default, delinquency and loss experience on the related mortgage collateral will not exceed such assumed levels. We refer you to "-- Ratings of the Securities" in this prospectus for more detail.

     Delinquent Loans May Adversely Affect Investment. Certain of the mortgage loans directly supporting the securities or mortgage loans underlying the agency securities supporting a series of securities may be past due or non-performing as of the related cut-off date. You should consider the risk that the inclusion of such loans in the mortgage collateral for a series of securities may affect the rate of defaults and prepayments on such mortgage collateral and the yield on the securities of such series.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK

     If so specified in the related prospectus supplement, on the related closing date we will deposit cash in an amount specified in such prospectus supplement into a Pre-Funding Account. The pre-funded amount will be used to purchase additional mortgage loans and/or agency securities from us during a period from the related closing date to a date not more than one year after such closing date. We, in turn, will acquire such subsequent mortgage collateral from AmREIT. The Pre-Funding Account will be maintained with the Bond Trustee for the related series of securities and is designed solely to hold funds to be

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

applied by such Bond Trustee during the funding period to pay to American Residential Eagle the purchase price for subsequent mortgage collateral. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related mortgage collateral. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent mortgage collateral by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to securityholders on the distribution date immediately following the end of the funding period in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related series of securities. We refer you to "Trust Fund Assets -- Pre-Funding Account" in this prospectus for more detail.

PRE-FUNDING ACCOUNTS MAY ADVERSELY AFFECT INVESTMENT

     The ability of the Issuer to acquire subsequent mortgage collateral during the funding period will be dependent upon our ability to acquire subsequent mortgage collateral that satisfies the requirements described in the related prospectus supplement. Although such subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, such subsequent mortgage collateral may have certain different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of such subsequent mortgage collateral pursuant to the pre-funding account may adversely affect the performance of the related securities. We refer you to "Trust Fund
Assets -- Pre-Funding Account" in this prospectus for more detail.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES

     All of the "deferred interest securities" will be, and certain of the other securities may be, issued with original issue discount for federal income tax purposes. A holder of a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the deferred interest securities generally will be treated as original issue discount for this purpose. We refer you to "Federal Income Tax Consequences -- Interest and Original Issue Discount" and "-- Market Discount" in this prospectus for more detail.

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                                  INTRODUCTION

     American Residential Eagle, Inc., a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell Securities from time to time under this Prospectus and related Prospectus Supplements. The Company is a limited purpose finance corporation whose capital stock is wholly owned by American Residential Investment Trust, Inc. ("AmREIT"). AmREIT, a Maryland corporation, has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Company was formed for the sole purpose of acting as the depositor of one or more trusts to be formed for the purpose of issuing the Securities offered hereby and by the related Prospectus Supplements. Each trust that is formed to act as an Issuer will be created pursuant to an agreement between the Company acting as depositor (in such capacity, the "Depositor"), and a bank or trust company, acting as trustee. Each trust will be established solely for the purpose of issuing one Series of Securities and engaging in transactions relating thereto. Each Series of Securities will be separately supported by the Trust Fund Assets described in the Prospectus Supplement relating to such Series, which assets will constitute the only significant assets available to make payments on the Securities of such Series. Accordingly, the investment characteristics of a Series of Securities will be determined by the Trust Fund Assets for such Series and will not be affected by the identity of the obligor with respect to such Series of Securities. The term "Issuer," as used herein, with respect to a Series of Securities refers to the trust established by the Company for the sole purpose of issuing such Series of Securities.

     Each Series of Bonds will be issued pursuant to a separate Indenture (the "Indenture") between the Issuer of such Series and a bank or trust company acting as trustee for the holders of such Bonds (the "Bond Trustee"). Each Series of Certificates will be issued pursuant to a separate Trust Agreement (the "Trust Agreement") between the Depositor and a bank or trust company acting as trustee (the "Certificate Trustee"). The Indentures and Trust Agreements for Series of Securities offered hereby are referred to herein collectively as "Agreements" and individually as an "Agreement." A form of the each Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each final Agreement relating to each Series of Securities will be filed with the Securities and Exchange Commission as soon as practicable following the issuance of such Series of Securities.

THE ISSUERS

     Any trust established to act as Issuer of a Series of Securities will be created pursuant to a trust agreement between the Company and a bank or trust company acting as trustee. Under the terms of each trust agreement creating a trust relating to a Series of Bonds (a "Bond Issuer"), the Company initially will retain the entire beneficial interest in the trust created thereunder unless otherwise specified in the related Prospectus Supplement. The Company may thereafter sell or assign all or a portion of such beneficial ownership to another entity or entities unless prohibited from doing so by the related trust agreement. The beneficial owners of each Bond Issuer will have no liability for the obligations of the Issuer under the Bonds issued by it and holders of Bonds of each Series will be deemed to have released the holders of beneficial interest from any claim, liability or obligation on or with respect to the Bonds. Each Bond Issuer will be managed by AmREIT. Under the terms of each trust agreement creating a trust relating to a Series of Certificates (a "Certificate Issuer"), the Company may retain or sell all or a portion of any Class of such Series of Certificates.

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

     The Mortgage Collateral for each Series of Securities will have been deposited with the Issuer of such Series by the Company which, in turn, will have either (i) received such collateral from AmREIT (or an affiliate) as a contribution to the Company's capital or (ii) purchased such collateral from AmREIT (or an affiliate) or another entity or entities (in such capacity, each a "Seller") as provided in the related Prospectus Supplement. (References herein to AmREIT in its capacity as Seller shall be deemed to include any affiliate of AmREIT acting in such capacity.) AmREIT acquires mortgage loans in the normal course of its business from entities who have originated or otherwise acquired such loans. AmREIT works with such originating entities to develop underwriting guidelines for loan products that will meet AmREIT's investment criteria; however, neither AmREIT nor any of its affiliates originates or services mortgage loans. None of the Mortgage Loans will represent obligations of AmREIT.

     In connection with the issuance of each Series of Bonds, the related Mortgage Collateral will be deposited by the Company with the Issuer of such Series and pledged by such Issuer to the Bond Trustee under the related Indenture to secure such Series of Bonds. The Indenture with respect to each Series of Bonds will prohibit the incurrence of further indebtedness by the Issuer of such Series of Bonds. The Bond Trustee will hold the Mortgage Collateral for a Series of Bonds as security pledged only for that Series, and holders of the Bonds of that Series will be entitled to the benefits of such security pursuant to the terms of the Indenture. In connection with the issuance of each Series of Mortgaged-Backed Certificates (the "Certificates"), the Company will deposit one or more Series of Bonds created for such purpose into the Issuer of such Series of Certificates by assigning the Bonds to the Certificate Trustee under the related Trust Agreement for such Series of Certificates. The Trust Agreement with respect to such Series will prohibit the issuance of additional Series of Certificates by that Issuer. The Certificate Trustee will hold the Bonds so designated as part of the Trust Fund Assets for such Series of Certificates and the holders of such Series of Certificates will have beneficial ownership of such Trust Fund Assets pursuant to the terms of the Trust Agreement.

     Each trust agreement will provide that the related trust may not conduct any activities other than those related to the issuance and sale of the Securities of the particular Series issued by it and such other limited activities as may be required in connection with reports and distributions to holders of beneficial interests in the trust. No trust agreement will be subject to amendment without the prior written consent of the Bond Trustee or the Certificate Trustee for the related Series, which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the Securityholders of such Series.

THE COMPANY

     The Company was incorporated in the State of Delaware on January 27, 1998 and is a limited purpose finance subsidiary of AmREIT. The Company is a qualified real estate investment trust subsidiary. AmREIT is a publicly owned real estate investment trust. The Company's principal executive offices are located at 445 Marine View Avenue, Suite 100, Del Mar, California 92014. The Company's telephone number is 619-259-6082.

     AmREIT has agreed with the Company that AmREIT will not file or cause to be filed any voluntary petition in bankruptcy against the Company or any trust created by it until at least one year after the date on which the related Securities have been paid in full, if at all.

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

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities of each Series will be applied by the Company to the purchase or acquisition of the related Trust Fund Assets or the payment of expenses incurred in connection with the issuance of Securities and otherwise incurred in connection with the conduct of the Company's operations.

                               TRUST FUND ASSETS

GENERAL

     The Trust Fund Assets securing each Series of Bonds will consist of collateral (the "Collateral") comprised of (i) the Mortgage Collateral pledged as security for such Series of Bonds, (ii) funds on deposit in the Bond Account and the Distribution Account under the Indenture for such Series of Bonds representing payments and prepayments on Mortgage Collateral, including, to the extent applicable, all payments which may become due under any applicable hazard, mortgage guaranty, mortgagor bankruptcy, title insurance and bond insurance policies (collectively, the "Insurance Proceeds") and the proceeds (the "Liquidation Proceeds") of foreclosure or settlement of defaulted Mortgage Loans each as required to be remitted to the Bond Trustee, (iii) cash, certificates of deposit, letters of credit, surety bonds, reinvestment income, guaranteed investment contracts or any combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund, (iv) the amount of cash, if any, specified in the related Prospectus Supplement, to be initially deposited by the Issuer in the related Bond Account, (v) certain cash accounts, insurance policies, surety bonds, reinvestment income, guarantees, letters of credit, cross-collateralization or derivative arrangements, as specified herein and in the related Prospectus Supplement, (vi) to the extent applicable, the reinvestment income on all of the foregoing, (vii) the Issuer's rights under the Master Servicing Agreement with respect to the Series of Bonds, (viii) the Issuer's rights under the Mortgage Loan Purchase Agreement with respect to the Series of Bonds, (ix) amounts (excluding any reinvestment income thereon) deposited in the related early remittance account, if any, under the Indenture for such Series of Bonds and (x) the Issuer's rights under certain of the Mortgage Pool Insurance Policies and/or Bond Insurance Policies obtained for such Series of Bonds. Scheduled payments on the Mortgage Collateral securing a Series of Bonds and amounts, if any, initially deposited in the related Bond Account, together with, to the extent applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

     The Trust Fund Assets for each Series of Certificates will consist primarily of one or more Bonds representing the right to receive all or substantially all of the payments on the Collateral securing such Series of Bonds. Each Series of Certificates will accordingly be supported by the Mortgage Collateral and other items included in the Trust Fund Assets for the related Series of Bonds.

     Each Prospectus Supplement relating to a Series of Securities will include information as to (i) the approximate aggregate principal amount of the Mortgage Collateral supporting such Series and whether the Mortgage Collateral consists of Mortgage Loans,

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GNMA Certificates, FNMA Certificates, FHLMC Certificates or some combination of
Mortgage Loans and Agency Securities and (ii) the approximate weighted average terms to maturity of such Mortgage Collateral.

     The Collateral supporting each Series of Securities will serve as Trust Fund Assets only for that Series of Securities, except to the extent that any Mortgage Pool Insurance Policies, Special Hazard Insurance Policies, Bankruptcy Bonds or other form of credit enhancement specified herein may, if specified in the related Prospectus Supplement, be pledged to support more than one Series of Securities. See "CREDIT ENHANCEMENT" herein.

     The following is a brief description of the Mortgage Collateral expected to be included in the Trust Fund Assets for a Series of Securities. If specific information respecting the Mortgage Collateral is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A schedule of the Mortgage Collateral relating to such Series of Securities will be attached to the applicable Agreement upon issuance of the Securities.

THE MORTGAGE LOANS

     GENERAL. All of the Mortgage Loans will be contributed to the Company's capital by AmREIT (or an affiliate) or purchased by the Company from AmREIT (or an affiliate) or another Seller and will be master serviced by the Master Servicer specified in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS" herein. Mortgage Loans contributed to or acquired by the Company will have been originated in accordance with the underwriting criteria specified under "MORTGAGE LOAN PROGRAM UNDERWRITING STANDARDS" herein and in the related Prospectus Supplement. The Mortgage Loans supporting a Series of Securities will consist solely of Conventional Loans secured by first or junior liens on one-to four-family residential properties or other types of residential or mixed use properties described below under "FREEDOM PROGRAM." All Mortgage Loans supporting a Series of Certificates will be secured by first liens on single parcels of real estate. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- GENERAL" herein. The real property constituting security for repayment of a Mortgage Loan (each, a "Mortgaged Property") may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico, or any other territory of the United States as specified in the related Prospectus Supplement. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans supporting a Series of Securities will have monthly payments due on the first day of each month. Such monthly installments on each such Mortgage Loan, net of (i) applicable servicing compensation or master servicing compensation, (ii) amounts retained by the Master Servicer or Servicer (as defined herein) to be applied to the payment of premiums for certain Mortgage Pool Insurance Policies and, if applicable, bond insurance policies and (iii) amounts retained to reimburse the Master Servicer or Servicer

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

for certain advances it has made, will be payable to the Bond Trustee by the Master Servicer on or before the monthly remittance date specified in the Prospectus Supplement relating to the Series of Securities supported by such Mortgage Loans (each, a "Remittance Date"). See "SERVICING OF THE MORTGAGE LOANS --PAYMENTS ON MORTGAGE LOANS" and "-- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein. The payment terms of the Mortgage Loans supporting a Series of Securities will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations as set forth in the related loan agreement or promissory note ("Mortgage Note"). Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. A Mortgage Note may provide for the payment of interest at a rate lower than the interest rate ("Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans may be prepaid (i) at any time without the payment of any prepayment fee or (ii) subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by

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     persons meeting the then applicable underwriting standards. See "MORTGAGE
     LOAN PROGRAM -- UNDERWRITING STANDARDS" herein.

     The Mortgage Collateral supporting a Series of Securities may include certain Mortgage Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagors during the early years of such Mortgage Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Mortgage Loans will consist of mortgage loans or deeds of trust secured by first or junior liens on one-to four-family residential properties or other types of residential or mixed use properties described below under "FREEDOM PROGRAM." If provided in the related Prospectus Supplement, certain of the Mortgage Loans may be secured by junior liens where the related senior liens ("Senior Liens") are not to be included as part of the Mortgage Collateral. Holders of such Mortgage Loans secured by junior liens are subject to the risk that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loans. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Issuer as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer or a Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Issuer, as the holder of the junior liens, and, accordingly, holders of one or more classes of the Securities of the related Series, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Company, with

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respect to the Mortgage Loans supporting the related Series of Securities, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the date of issuance of the related Series of Securities, (ii) the types of property securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date of any of the Mortgage Loans, (v) the maximum and minimum per annum Mortgage Rates and (vi) the geographical distribution of the Mortgage Loans.

     If so specified in the related Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

     The Mortgaged Properties relating to Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, small multi-family and mixed use properties and certain other dwelling units described under "FREEDOM PROGRAM." Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loans by at least five years.

     FREEDOM PROGRAM. Under AmREIT's Freedom Program, it will (i) identify segments of the residential Mortgage Loan market that meet its general criteria for potential originations, (ii) develop tailored underwriting guidelines for Mortgage Loans to be generated in each market segment, (iii) arrange for the acquisition by it of Mortgage Loans directly from the originators ("Correspondents"), hence avoiding certain loan broker or other intermediary fees, and (iv) arrange for the servicing of the Mortgage Loans by entities experienced in servicing the particular types of Mortgage Loans involved. Although AmREIT works with its Correspondents to develop the desired underwriting guidelines, neither AmREIT nor any of its affiliates originates or services mortgage loans.

     Under the Freedom Program, AmREIT will identify market segments of the residential Mortgage Loan market that it believes have the potential for generating Mortgage Loans with higher yields than other Mortgage Loans with generally comparable risks. These segments generally are present where there is less competition among Mortgage Loan originators and, hence, fewer resources available to borrowers. AmREIT has identified a number of such segments and expects that new opportunities to other market segments will become available as the Mortgage Loan market continues to change. These emerging market segments typically will include Mortgage Loans that are not readily available from large, nationally-based Mortgage Loan originators due to factors related to the Mortgage Loan underwriting process itself (such as the need to value a complex, mixed use property) or a limited secondary market for resale of such types of Mortgage Loans.

     AmREIT has identified the following market segments of the residential Mortgage Loan market for its initial tailored Mortgage Loan products:

          - Small Multifamily Home Mortgage Loans. A small multifamily home Mortgage Loan will be secured by a first lien on a 5-unit to 20-unit residential property. The underwriting guidelines for small multifamily home Mortgage Loans

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     will place emphasis on the appraised value, the existence and terms of underlying leases, a cash flow analysis, the condition of the mortgaged property and favorable credit reports.

          - Manufactured Housing Mortgage Loans. A manufactured housing Mortgage Loan will be secured by a first lien on an owner occupied manufactured housing unit (excluding mobile homes) permanently affixed to a foundation and the underlying lot. The underwriting guidelines for manufactured housing Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, the quality of the borrower's income and favorable credit reports.

          - Mixed Use Mortgage Loans. A mixed use Mortgage Loan will be secured by a first lien on a combined commercial and up-to-twelve-unit residential property. The qualifying commercial uses of the properties will be generally limited to retail, professional, light industrial or office use. The underwriting guidelines for mixed use Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property (and environmental compliance),cash flow analysis and credit reports (including credit reports on commercial tenants).

          - Rural Home Mortgage Loans. A rural home Mortgage Loan will be secured by a first lien on a residential property in a rural area where agricultural use is present but limited to noncommercial use. The underwriting guidelines for rural home Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, quality of the borrower's income and favorable credit reports. Rural home Mortgage Loan amounts will generally be higher with respect to the appraised value of the residence, and the first five acres and lower with respect to any additional acreage.

          - Mini-Ranch Home Mortgage Loans. A mini-ranch home Mortgage Loan will be secured by a first lien on a residential ranch property. The underwriting guidelines for mini-ranch home Mortgage Loans will place emphasis on appraised value (relying on comparable sales), condition of the property, the quality of the borrower's income (primarily non-ranch income) and favorable credit reports. Mini-ranch home Mortgage Loan amounts will generally be higher with respect to the appraised value of the residence and the first five acres, and lower with respect to any additional acreage.

          - Condominium/Resort Mortgage Loans. A condominium/resort Mortgage Loan will be secured by a first lien on a vacation property, including those located in ski, golf and other recreational resort areas. The underwriting guidelines for condominium/resort Mortgage Loans will place emphasis on appraised value (relying on comparable sales with same complex comparables preferred), same complex rental history, the quality of the borrower's income and favorable credit reports.

     AmREIT has created tailored underwriting guidelines for Mortgage Loans in the initial target market segments. Such Mortgage Loan underwriting guidelines will set forth the various characteristics (such as combinations of loan-to-value levels and credit ranking of borrowers) for Mortgage Loans that AmREIT is prepared to purchase from Correspondents. These Mortgage Loans generally will be nonconforming, primarily as a result of the property type, and, to a lesser extent, the borrower's credit characteristics.

     AmREIT intends to draw upon the experience of its executive officers in the residential mortgage industry to build a network of Correspondents with expertise in

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market segments targeted by AmREIT. AmREIT will make arrangements to acquire
Mortgage Loans through its relationships with these Correspondents. AmREIT will identify and work with a number of Correspondents to generate Mortgage Loan products for the Freedom Program.

     The Mortgage Loans acquired pursuant to the Freedom Plan will have certain distinct risk characteristics and generally lack standardized terms, which may complicate their structure. The underlying properties themselves may be unique and more difficult to value than typical residential real estate properties. Although AmREIT intends to seek geographic diversification of the properties which are collateral for its Mortgage Loans, it does not intend to set specific diversification requirements (whether by state, zip code or other geographic measure). Concentration of the Mortgage Collateral securing a series of Bonds in any one area will increase exposure to the economic and natural hazard risks associated with that area.

     OTHER LOAN PROGRAMS. In addition to the tailored Mortgage Loan products described above, AmREIT may also acquire conforming Mortgage Loans and nonconforming jumbo Mortgage Loans from Correspondents, and purchase Mortgage Loans on a bulk basis. Conforming Mortgage Loans meet underwriting guidelines with respect to principal balance, loan repayment schedule and borrower credit history, as defined by certain government sponsored agencies. These Mortgage Loans will consist of conventional Mortgage Loans that comply with requirements for inclusion in certain programs sponsored by the FHLMC or FNMA, and FHA Loans and VA Loans. The nonconforming Mortgage Loans will be conventional Mortgage Loans that vary in one or more respects from the requirements for participation in FHLMC or FNMA programs.

     AmREIT may invest in sub-prime Mortgage Loans. Sub-prime Mortgage Loans are residential Mortgage Loans made to borrowers with credit ratings below the conforming Mortgage Loan guidelines. Additionally, sub-prime Mortgage Loans generally are subject to greater frequency of loss and delinquency than conforming Mortgage Loans. Accordingly, lower credit grade Mortgage Loans normally bear a higher rate of interest than conforming Mortgage Loans. The Prospectus Supplement relating to any Series of Bonds secured by sub-prime Mortgage Loans will set forth the matrix of underwriting criteria under which such Mortgage Loans were originated separately for each credit-quality category (e.g., "A--," "B," "C" or "D") applicable to such Mortgage Loans.

     No assurance can be given that values of the Mortgaged Properties will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, securing a Series of Bonds become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral. To the extent that such losses are not covered by subordination provisions, any other credit enhancement or alternative arrangements described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

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     ASSIGNMENT OF MORTGAGE LOANS TO BOND TRUSTEE.  Assignments of the mortgages or deeds of trust in recordable form, naming the Bond Trustee as assignee, will be executed and, subject to release for recording purposes, delivered to the Bond Trustee or its Custodian along with certain other original documents evidencing the Mortgage Loans, including the related Mortgage Notes. The original mortgage documents will be held by the Bond Trustee or one or more of its custodians, except to the extent released to the Master Servicer or any Servicer from time to time in connection with its respective servicing activities. The Issuer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Bond Trustee, such recording is not required to protect the Bond Trustee's interest in such Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuer or the originator of such Mortgage Loan. In the event an assignment of a Mortgage Loan to the Bond Trustee is not recorded or the opinion referred to above is not delivered to the Bond Trustee within the period specified in the related Prospectus Supplement, the Seller may, if required by the Bond Trustee in accordance with the terms of the Indenture, be obligated to (i) purchase such Mortgage Loan at a price equal to the outstanding principal balance thereof on the date of such purchase plus accrued and unpaid interest thereon to the first day of the month following the month in which such Mortgage Loan is purchased and deposit such amount in the Bond Account for the related Series of Securities or (ii) if permitted by the applicable provisions of the Indenture and the Mortgage Loan Purchase Agreement with respect to such Series of Securities, replace such Mortgage Loan with an eligible replacement mortgage loan (a "Replacement Mortgage Loan"). See
"-- SUBSTITUTION OF MORTGAGE COLLATERAL" herein.

     The Master Servicer will service the Mortgage Loans, either directly or through other mortgage servicing institutions ("Servicers"), pursuant to a Master Servicing Agreement (as defined herein), and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "SERVICING OF THE MORTGAGE LOANS" herein. With respect to Mortgage Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual master servicing obligations under the related Master Servicing Agreement (including its obligation to enforce the obligations of the Servicers) as more fully described herein under "MORTGAGE LOAN PROGRAM -- REPRESENTATIONS BY SELLERS; REPURCHASES" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "SERVICING OF THE MORTGAGE LOANS -- ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER" herein. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

AGENCY SECURITIES

     GENERAL. The "Agency Securities" supporting a Series of Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) certificates ("Guaranteed Mortgage Pass-Through

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Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"),
(iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of passthrough certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities.

     GNMA CERTIFICATES. GNMA is a wholly-owned corporate instrumentality of the United States with the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guaranty.

     Each GNMA Certificate included in the Trust Fund Assets a Series of Securities (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the

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payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA
Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the passthrough rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA
Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Bond Trustee or its nominee, as registered holder of the GNMA Certificates securing a Series of Bonds will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate supporting a Series of Securities will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the registered holder by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate securing a Series of Bonds or any other early recovery of principal on such loans will be passed through to the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments

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during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Bonds may he held in book-entry form.

     The GNMA Certificates supporting a Series of Securities, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA originally was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan generally must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates supporting a Series of Securities will consist of conventional loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pools, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest

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rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. One "basis point" is equal to one-hundredth of a percentage point (0.01%). If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates supporting a Series of Securities, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of guaranteed mortgage securities, primarily

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FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien Conventional Loans, FHA Loans or VA Loans. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates supporting a Series of Securities will generally consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Bonds, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of any demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders

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

of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

SUBSTITUTION OF MORTGAGE COLLATERAL

     Substitution of Mortgage Collateral (the "Substitute Collateral") will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Collateral or in the event the documentation with respect to any Mortgage Collateral is determined by the Bond Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the Prospectus Supplement for a Series of Securities. The Prospectus Supplement for a Series of

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

Securities will describe the conditions upon which Mortgage Collateral may be substituted for Mortgage Collateral initially supporting such Series.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Master Servicer, the Seller and/or the Company may, at its option, purchase from the Issuer any Mortgage Loan which is delinquent in payment by more than the number of days specified in such Prospectus Supplement, at a price specified in such Prospectus Supplement.

BOND AND DISTRIBUTION ACCOUNTS

     A separate Bond Account will be established with the Bond Trustee for each Series of Securities for receipt of (i) all interest and principal payments (including, to the extent applicable, any required advances by the Master Servicer and any Servicers) and all prepayments on the Mortgage Collateral supporting such Series required to be remitted to the Bond Trustee (including, to the extent applicable, Insurance Proceeds required to be remitted to the Bond Trustee and Liquidation Proceeds); (ii) the amount of cash, if any, withdrawn from any related Reserve Fund; and (iii) if so specified in the related Prospectus Supplement, the reinvestment income on all of the foregoing. On or prior to the date specified in the related Prospectus Supplement (each, a "Distribution Account Deposit Date"), the Master Servicer shall withdraw from the Bond Account the security distribution amount (the "Security Distribution Amount") at monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the prospectus supplement (each a "Distribution Date"), to the extent of funds available for such purpose on deposit therein, and will deposit such amount in the Distribution Account.

     The Bond Trustee will invest the funds in the Bond Account and the Distribution Account in Permitted Investments maturing no later than the next Distribution Date for the related Series of Securities. "Permitted Investments" may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each applicable Rating Agency, or such lower rating which will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency, (iii) commercial paper or finance company paper which is then receiving the highest commercial or finance company paper rating of each applicable Rating Agency, or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not an applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in a change in the rating then assigned to each related Series of Securities by each Rating Agency; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution

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

to the extent such deposits are fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency; (vii) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each applicable Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each applicable Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each such Rating Agency; and (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as will not result in a change in the rating then assigned to each related Series of Securities by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account (as defined herein). If a letter of credit is deposited with the Bond Trustee, such letter of credit will be irrevocable, will name the Bond Trustee, in its capacity as trustee for the Securityholders, as the sole beneficiary and will be issued by a bank acceptable to each applicable Rating Agency. (Indenture, Section 1.01)

     Unless an Event of Default or an event which if not timely cured will constitute an Event of Default with respect to a Series of Securities has occurred and is continuing, funds remaining in the related Bond Account following a Distribution Date for such Bonds (other than certain amounts not constituting Available Funds if so specified in the related Prospectus Supplement or any funds required to be deposited in a related Reserve Fund) will be subject to withdrawal upon the order of the Issuer free from the lien of the Indenture.

PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Bond Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the pre-funded amount on the related Closing Date (the "Pre-Funded Amount"). The Pre-Funding Account will be maintained with the Bond Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Bond

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

Trustee during the "Funding Period" to pay to the Depositor the purchase price for "Subsequent Mortgage Collateral." Prior to inclusion in the Collateral supporting a Series of Securities, in accordance with the provisions of the related Indenture, the Subsequent Mortgage Collateral will be subject to review by the same parties as reviewed the initial Mortgage Collateral. Specifically, the Bond Trustee will be required to perform a document review and an independent firm will certify the fair value of the Subsequent Mortgage Collateral. In addition, the Issuer will be required to deliver to the Bond Trustee a legal opinion to the effect that all Indenture requirements have been met for including the Subsequent Mortgage Collateral in the Collateral.

     Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Collateral. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Bond Trustee to purchase Subsequent Mortgage Collateral from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Series of Securities will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments (as such term is defined above under "-- BOND AND DISTRIBUTION ACCOUNTS") under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Bond Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be paid to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities. Certain information with respect to the Subsequent Mortgage Collateral will be filed with the Commission on Form 8-K within fifteen days after the date such Subsequent Mortgage Collateral is conveyed to the related Trust.

     In addition, if so specified in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the applicable Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Mortgage Collateral. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Bonds will be issued pursuant to an indenture ("Indenture") between the related Bond Issuer and the entity named in the related Prospectus Supplement as Bond Trustee with respect to such Series, and the related Mortgage Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture

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

and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Certificates will be issued pursuant to a separate agreement (a "Trust Agreement") between the Depositor and the Certificate Trustee. A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The Indentures and Trust Agreements for Series of Securities offered hereby are referred to collectively as "Agreements" and individually as an "Agreement." The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund Assets. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to American Residential Eagle, Inc., 445 Marine View Avenue, Suite 100, Del Mar, California 92014.

GENERAL

     Unless otherwise described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Bonds, be secured by, the related Trust Fund Assets pursuant to the terms of each Agreement and will not be entitled to payments in respect of the assets included in any other Issuer established by the Depositor. Unless otherwise specified in the Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. The assets of each Issuer will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets as are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Mortgage Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Account, as described below under "TRUST FUND ASSETS -- BOND AND DISTRIBUTION ACCOUNTS";
(iii) property which secured a Mortgage Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, Trust Fund Assets may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more Classes. Each Class of Bonds of a Series will be secured by, and each Class of Certificates of a Series will evidence beneficial ownership of, a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, the related Trust Fund Assets. A Series of Securities may include one or more Classes that are senior in right to payment to one or more other Classes of Securities of such Series. Certain Series or Classes of Securities may be covered by

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

insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more Classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more Classes of a Series of Securities may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the applicable Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the applicable Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be transferable and exchangeable at the Corporate Trust Office of the applicable Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a Class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Mortgage Loans or a Class of Securities entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA MATTERS." Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a Class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the applicable Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Bond Trustee, the Certificate Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

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

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "CREDIT ENHANCEMENT." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the applicable Trustee out of, and only to the extent of, funds in the related Distribution Account, including any funds transferred from the Bond Account and any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the applicable Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Bond Account on such Distribution Date (net of related fees and expenses payable by the related Issuer) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each Class of Securities (the "Class Security Balance") entitled to interest from the date, at the applicable interest rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Deferred Interest Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. Except in the case of the Deferred Interest Securities, the original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the

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

event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any Class of Deferred Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such Class of Securities on that Distribution Date. Distributions of interest on any Class of Deferred Interest Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund Assets or the principal balance, as applicable, of such Class of Deferred Interest Securities, as reflected in the aggregate Class Security Balance of such Class of Deferred Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such Class of Deferred Interest Securities during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Deferred Interest Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any Class of Securities entitled to distributions of principal generally will be in the aggregate original Class Security Balance of such Class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Deferred Interest Securities, as specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Deferred Interest Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests of one or more other classes of Securities in the related Trust Fund Assets. Increasing the interests of the other Classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "CREDIT ENHANCEMENT -- SUBORDINATION."

REDEMPTION OF BONDS

     Special Redemption. If so specified in the related Prospectus Supplement, the Bonds of each Series or Class may be subject to special redemption, in whole or in part, under the circumstances and in the manner described below or in the related Prospectus

Supplement. If applicable, the Issuer will be required to redeem, on the day of any month specified in the related Prospectus Supplement, outstanding Bonds of a Series in the amount described below if, as a result of substantial payments of principal on the Mortgage Loans or the mortgage loans underlying the Agency Securities pledged as security for such Series of Bonds or low reinvestment yields, or both, the Bond Trustee determines, based on the procedures and assumptions specified in the Indenture, that, in the absence of such special redemption, the amount of cash to be on deposit in the related Bond Account on the next Distribution Date for such Series of Bonds would be insufficient to make required payments on the Bonds of such Series on such Distribution Date. The amount of Bonds required to be so redeemed will not exceed the distributions on the Mortgage Collateral securing such Series of Bonds received during the Due Period that would otherwise be required to be applied to the payment of principal of such Series of Bonds on the following Distribution Date.

     All payments of principal pursuant to any special redemption will be made in the priority and manner specified in the related Prospectus Supplement. Bonds of the same Class will be redeemed in the manner specified in the related Prospectus Supplement. Notice of any such redemption must be mailed by the Issuer or the Bond Trustee at least five days prior to the special redemption date. The redemption price required to be paid for any Bond to be so redeemed will be equal to 100% of the principal amount thereof together with accrued interest.

     Optional Redemption. If so provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be subject to redemption at the option of the Issuer. Unless otherwise provided in the related Prospectus Supplement, notice of any such redemption must be given by the Issuer to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Issuer or the Bond Trustee to affected Bondholders at least five days prior to the redemption date. The Prospectus Supplement for each Series will specify the circumstances, if any, under which the Bonds of such Series may be so redeemed, the manner of effecting such redemption, the conditions to which such redemption are subject and the redemption prices for each Class of Bonds to be redeemed (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest).

     The Master Servicer or other party specified in the related Prospectus Supplement, may have the option to purchase the remaining Trust Fund Assets supporting a Series of Bonds, subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities by the Master Servicer or such other person will be at a price specified in the related Prospectus Supplement (which will be no lower than 100% of the principal amount of outstanding Bonds, plus accrued interest). The exercise of such right may cause the Issuer to call for redemption of all or a portion of the related Series of Bonds secured by such Trust Fund Assets.

EARLY TERMINATION

     If the Series of Bonds included in the Trust Fund Assets for a Series of Certificates are redeemed in full pursuant to a special redemption or optional redemption, the related Series of Certificates will be retired earlier than would otherwise be the case. In addition, the Depositor may have the option to purchase the remaining outstanding Securities or the Trust Fund Assets supporting a Series of Certificates, subject to the principal balance of such Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the Trust Fund Assets at the Cut-off Date for the Series. The purchase price for such remaining outstanding Securities or the Trust Fund Assets will be at least equal to 100% of the aggregate principal balance of the outstanding Certificates, together with accrued interest thereon. In any such event, the related Issuer of such Series of Certificates may be terminated and Certificateholders will receive final distributions as described in the related Prospectus Supplement. There will be no continuing direct or indirect liability of the Issuer or the Certificateholders as sellers of the Trust Fund Assets.

CALL PROTECTION AND GUARANTEES

     The Issuer may, at its option, obtain for any Series of Securities one or more guarantees from a company or companies acceptable to each applicable Rating Agency, which guarantees may provide for (i) call protection (which may include yield maintenance) for any Class of Securities of such Series or (ii) a guarantee of a certain prepayment rate with respect to some or all of the Mortgage Loans or mortgage loans underlying the Agency Securities included in the Trust Fund Assets for such Series. Any call protection or guarantees may affect the weighted average life of the Securities of such Series.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     All of the Mortgage Loans supporting a Series of Securities will consist of mortgage loans which are neither insured nor guaranteed by any governmental agency ("Conventional Loans"). See "TRUST FUND ASSETS -- THE MORTGAGE LOANS" herein. The mortgage loans underlying FHLMC Certificates and FNMA Certificates supporting a Series of Securities will consist of either Conventional Loans, FHA Loans (as defined herein) or VA Loans (as defined herein), or any combination thereof. The mortgage loans underlying the GNMA Certificates supporting a Series of Securities will consist of FHA Loans or VA Loans. Each Mortgage Loan and each Agency Security will provide by its terms for monthly payments of principal and interest in the amounts described in "TRUST FUND ASSETS -- THE MORTGAGE LOANS," and "-- AGENCY SECURITIES."

     Since the aggregate amount of the principal payment required to be made on a Series of Securities on a Distribution Date will depend on the amount of the principal payments (including for this purpose prepayments resulting from refinancing or liquidations due to defaults, casualties, condemnations and repurchases by the Issuer or AmREIT or other Seller or purchases by the Master Servicer or the Company) received on the related Mortgage Loans or Agency Securities, as the case may be, in the related Due Period, the prepayment experience on the underlying mortgage loans (with respect to a Series of Securities supported by Agency Securities) or on the Mortgage Loans (with respect to a Series of Securities supported by Mortgage Loans) will affect (i) the weighted average life of each Class of Securities and (ii) the extent to which such Class is paid prior to its Stated Maturity. The prepayment experience on the Mortgage Loans which support a Series of Securities may be affected by recoveries on foreclosures or other liquidations of Mortgage Loans and by losses from defaults and delinquencies on Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS" herein. The weighted average life of each outstanding Class of Securities also may be affected by the actual reinvestment income earned on the payments on the Mortgage Collateral, if applicable, if a portion of the Spread is paid as a principal payment on such Securities and by the exercise by the Issuer of its right to substitute other Mortgage Collateral for the Mortgage Collateral originally supporting such Securities. Although any substitute Mortgage Collateral will have payment terms anticipated to result in a cash flow substantially similar to, but in no event less than, the anticipated cash flow of the Mortgage Collateral it replaces, such substitutions may, individually or in the aggregate, affect the weighted average life of such Bonds. See "TRUST FUND ASSETS -- SUBSTITUTION OF MORTGAGE COLLATERAL" herein. Further, the weighted average life of each Class of a Series of Securities supported by FNMA Certificates may be affected by the exercise by FNMA of its right to repurchase the mortgage loans backing such FNMA Certificates, as described under "TRUST FUND ASSETS -- AGENCY SECURITIES" herein. The Stated Maturity for each Class of Securities is the date determined by the Company to fall a specified period after the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Mortgage Collateral, (ii) if applicable, such scheduled payments are reinvested at the Assumed Reinvestment Rate for such Series, (iii) no Mortgage Collateral is substituted by the Issuer or the Seller in place of the Mortgage Collateral initially included in the Trust Fund Assets for such Securities and (iv) if applicable, no portion of the Spread is applied to the payment of the Securities, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. If so provided in the related Prospectus Supplement, holders of one or more Classes of Securities of a Series may have the right, at their option, to receive full payment in respect of such Securities prior to Stated Maturity, in each case to the extent and subject to the conditions specified in such Prospectus Supplement.

     The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors including, without limitation, homeowner mobility, economic conditions, the presence and enforceability of "due-on-sale" clauses, mortgage market interest rates and the availability of mortgage funds, and no assurance can be given as to the actual prepayment experience of the Mortgage Collateral. In general, however, if interest rates vary significantly from those prevailing when the Mortgage Loans or the mortgage loans underlying the Agency Securities included in the Trust Fund Assets for a Series of Securities were originated, such Mortgage Loans and mortgage loans are likely to be subject to higher or lower principal prepayments than if interest rates remain at or near those prevailing when such Mortgage Loans and mortgage loans were originated. It should be noted that certain Agency Securities supporting a Series of Securities may be backed by mortgage loans with different interest rates, and, similarly, that not all of the Mortgage Loans supporting a Series of Securities are likely to bear the same interest rate. Accordingly, the prepayment experience of these Agency Securities and Mortgage Loans will to some extent be a function of the mix of interest rates of the underlying mortgage loans and of the Mortgage Loans. Furthermore, the stated certificate rate on certain Certificates may be less than the weighted average interest rate of the underlying mortgage loans. See "TRUST FUND ASSETS" herein.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
                                                          PRINCIPAL TYPES
Accretion Directed........................  A Class that receives principal payments from the accreted interest from specified
                                            Classes of Deferred Interest Securities. For
                                            example, if the aggregate amount of interest
                                            that accrues on a Class of Deferred Interest
                                            Securities in a given period is $100, the
                                            cash saved by not paying such interest in
                                            the current period is used to pay principal
                                            of $100 on an Accretion Directed Class. The
                                            amount of accrued and unpaid interest on the
                                            Class of Deferred Interest Securities is
                                            added to the principal balance of such
                                            Class. An Accretion Directed Class also may
                                            receive principal payments from principal
                                            paid on the underlying Trust Fund Assets for
                                            the related Series.
Component Securities......................  A Class consisting of "Components." The
                                            Components of a Class of Component
                                            Securities may have different principal
                                            and/or interest payment characteristics but
                                            together constitute a single Class. Each
                                            Component of a Class of Component Securities
                                            may be identified as falling into one or
                                            more of the categories of this chart.
Notional Amount Securities................  A Class having little or no principal balance and bearing interest on the related
                                            notional amount. The notional amount is used
                                            for purposes of the determination of
                                            interest distributions.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
Planned Principal Class (also sometimes     A Class that is designated to receive
  referred to as "PACs")..................  principal payments using a predetermined principal balance schedule derived by
                                            assuming two constant prepayment rates for
                                            the underlying Trust Fund Assets. These two
                                            rates are the endpoints for the "structuring
                                            range' for the Planned Principal Class. For
                                            example, if a structuring range for the PAC
                                            is set at constant prepayment rates
                                            generally between 15% and 25%, that Class
                                            generally will receive a predetermined
                                            principal amount (as set forth on the
                                            schedule included in the related Prospectus
                                            Supplement) on each distribution date with
                                            respect to which the constant prepayment
                                            rate on the underlying Trust Fund Assets
                                            falls between 15% and 25%. To the extent the
                                            prepayment experience of the Trust Fund
                                            Assets is less than 15%, an amount of
                                            principal less than the scheduled amount may
                                            be paid, and to the extent the prepayment
                                            experience is higher than 25%, additional
                                            amounts of principal may be distributed to
                                            the PAC holders. The Planned Principal
                                            Classes in any Series of Securities may be
                                            subdivided into different categories (e.g.,
                                            Primary Planned Principal Classes, Secondary
                                            Planned Principal Classes and so forth)
                                            having different effective structuring
                                            ranges and different principal payment
                                            priorities. The structuring range for the
                                            Secondary Planned Principal Class of a
                                            Series of Securities will be narrower than
                                            that for the Primary Planned Principal Class
                                            of such Series.
Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have
                                            predetermined principal balance schedules
                                            and that under all circumstances receive
                                            payments of principal continuously from the
                                            first Distribution Date on which they
                                            receive principal until they are retired. A
                                            single Class that receives principal
                                            payments before or after all other Classes
                                            in the same Series of Securities may be
                                            identified as a Sequential Pay Class.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
Support Class (also sometimes referred to   A Class that receives principal payments on
  as "Companion Classes").................  any Distribution Date only if scheduled payments have been made on specified Planned
                                            Principal Classes and/or Targeted Principal
                                            Classes. For example, if a Series of
                                            Securities has a PAC with a structuring
                                            range generally between 15% and 25% constant
                                            prepayment rate, for any given period if the
                                            underlying Trust Fund Assets generally
                                            prepay at a 15% constant prepayment rate
                                            there will be just enough principal
                                            collected to satisfy the scheduled principal
                                            payable to the PAC holders. In that case,
                                            the Support Class for such Series would
                                            receive little or no principal for that
                                            period. On the other hand, if the underlying
                                            Trust Fund Assets generally experience a 25%
                                            constant prepayment rate for a given period,
                                            more principal will be collected than is
                                            needed to satisfy the PAC scheduled payment
                                            and such principal will be paid to the
                                            Support Class holders.
Targeted Principal Class (also sometimes    A Class that is designated to receive
  referred to as "TACs")..................  principal payments using a predetermined principal balance schedule derived by
                                            assuming a single constant prepayment rate
                                            for the underlying Trust Fund Assets. For
                                            example, a principal schedule could be
                                            created based on the underlying Trust Fund
                                            Assets generally prepaying at a 20% constant
                                            prepayment rate for the life of the assets.
                                            The TAC holders would then generally receive
                                            the scheduled principal amount if the actual
                                            prepayment rate for a given period was 20%.
                                            To the extent the actual prepayment rate is
                                            less than 20%, the TAC holders may receive
                                            less than the scheduled amount, and to the
                                            extent the actual prepayment rate is
                                            greater, they may receive more than the
                                            scheduled amount.

                                                           INTEREST TYPES
Deferred Interest.........................  A Class that accretes the amount of accrued interest otherwise distributable on such
                                            Class, which amount will be added as
                                            principal to the principal balance of such
                                            Class on each applicable Distribution Date.
                                            Such accretion may continue until some
                                            specified event has occurred or until such
                                            Deferred Interest Class is retired.
Fixed Rate................................  A Class with an interest rate that is fixed throughout the life of the Class.
Floating Rate.............................  A Class with an interest rate that resets periodically based upon a designated index
                                            and that varies directly with changes in
                                            such index.

          CATEGORIES OF CLASSES                              DEFINITION
          ---------------------                              ----------
Inverse Floating Rate.....................  A Class with an interest rate that resets periodically based upon a designated index
                                            and that varies inversely with changes in
                                            such index.
Interest Only.............................  A Class that receives some or all of the interest payments made on the underlying
                                            Trust Fund Assets and little or no
                                            principal. Interest Only Classes have a
                                            nominal principal balance and/or a notional
                                            amount. A nominal principal balance
                                            represents actual principal that will be
                                            paid on the Class. It is referred to as
                                            nominal since it is extremely small compared
                                            to other Classes. A notional amount is the
                                            amount used as a reference to calculate the
                                            amount of interest due on an Interest Only
                                            Class.
Variable Rate.............................  A Class with an interest rate that resets periodically and is calculated by reference
                                            to the rate or rates of interest applicable
                                            to specified assets or instruments (e.g.,
                                            the Mortgage Rates borne by the underlying
                                            Mortgage Loans).
Principal Only............................  A Class that does not bear interest and is entitled to receive only distributions in
                                            respect of principal.
Partial Deferred Interest.................  A Class that accretes a portion of the amount of accrued interest thereon, which
                                            amount will be added to the principal
                                            balance of such Class on each applicable
                                            Distribution Date, with the remainder of
                                            such accrued interest to be distributed
                                            currently as interest on such Class. Such
                                            accretion may continue until a specified
                                            event has occurred or until such Partial
                                            Deferred Interest Class is retired.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the applicable Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

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

          (v) the outstanding principal balance or notional amount of each Class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Loans (excluding prepayment), if any, which each such Class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which each such Class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Bond Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the applicable interest rate, if adjusted from the date of the last statement, of any such Class expected to be applicable to the next distribution to such Class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the applicable interest rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant Class specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the applicable Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, one or more Classes of Securities of any Series (each, a Class of "Book-Entry Securities") will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the applicable Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Security Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES -- WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS" and "-- BACKUP WITHHOLDING" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

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     Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities or such beneficial owners are credited.

     DTC has advised the Bond Trustee and Certificate Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions with respect to some Securities, at the direction of the related Participants, which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the applicable Trustee will issue Definitive Securities, and thereafter the applicable Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor, the Issuer, the Bond Trustee or the Certificate Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the related Mortgage Collateral for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Collateral securing such Series of Securities, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Collateral or principal payment rate on such Collateral. Credit enhancement may be in the form of the subordination of one or more Classes of such Securities, the establishment of one or more Reserve Funds, use of a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, cash account, insurance policy, surety bond,

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guaranteed investment contract, cross-collateralization, reinvestment income, guaranty, letter of credit or derivative arrangement as described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, a Series of Securities may consist of one or more Classes of Senior Securities and one or more Classes of Subordinated Securities. The rights of the holders of the Subordinated Bonds of a Series (the "Subordinated Securityholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Securities of the same Series (the "Senior Securityholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Securityholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Securityholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Securities, the amounts of principal and/or interest due them on each Distribution Date out of the funds available for payment on such date in the related Distribution Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Securityholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Collateral and losses with respect to the Mortgage Collateral will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate payments in respect of delinquent payments on the Mortgage Collateral over the lives of the Securities or at any time, the aggregate losses in respect of Mortgage Collateral which must be borne by the Subordinated Securities by virtue of subordination and the amount of payments otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments in respect of delinquent payments on the Mortgage Collateral or aggregate losses in respect of such Mortgage Collateral were to exceed the amount specified in the related Prospectus Supplement, Senior Securityholders would experience losses on the Securities.

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     If so specified in the related Prospectus Supplement, various Classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain payments to other Classes of Senior and Subordinated Securities, respectively.

     As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments may be allocated among such Classes (i) in accordance with a schedule or formula, (ii) in relation to the occurrence of events or (iii) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments to Senior Securityholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Issuer will deposit in one or more accounts to be established with the applicable Trustee (each, a "Reserve Fund") cash, certificates of deposit, letters of credit, surety bonds, guaranteed investment contracts or any combination thereof, which may be used by the applicable Trustee to make payments on such Series of Securities to the extent funds are not otherwise available. Reserve Funds will be established if they are deemed by the Issuer to be required to assure timely payment of principal of, and interest on, its Series of Securities or are otherwise required as a condition to the rating of such Securities by any Rating Agency, or if the Issuer chooses to reduce the likelihood of a special redemption of such Securities. The applicable Trustee will invest any cash in any Reserve Fund in Permitted Investments maturing no later than the dates specified in the related Prospectus Supplement. If a letter of credit is deposited with the applicable Trustee, such letter of credit will be irrevocable, will name such Trustee, in its capacity as trustee for the Securityholders, as the sole beneficiary and will be issued by a bank acceptable to each Rating Agency. If a surety bond is deposited with the applicable Trustee, such surety bond will represent an obligation of an insurance company or other corporation whose credit standing is acceptable to each Rating Agency and will provide that such Trustee may exercise all of the rights of the Issuer under such surety bond without the necessity of the taking of any action by the Issuer. Following each Distribution Date for such Series of Securities, amounts may be withdrawn from the related Reserve Funds and remitted to the Issuer free from the terms of the applicable Agreement under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Securities, including without limitation the manner in which such Reserve Fund shall be funded and the conditions under which the amounts on deposit therein will be used to make payments to holders of Securities of a particular Class of the related Series will be set forth in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained for a Series of Securities supported by Mortgage Loans and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Mortgage Loans in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the

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Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the applicable Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the applicable Trustee and Securityholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related standard hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in

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respect of a defaulted Mortgage Loan occurring when the servicer of such
Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy may be obtained for a Series of Securities supported by Mortgage Loans and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy (unless the Mortgaged Property is located in a federally designated flood area) and (ii) loss caused by reason of the application of the coinsurance clause contained in standard hazard insurance policies. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by either Trustee or the Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the

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amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any applicable Rating Agency.

BANKRUPTCY BONDS

     If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained for a Series of Securities supported by Mortgage Loans to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" herein.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or a guaranteed investment contract in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the then current rating of such Securities by any such Rating Agency.

SECURITY INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If specified in the related Prospectus Supplement, deficiencies in amounts otherwise payable on Securities of a Series or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties (each, a "Security Insurance Policy"). Such instruments may cover, with respect to one or more Classes of Securities of the related Series, timely payments of interest and/or full

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payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement.
In addition, if specified in the related Prospectus Supplement, a Series of Securities may also be covered by insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Mortgage Collateral supporting such Series, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Mortgage Collateral or principal payment rate on such Mortgage Collateral. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the applicable Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, credit enhancement may be provided by a letter of credit. The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Collateral supporting the related Series of Securities on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the date specified in the related Prospectus Supplement. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Collateral exceeds the aggregate principal balance of the Securities of the related Series. Such over-collateralization may exist on the related Closing Date or develop thereafter as a result of the application of a portion of the interest payments on each Mortgage Loan or Agency Security, as the case may be, as an additional payment in respect of principal to reduce the principal balance of a certain Class or Classes of Securities and, thus, accelerate the rate of payment of principal on such Class or Classes of Securities.

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CROSS-COLLATERALIZATION

     If so specified in the related Prospectus Supplement, separate groups of Mortgage Collateral may support separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that payments be made with respect to Securities supported by one or more groups of Mortgage Collateral prior to distributions to Subordinated Securities secured by one or more other groups of Mortgage Collateral. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more groups of Mortgage Collateral to one or more other groups of Mortgage Collateral or (ii) the allocation of losses with respect to one or more groups of Mortgage Collateral, to one or more other groups of Mortgage Collateral. Such excess amounts will be applied and/or such losses will be allocated to the Class or Classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any applicable Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

EXCESS SPREAD

     "Excess Spread" refers to the positive spread that may exist to the extent specified in the related Prospectus Supplement between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Collateral and the weighted average of the Security Interest Rates. Whether at any time any such positive spread exists will depend on a variety of factors, including, with respect to a Series of Securities with respect to which both the Securities and the Mortgage Collateral bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Collateral and those applicable to the Securities, over which no prediction can be made or assurance given.

     If so specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Series of Securities. If applicable, the related Prospectus Supplement will identify the Series of Securities to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Series of Securities thereby and of the application of such coverage to the identified Series of Securities.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If so specified in the related Prospectus Supplement, an Issuer may enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable such Issuer to make principal payments on the Securities of the related Series at a minimum rate set forth in such Prospectus Supplement.

DERIVATIVE ARRANGEMENTS

     If so specified in the related Prospectus Supplement, credit enhancement may be provided with respect to one or more Classes of Securities of a Series or with respect to the Mortgage Collateral securing a Series of Securities in the form of one or more

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derivative arrangements. A derivative arrangement is a contract or agreement, the price of which is directly dependent upon (i.e., "derived from") the value of one or more underlying assets, including securities, equity indices, debt instruments, commodities, other derivative instruments, or any agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or interest rates). Derivatives involve rights or obligations based on the underlying asset, but do not necessarily result in a transfer of the underlying asset. Derivative arrangements include swap agreements, interest rate swaps, interest rate caps, interest rate floors, interest rate collars and currency swap agreements. A "swap agreement" is a contractual agreement providing for a series of exchanges of principal and/or interest in the same or different currencies. At a more general level, the term "swap agreement" includes the exchange of fixed-for-floating payments on a given quantity of a specified commodity, security or other asset. An "interest rate swap" is a swap agreement between two parties to engage in a series of exchanges of interest payments on the same notional principal amount denominated in the same currency based, respectively, on variable and fixed rates of interest. An "interest rate cap" is an agreement providing for multi-period cash settled options on interest rates. The cap purchaser receives a cash payment whenever the reference rate exceeds the ceiling rate on a fixing date. An "interest rate floor" is an agreement providing for a multi-period interest rate option that provides a cash payment to the holder of the option whenever the reference rate is below the floor on a fixing date. An "interest rate collar" is an agreement providing for a combination of an interest rate cap and an interest rate floor such that a cap is purchased and a floor is sold or vice versa. The effect of an interest rate collar is to place upper and lower bounds on the cost of funds. A "currency swap agreement" is a swap agreement between two parties for the exchange of a future series of interest and principal payments in which one party pays in one currency and the other party pays in a different currency. The exchange rate is fixed over the life of the currency swap agreement.

     The derivative arrangements described above will support the payments on the Securities to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers (including AmREIT). The Mortgage Loans so acquired by the Depositor will have been originated substantially in accordance with the underwriting criteria specified below under "Underwriting Standards." All Mortgage Loans will have been originated by entities that satisfy the criteria for originators of loans that are eligible for inclusion in "mortgage-related securities."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of

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origination. For Mortgage Loans acquired from AmREIT that have been originated by Correspondents under the Freedom Program (as described above under "TRUST FUND ASSETS -- THE MORTGAGE LOANS"), the Prospectus Supplement will set forth the matrix of specific underwriting standards applied to such Mortgage Loans, based on the applicable combination of underwriting characteristics described below. For Mortgage Loans acquired from AmREIT that it has purchased as described under "TRUST FUND ASSETS -- THE MORTGAGE LOANS -- OTHER LOAN PROGRAMS," the related Prospectus Supplement will include detailed information with respect to the underwriting standards employed by the applicable originators of the Mortgage Loans, to the extent such information is reasonably available to the Depositor. Such information may include, as applicable, underwriting guidelines with respect to required borrower income, debt to income ratios, credit histories, loan-to-value ratios and documentation and verification requirements.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial conditions, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     The Company may elect to have the borrower's credit report reviewed, and a credit score produced, by an independent credit-scoring firm, such as Fair, Issac and Company ("FICO"). The Company has not engaged FICO or discussed any such engagement with FICO. Credit scores estimate, on a relative basis, which borrowers are most likely to default on Mortgage Loans. Lower scores imply higher default risks relative to higher scores. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the following: the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scoreboard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of

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replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. The maximum Loan-to-Value Ratio is generally not expected to exceed 95%. Mortgage Loans with Loan-to-Value Ratios in excess of 80% at origination may be covered by private mortgage insurance insuring the balance thereof down to a 75% Loan-to-Value Ratio. The method of calculating the "Loan-to-Value Ratio" of a Mortgage Loan will be described in the Prospectus Supplement for a Series of Securities supported by Mortgage Loans.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The maximum housing expense to income ratio referred to in (i) is generally not expected to exceed 40% and the maximum debt to income ratio described in (ii) is generally not expected to exceed 55%. The underwriting standards applied by Sellers may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit issues exist.

     The Depositor expects that a portion of the Mortgage Loans it purchases will be "jumbo" loans, i.e., loans that exceed the maximum balance for purchase by FNMA or FHLMC. Under current regulations, the maximum principal balance allowed on loans eligible for purchase by FNMA or FHLMC ranges from $240,000 ($360,000 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for one-unit to $461,300 ($691,950 for mortgage loans secured by mortgaged properties located in either Alaska or Hawaii) for four-unit residential loans. The maximum loan amount is generally not expected to exceed $1,500,000 in the case of any of the foregoing types of loans.

     A lender may originate mortgage loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain underwriting documentation concerning income and employment verification is waived.

     In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, generally, the Seller will be required to represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

     Certain of the types of loans which may be included in the Mortgage Collateral are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors rather than on the borrower's credit standing or income ratios.

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QUALITY CONTROL

     The Depositor's parent, AmREIT, has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased by the Depositor will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the mortgage loans sold by such Seller and included in the Mortgage Loans supporting a Series of Securities. Except as otherwise provided in the related Prospectus Supplement, such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy (as defined herein) were effective at the origination of each mortgage loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the Company; (ii) that the Seller had good title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of the obligors on such Mortgage Loans (each, a "Mortgagor"); (iii) that each mortgage loan constituted a valid first or junior lien, as the case may be, on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Master Servicing Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a mortgage loan was 60 or more days delinquent at any time during the twelve months prior to the date it is pledged to secure the related Series of Bonds; and (vi) that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within 90 days after notice of such breach, then such Seller will be obligated to either (i) substitute a similar mortgage loan for such Mortgage Loan under the conditions specified in the related Prospectus Supplement or (ii) repurchase such Mortgage Loan from the Issuer at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month in which such Mortgage Loan is repurchased at the Mortgage Rate (less any unreimbursed advances or amount payable as related master servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). The Master Servicer will be required under the applicable Master Servicing Agreement and Indenture to enforce this obligation for the benefit of the Securityholders, following the practices it would employ in

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its good faith business judgment were it the owner of such Mortgage Loan. These substitution or repurchase obligations will constitute the sole remedies available to Securityholders for a breach of representation by a Seller.

     Each Series of Bonds will be issued pursuant to an indenture (the "Indenture") between the related Bond Issuer and the entity named in the related Prospectus Supplement as Bond Trustee with respect to such Series, and the related Mortgage Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement on which this Prospectus forms a part.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer of the Mortgage Loans, if any, securing a Series of Securities will be responsible for servicing such Mortgage Loans in accordance with the terms set forth in a master servicing agreement (the "Master Servicing Agreement") among the Issuer, the Master Servicer and the Bond Trustee. The Master Servicer with respect to a Series of Securities will be identified in the related Prospectus Supplement. The Master Servicer may perform certain servicing obligations directly pursuant to the Master Servicing Agreement through one or more servicers (each, a "Servicer") pursuant to one or more mortgage servicing agreements (each, a "Servicing Agreement"). Notwithstanding any such servicing arrangements, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement.

     No Servicing Agreement will contain any terms inconsistent with the related Master Servicing Agreement. For Mortgage Loans acquired from AmREIT, each Servicing Agreement will typically be a contract solely between AmREIT and the Servicer. AmREIT will assign all of its rights under each Servicing Agreement to the Depositor under the related Mortgage Loan Purchase Agreement and such rights will be assigned to the Bond Trustee pursuant to the Indenture. The Master Servicing Agreement relating to a Series of Securities will provide that the Master Servicer and, if for any reason such Master Servicer is no longer the Master Servicer of the related Mortgage Loans, the Bond Trustee or any successor Master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement. As an independent contractor, each Servicer will perform servicing functions for the Mortgage Loans including collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.

     The Master Servicer may permit Servicers to contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. The Master Servicer also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. The Master

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Servicer may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor.

     On or before the related Closing Date, the Master Servicer will establish into which each Servicer will remit collections on the Mortgage Loans serviced by it (net of its related servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by such Servicer as reimbursement for certain advances it has made). For purposes of the Master Servicing Agreement, the Master Servicer will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to the Master Servicer. The Master Servicer will have the right under the Master Servicing Agreement to remove the Servicer servicing any Mortgage Loans in the event such Servicer defaults under its Servicing Agreement and will exercise that right if the Master Servicer considers such removal to be in the best interest of the Securityholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will continue to be responsible for servicing the related Mortgage Loans.

     A form of Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Master Servicing Agreement with respect to a Series of Securities secured by Mortgage Loans will be assigned to the Bond Trustee as security for such Series. The following summaries describe certain provisions of the form of Master Servicing Agreement. The summaries are qualified in their entirety by reference to the form of Master Servicing Agreement. Where particular provisions or terms used in the form of Master Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS ON MORTGAGE LOANS

     Pursuant to the Master Servicing Agreement with respect to a Series of Securities, the Master Servicer will be required to establish and maintain the Bond Account as a separate Eligible Account or Eligible Accounts into which it will deposit or cause to be deposited on a daily basis, or such other basis as may be specified in the related Prospectus Supplement, payments of principal and interest (net of servicing compensation, amounts retained to pay certain insurance premiums and amounts retained by the Master Servicer or any Servicer as reimbursement for certain advances it has made) received with respect to the related Mortgage Loans. Such amounts will include principal prepayments, certain Insurance Proceeds and Liquidation Proceeds and amounts paid by the Servicer or the Company in connection with any optional purchase by the Servicer or the Company of any defaulted Mortgage Loans.

     An "Eligible Account" is an account either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which, but only if Moody's is not an applicable Rating Agency) are rated in the highest short-term rating category by each applicable Rating Agency, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Bond Account or a perfected first priority security interest against any

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collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Bond Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each applicable Rating Agency. The collateral eligible to secure amounts in the Bond Account is limited to Permitted Investments. A Bond Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If so specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Bond Account as additional compensation and will be obligated to deposit in the Bond Account the amount of any loss immediately as realized.

     Pursuant to the Master Servicing Agreement, the Master Servicer will be required to remit to the applicable Trustee (to the extent not previously remitted), on or before each Distribution Account Deposit Date, the Security Distribution Amount for the related Distribution Date for deposit in the Distribution Account for such Series of Securities maintained with the applicable Trustee.

     Any amounts received by the Master Servicer as Insurance Proceeds or as Liquidation Proceeds, net of any expenses and other amounts reimbursable to the Master Servicer pursuant to the Master Servicing Agreement, will (unless applied to the repair or restoration of a Mortgaged Property) be deemed to be payments received with respect to the Mortgage Loans securing the related Series of Securities and will be deposited in the related Bond Account.

     Prior to each Distribution Date for a Series of Securities, the Master Servicer will furnish to the applicable Trustee a statement setting forth certain information with respect to payments received with respect to the Mortgage Loans.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Master Servicing Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer or applicable Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Pool Policy, Primary Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days (unless a longer period is specified in the related Prospectus Supplement) after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or to cause to be made advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity

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of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. If a Mortgaged Property is sold or transferred, the Master Servicer will be required promptly to notify the Bond Trustee and the respective issuers of any hazard insurance policies, mortgagor bankruptcy insurance and mortgage insurance policies to assure that all required endorsements to each insurance policy are obtained and that coverage under each such policy will remain in effect after the occurrence of such sale or transfer. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- "DUE-ON-SALE" Clauses" herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

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JUNIOR MORTGAGES

     In the case of single family loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Bond Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Issuer, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to a percentage per annum (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan supporting such Series of Securities or such other amount, all as described in the related Prospectus Supplement (the "Master Servicing Fee"). As compensation for its servicing duties, any Servicer or subservicer will generally be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer, any Servicer or any subservicer will retain as additional compensation all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Bond Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Series of Securities and incurred by it in connection with its responsibilities under the related Master Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Bond Trustee and the Certificate Trustee, any custodian appointed by the Bond Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement of expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of Mortgaged

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Properties, such right of reimbursement being prior to the rights of
Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

PREPAYMENTS

     In general, when a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In the event such prepayments, together with other prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, due to defaults, casualties, condemnations, repurchases by the Seller, the Issuer or AmREIT or purchases thereof by the Master Servicer or the Company), result in a shortfall in the amount of interest available on a Distribution Date for the Securities of a Series, the Master Servicer may be required to cover the shortfall, but only if and to the extent specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Master Servicing Agreement and Indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Issuer and the Bond Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedures as may be specified in the related Prospectus Supplement, the servicing by or on behalf of the Master Servicer of Mortgage Loans under agreements substantially similar to each other (including the related Master Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, the Uniform Single Attestation Program for Mortgage Bankers or such other procedure, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for FHLMC or such other procedure, (rendered within one year of such statement) of firms of independent public accountants with respect to the related Servicer.

     Each Master Servicing Agreement and Indenture will also provide for delivery to the Issuer and the Bond Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Master Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Company at its principal executive offices.

ADVANCES AND OTHER AMOUNTS PAYABLE BY MASTER SERVICER

     Subject to any limitations set forth in the related Prospectus Supplement, each Master Servicing Agreement will require the Master Servicer to advance on or before each

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Distribution Date (from its own funds, funds advanced by Servicers or funds held in the Bond Account for future distribution to Securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Collateral, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Bond Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Collateral with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan repurchased pursuant to the related Master Servicing Agreement). In addition, Advances by the Master Servicer (and any advances by a Servicer) also will be reimbursable to the Master Servicer (or Servicer) from cash otherwise distributable to Securityholders to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Master Servicing Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or a letter of credit, in each case as described in such Prospectus Supplement.

RESIGNATION OF MASTER SERVICER

     A Master Servicer may not resign from its obligations and duties under a Master Servicing Agreement or assign or transfer such duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consents of the Bond Trustee, the Issuer and any applicable Mortgage Insurer. No such resignation will become effective until the Bond Trustee, as Stand-by Master Servicer, or a Successor Master Servicer (as such terms are defined below) has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

     Each Master Servicing Agreement will provide that such a successor master servicer (the "Successor Master Servicer") must be satisfactory to the Issuer, the Bond Trustee and any applicable Mortgage Insurer, in the exercise of their reasonable discretion and must be approved to act as a mortgage servicer for FHLMC or FNMA.

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STAND-BY MASTER SERVICER

     If so specified in the related Prospectus Supplement, the Bond Trustee will act as stand-by Master Servicer (the "Stand-by Master Servicer") with respect to each Series of Securities supported by Mortgage Loans. As Stand-by Master Servicer, the Bond Trustee will succeed to the rights and obligations of the Master Servicer with respect to the Mortgage Loans securing such Series upon a default by the Master Servicer or upon resignation by the Master Servicer until the appointment of a Successor Master Servicer.

SPECIAL SERVICING AGREEMENT

     The Company may appoint a Special Servicer to undertake certain responsibilities with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, the Special Servicer remains fully responsible and liable for all its requirements under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan, (ii) a special servicing fee, or (iii) a performance fee applicable to each liquidated Mortgage Loan, in each case calculated as set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     Each Master Servicing Agreement will provide that neither the Master Servicer, the Company, the applicable Trustee nor any director, officer, employee or agent of the Master Servicer, the Company or the applicable Trustee will be under any liability to the related Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, the applicable Trustee nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Master Servicing Agreement will further provide that the Master Servicer, the Company, the applicable Trustee and any director, officer, employee or agent of the Master Servicer, the Company or the applicable Trustee will be entitled to indemnification by the related Issuer and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Master Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Collateral (except any such loss, liability or expense otherwise reimbursable pursuant to the Master Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Master Servicing Agreement will provide that neither the Master Servicer, the Company nor the applicable Trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Master Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer, the Company or the applicable Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Master Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action

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and any liability resulting therefrom will be expenses, costs and liabilities of the related Issuer, and the Master Servicer, the Company or the applicable Trustee, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Master Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Securities of such Series.

SERVICING DEFAULTS

     Events of default under the Master Servicing Agreement (each, a "Servicing Default") for a Series of Securities will include (i) any failure of the Master Servicer to deposit in the Bond Account or remit to the applicable Trustee any required payment (other than an Advance) which continues unremedied for one business day after the giving of written notice of such failure to the Master Servicer by the applicable Trustee or the Issuer; (ii) any failure by the Master Servicer to make an Advance as required under the Master Servicing Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Master Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the applicable Trustee or the Issuer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON SERVICING DEFAULT

     If a Servicing Default under a Master Servicing Agreement shall have occurred and be continuing, the Bond Trustee may terminate all of the rights and obligations of the Master Servicer under such Master Servicing Agreement, including the Master Servicer's rights to receive any Master Servicing Fees. Upon such termination, the Bond Trustee, as Stand-by Master Servicer, or any Successor Master Servicer duly appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Master Servicing Agreement and will be entitled to similar compensation arrangements. Neither the Issuer nor the Bond Trustee shall have any right to waive any Servicing Default, except under certain circumstances specified in the Master Servicing Agreement.

AMENDMENT OF MASTER SERVICING AGREEMENT

     A Master Servicing Agreement with respect to any Series of Securities supported by Mortgage Loans may not be amended, changed, modified, terminated or discharged, except by an instrument in writing signed by all parties thereto, and with prior written notice to any applicable Mortgage Insurer.

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                                 THE AGREEMENTS

     The following is a general summary of certain provisions of the Agreements for each Series of Securities not described elsewhere in this Prospectus. The summaries are qualified in their entirety by reference to the respective provisions of the Agreements. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The final Agreements relating to each Series of Securities will be filed with the Securities and Exchange Commission within fifteen days of the closing of the sale of such Series of Securities. In connection with the following summaries, it should be noted that for each Series of Certificates, any actions or votes required or permitted to be taken by Bondholders under the Indenture for the Bonds included in the Trust Fund Assets for such Series of Certificates will be authorized to be taken by Certificateholders of such Series, as beneficial holders of the Bonds.

MODIFICATION OF AGREEMENTS

     With the consent of the holders of not less than 66 2/3% of the then outstanding principal amount of the Class of Securities of the related Series specified in the related Prospectus Supplement to be the "Controlling Class", the applicable Trustee and the Issuer may execute an amendment to the related Agreements to add provisions to, or change in any manner or eliminate any provisions of, the Agreements with respect to the Securities of such Series or modify (except as provided below) in any manner the rights of the Securityholders.

     Without the consent of the holder of each outstanding Security affected, however, no such amendment shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change the earliest date on which any Security may be redeemed at the option of the Issuer, or any place of payment where, or the coin or currency in which, any affected Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Agreement regarding payment, (b) reduce the percentage of the aggregate amount of the outstanding Securities, the consent of the holders of which is required for any such amendment, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Agreements or certain defaults thereunder and their consequences provided for in the Agreements, (c) modify the provisions of the Agreements specifying the circumstances under which such an amendment may not change the provisions of the Agreement without the consent of each outstanding Security affected thereby, or the provisions of the Agreements with respect to certain remedies available in an Event of Default (as defined herein), except to increase any percentage specified therein or to provide that certain other provisions of the Agreements cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby, (d) modify or alter the provisions of the Agreements defining when Securities are outstanding, (e) permit the creation of any lien (other than certain permitted liens) ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to lien under the Indenture, or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Security of the security afforded by the lien of the Indenture (other than in connection with a permitted substitution of Mortgage Collateral) or (f) modify any of the provisions of the Agreements in such manner as to affect the calculation of the debt

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service requirement for any Security or the rights of the Securityholders to the benefits of any provisions for the mandatory redemption of Securities contained therein.

     The Issuer and the applicable Trustee may also enter into amendments to the Agreements, without obtaining the consent of Securityholders (i) to cure any ambiguity; (ii) to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;
(iii) to make any other revisions with respect to matters or questions arising under the Agreements which are not inconsistent with the provisions thereof; or
(iv) to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Securityholder of that Series. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the applicable Trustee receives a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities.

EVENTS OF DEFAULT

     An event of default (an "Event of Default") with respect to any Series of Bonds will be defined in the Indenture as being: (a) the failure (i) to pay any principal of, or interest on, any Bond of such Series then due, (ii) if applicable, to call for special redemption any Bonds that are required to be so redeemed or (iii) to pay the redemption price of any Bonds called for redemption; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Issuer, and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto being incorrect in a material respect as of the time made, and the circumstances in respect of which such representation or warranty is incorrect are not cured within 30 days after notice thereof is given to the Issuer by the Bond Trustee or by the holders of more than 50% in outstanding principal amount of the Controlling Class of Bonds of such Series; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENTS OF DEFAULT

     In case an Event of Default shall occur and be continuing with respect to a Series of Bonds, the applicable Trustee or holders of more than 50% in outstanding principal amount of the Controlling Class of Securities of the related Series of Securities may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the outstanding Securities of such Series.

     Upon an Event of Default and the acceleration of the payments due on the Bonds, the Bond Trustee may, in its discretion, sell the Collateral for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, or in such other manner as is specified in the related Prospectus Supplement, out of the collections on, or the proceeds from the sale of, such Collateral and will, to the extent permitted by applicable law, bear interest at the interest rate specified in the Indenture. If so specified in the related Prospectus Supplement, following an Event of Default and

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acceleration of the payments due on the Bonds, the Bond Trustee may, in its discretion, refrain from selling the Collateral, including the Mortgage Collateral, for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. (Indenture, Section 5.05) Each Trust Fund will allocate payments received on the related Bonds among the Classes of Certificates pro rata, or in such other manner as is specified in the related Prospectus Supplement.

     In case an Event of Default shall occur and be continuing, the Bond Trustee shall be under no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Indenture if it has reasonable grounds for believing that it has not been assured of adequate security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount outstanding of the Controlling Class of outstanding Securities of a Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee with respect to the Securities of such Series; and the holders of a majority in principal amount of the Controlling Class of Securities of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in payment of principal or interest or a default in respect of a covenant or provision of the Agreements that cannot be modified without the consent of each holder of Securities affected.

     No holder of Securities will have the right to institute any proceeding with respect to the Agreements, unless (a) such holder previously has given to the applicable Trustee written notice of an Event of Default, (b) the holders of more than 50% in outstanding principal amount of the Controlling Class of Class of Securities of the Series have made written request upon the Bond Trustee to institute such proceedings in its own name as Bond Trustee and have offered the Bond Trustee indemnity in full, (c) the Bond Trustee has for 60 days neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Securities of such Series, but the holder of a Bond has a right which is absolute and unconditional to receive payment of principal and interest on or after the due dates thereof and to institute suit for the enforcement thereof.

CERTAIN INDENTURE COVENANTS OF THE ISSUER

     Each Bond Issuer covenants in the Indenture, among other matters, that it will not (a) sell, exchange or otherwise dispose of any portion of the Collateral for a Series of Bonds except as expressly permitted by the Indenture or the Master Servicing Agreement, (b) amend certain sections of the Bond Issuer's trust agreement described below without the consent of the holders of 66 2/3% in outstanding principal amount of each Class of Securities affected thereby or (c) incur, assume or guarantee any indebtedness other than in connection with the issuance of the Bonds. Each Bond Issuer's trust agreement further provides that the trust shall not have the power to perform any act or engage in any business whatsoever except to issue and administer the Bonds of a Series, to receive and own the Collateral, to maintain and administer the Collateral, to pledge the Collateral to support such Bonds pursuant to the Indenture and to take certain other actions incidental thereto. Section 11.01 of the Issuer's trust agreement prohibits the amendment of the trust agreement if the trustee thereunder determines that such amendment will adversely affect

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any right, duty or liability of, or immunity or indemnity in favor of, such trustee under the Issuer's trust agreement, or will cause or result in any conflict with or breach of any terms of, or default under, the charter documents or bylaws of such trustee or any document to which such trustee is a party.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     Each Issuer will be required to file annually with the applicable Trustee a written statement as to fulfillment of its obligations under the related Agreement.

BOND TRUSTEE'S ANNUAL REPORT

     Each Bond Trustee will be required to mail each year to all Securityholders a brief report relating to its eligibility and qualifications to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Bond Trustee in its individual capacity, the property and funds physically held by the Bond Trustee as such, and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Bond Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

TERMINATION OF TRUST AGREEMENT

     Unless otherwise specified in the related Trust Agreement, the obligations created by each Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Bond Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets and (ii) if specified in the related Prospectus Supplement, the purchase by the holder of the FASIT ownership interest or any other party specified to have such rights (see "FEDERAL INCOME TAX CONSEQUENCES" below), of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at a price specified in the related Prospectus Supplement (which will be no lower then 100% of the principal amount of outstanding Securities plus accrued interest. The exercise of such right will effect early retirement of the Securities of that Series, but the right to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series.

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THE TRUSTEES

     The applicable Trustee under each Agreement will be named in the Prospectus Supplement. The same entity may serve as both the Bond Trustee and the Certificate Trustee for the same Series of Securities. Any entity selected to serve as a Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Mortgaged Properties may be located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. If any Series of Securities is supported by manufactured housing Mortgage Loans, the related Prospectus Supplement will describe the material legal aspects of such loans.

GENERAL

     The Mortgage Loans will consist of notes and either mortgages, deeds of trust, security deeds or deeds to secure debts, depending upon the prevailing practice in the state in which the underlying Mortgaged Property is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property; and the mortgagee, who is the lender. Under a mortgage instrument, the mortgagor delivers to the mortgagee (i) a note or bond evidencing the loan and (ii) the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner, called the trustor (similar to a mortgagor); a lender (similar to a mortgagee) called the beneficiary; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure a debt are governed by law, and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize

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with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of any Mortgage Collateral supporting a Series of Securities that includes Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares if filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

JUNIOR MORTGAGES

     Certain of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Mortgage Collateral. The rights of the Securityholders as the beneficiaries of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- FORECLOSURE/ REPOSSESSION" below.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the rights to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To

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the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

FORECLOSURE/REPOSSESSION

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished, or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such

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judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. See "TRUST FUND ASSETS" herein.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.

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A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California,

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this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon a payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances, a rehabilitation plan proposed by the debtor may reduce the secured

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indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans supporting a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, liability extends to assignees with respect to "consumer credit contracts" and "purchase money loans" as defined in 16 C.F.R. Section 433.1 and to certain "mortgages" as defined in 15 U.S.C. 1602(aa)

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Multifamily and mixed use mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

     GENERAL. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

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     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to the other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     FEDERAL BANKRUPTCY LAWS RELATING TO MORTGAGE LOANS SECURED BY MULTIFAMILY AND MIXED USE PROPERTY. Certain provisions of the Bankruptcy Code may apply in the case of Multifamily and Mixed Use Mortgage Loans. Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in- possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

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     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a Mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a Mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner or operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property even though the environmental damage or threat was caused by a prior or current owner or operator or a third-party. CERCLA imposes liability for such costs on any and all "responsible parties," including "owners or operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor "who without participating in the management of the facility," holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an

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"owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would become a liability of the Issuer and occasion a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans or the mortgage loans underlying the Agency Securities, as the case may be, were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties or the real property constituting security for such mortgage loans, respectively, was conducted.

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DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, for various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

ENFORCEABILITY OF PREPAYMENT CHARGES AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to Fixed Rate Mortgage Loans having higher interest rates, may increase the likelihood of refinancing or other early retirement of

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such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasion by the inability to realize upon the Mortgaged Property in a timely fashion.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

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                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Securities. This summary has been reviewed by Jeffers, Wilson, Shaff & Falk, LLP, tax counsel to the Company and the Issuer, and, to the extent that it states legal conclusions, represents the opinion of such tax counsel, subject to the limitations and qualifications set forth herein and in the applicable Prospectus Supplement. In particular, based on certain factual representations on behalf of the Company relating to the issuance, terms and treatment of the Bonds, and when applicable, the timely election of FASIT treatment, as described in the related Prospectus Supplement and based on the assumptions of the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to tax counsel as originals, the conformity to original documents of all documents submitted to tax counsel as certified, conformed or other copies, and the authenticity of the originals of such copies, tax counsel is of the opinion that
(a) the Bonds issued by the Issuer will be treated as indebtedness for federal income tax purposes, and (b), in connection with a series of Securities issued as a FASIT, that the applicable Trust Fund Assets will be classified as a FASIT for federal income tax purposes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change. The summary in particular takes into account the Treasury regulations regarding the taxation of debt instruments with original issue discount (the "OID Regulations"). The summary does not purport to address federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, the summary is limited to investors who will hold the Securities as "capital assets" (generally, property held for investment) as defined in Section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. As applied to any particular Security, the summary is subject to further discussion or change as provided in the related Prospectus Supplement.

CLASSIFICATION OF THE ISSUER AND THE BONDS

     No regulations, published rulings or judicial decisions discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. Upon the issuance of each Series of Bonds, however, Jeffers, Wilson, Shaff & Falk, LLP, tax counsel to the Issuer, will advise the Issuer that in its opinion such Bonds will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Trust Fund Assets of the Issuer (the "Trust Fund"), or an equity interest in the Issuer or in a separate association taxable as a corporation.

     Under the taxable mortgage pool ("TMP") rules in the Code, certain entities that issue debt secured by real estate mortgages are subject to special tax treatment that can result in entity level federal income taxation. An entity will be classified as a TMP if it does not make an election to be classified as a "real estate mortgage investment conduit" (a "REMIC") and (i) substantially all of its assets consist of debt obligations and more than 50% of such debt obligations are real estate mortgages or interests therein, (ii) the entity issues debt obligations with two or more maturities and (iii) payments on the debt obligations issued by it bear a relationship to payments received on the debt obligations owned by it. In certain situations, pools of assets within an entity can also be treated as separate TMPs.

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     The Company does not intend to make an election for any Issuer to be classified as a REMIC. Further, the Company intends to structure all issuances of Bonds, unless otherwise specified in the related Prospectus Supplement, so as to not constitute a TMP. However, it is possible that the Issuer or a portion of the Issuer relating to a specific pool of Mortgage Collateral and the Bonds related thereto could be treated as a TMP. If an Issuer were to be classified as a TMP, it is anticipated that it would nonetheless qualify as a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code) and thus would not be subject to entity level federal income taxes. If so, only AmREIT or its shareholders would be required to include in income any "excess inclusion income" generated by the TMP. On the other hand, if the Issuer were to be classified as a TMP but did not maintain its status as a "qualified REIT subsidiary", it would not be permitted to be included in the consolidated federal income tax return of any other corporation and its net income would be subject to entity level federal income taxes. Each Prospectus Supplement will specify whether or not the Issuer for that Series of Bonds is expected to be classified as a TMP. No assurance is given in this discussion as to whether any Issuer classified as a TMP will continue to qualify as a "qualified REIT subsidiary" or whether AmREIT will continue to qualify as a REIT for federal income tax purposes.

     Because the Bonds will be treated as indebtedness of the Issuer for federal income tax purposes, (i) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v),
(ii) interest on Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Bonds will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A), and (iii) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAXATION OF THE FASIT AND ITS HOLDERS

     If a FASIT election is made with respect to a Series of Securities and such Series is issued, treated and maintained as the Company has determined herein and in the related Prospectus Supplement, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT. The regular FASIT interests will be treated as debt for federal income tax purposes.

     Sections 860H through 860L of the Code (the "FASIT Provisions") provide for an entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests,

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which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

     Qualification as a FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. Neither the Company nor AmREIT will be permitted to hold ownership interests in a FASIT.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interest or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation (and not by a REIT such as AmREIT).

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (iv) the yield to maturity of the interest is less than the applicable federal rate published by the IRS for the month of issue, plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

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     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C Corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "-- TAXATION OF HIGH-YIELD INTERESTS."

     Consequences of Disqualification. If a Trust Fund fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR SECURITIES

     Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interest is sold, the Holder generally will recognize gain or loss upon the sale. See "TAXATION OF DEBT SECURITIES" above.

TAXATION OF HIGH-YIELD INTERESTS

     High-Yield Interests are subject to special rules regarding eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes

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corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAXATION OF FASIT OWNERSHIP SECURITIES

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, OID, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable in the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under Section 475 of the Code by such holder, then Section 475 of the Code generally will continue to apply to such securities. Special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually, until another discount rate is issued by regulations.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     GENERAL. The Prospectus Supplement for each Series of Securities will disclose whether any Class of such Bonds is anticipated to be issued with "original issue discount" within the meaning of Code Section 1273(a) ("OID"). Interest on any Class of Securities other than OID will be includible in income by the Holder thereof in accordance with such Holder's applicable method of accounting. Holders of any Class of Securities having

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OID must generally include OID in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Each Issuer will indicate on the face of each Security issued by it information concerning the application of the OID rules to such Security and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such Securities information with respect to the OID accruing on such Securities during the reporting period.

     Rules governing OID are set forth in Code Sections 1271 through 1273, 1275 and 1281 through 1283. In addition, the discussion of federal income tax consequences set forth below is based in part on the OID Regulations. The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the Securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the OID rules of the Code will be applied to the Securities.

     ORIGINAL ISSUE DISCOUNT DEFINED. In general, each Security will be treated as a single installment obligation for purposes of determining the OID includible in a Securityholder's income. The amount of OID on such a Security is the excess of the stated redemption price at maturity of the Security over its issue price. The issue price of a Security is the initial offering price to the public at which a substantial amount of the Securities of that Class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the Prospectus Supplement for a Series of Securities. (The portion of the initial offering price which consists of interest accrued on the Securities from the date of issuance to the Closing Date may, at the option of the Securityholder, be subtracted from the issue price of the Securities and treated as an offset of interest received on the first Distribution Date.) The stated redemption price at maturity of a Security is equal to the total of all payments to be made on the Security other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the Securities which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the Security does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Security. Generally, the stated redemption price at maturity of a Security (other than a Deferred Interest Security or a Payment Lag Security, as defined below) is its stated principal amount; the stated redemption price at maturity of a Deferred Interest Security is the sum of all payments (regardless of how denominated) scheduled to be received on such Security under the Tax Prepayment Assumption (as defined below). Any payment of interest that is not a qualified stated interest payment is a "contingent interest payment." The related Prospectus Supplement will discuss whether the payments of interest on a Security are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

     DE MINIMIS ORIGINAL ISSUE DISCOUNT. Notwithstanding the general definition of OID above, any OID with respect to a Security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Security multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a Security for this purpose is the sum of the following amounts (computed for each payment included

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in the stated redemption price at maturity of the Security): (i) the number of complete years (rounded down for partial years) from the Closing Date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Security's stated redemption price at maturity. Securityholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

     ACCRUAL OF ORIGINAL ISSUE DISCOUNT. The amount and rate of accrual of OID must be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans, the mortgage loans underlying the Agency Securities and/or other Mortgage Collateral supporting the Securities (the "Tax Prepayment Assumption") and to prescribe a method for adjusting the amount and rate of accrual of such discount. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for OID previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Securities. The related Prospectus Supplement for each Series of Securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of OID. No representation is made that the Mortgage Collateral will prepay at the Tax Prepayment Assumption or at any other rate.

     Generally, a Securityholder must include in gross income the sum of the "daily portions," as determined below, of the OID that accrues on a Security for each day the Securityholder holds that Security, including the purchase date but excluding the disposition date. In the case of an original holder of a Security, a calculation will be made of the portion of the OID that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by adding (A) the present value at the end of the accrual period of all remaining payments to be received (based on (i) the yield to maturity of the Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption) and (B) any payments received during such accrual period, other than payments of qualified stated interest, and subtracting from that total the "adjusted issue price" of the Securities at the beginning of such accrual period. The adjusted issue price of a Security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to the accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Securities.

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     With respect to any Security that is a variable rate debt instrument, the sum of the daily portions of OID that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Securities should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Securities for federal income tax purposes.

     Purchasers of Securities with the above key features for which the period between the Closing Date and the first Distribution Date does not exceed the Distribution Date Interval would nevertheless pay upon purchase of the Securities an additional amount of accrued interest as compared with the accrued interest that would be paid if interest accrued from Distribution Date to Distribution Date. This accrued interest (together with any accrued interest with respect to which the Securityholder chooses not to treat as an offset to interest paid on the first Distribution Date, as described above) should be treated for federal income tax purposes as part of the initial purchase price of the Securities. Securities described in this paragraph issued or purchased at a discount would be treated as being issued or purchased at a smaller discount or at a premium, and such Securities issued or purchased at a premium would be treated as being issued or purchased at a larger premium.

     SUBSEQUENT PURCHASERS. A subsequent purchaser of a Deferred Interest Security or a subsequent purchaser of any other Security issued with OID who purchases the Security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Security is held, the sum of the daily portions of OID on the Security. In computing the daily portions of OID with respect to a Security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Security exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

PREMIUM

     A holder who purchases a Security at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Under the applicable Treasury regulations, bond premium is to be accrued on a constant yield basis similar to OID. Accordingly, it appears that the accrual of premium on a Class of Securities of a Series will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all FASIT regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

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ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     The OID Regulations permit a holder of a Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for the Securities. If such an election were to be made with respect to a Security with market discount, the holder of the Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Securities acquires during the year of the election or thereafter. Similarly, a holder of a Security that makes this election for a Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Security is irrevocable.

REALIZED LOSSES

     Securityholders generally are required to accrue interest and OID with respect to the Securities without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Collateral until it can be established that any such reductions ultimately will not be recoverable. Although a holder of a Security will eventually be entitled to recognize a loss or reduce income attributable to the Securities if distribution reductions are ultimately not recovered, the law is unclear with respect to the timing and the character thereof and mismatches may result that further compound the economic losses associated with reduced distributions on the Securities.

SALE OR REDEMPTION

     If a Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the Security. Such adjusted basis generally will equal the cost of the Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a Securityholder is a bank, thrift or similar institution described in Section 582(c) of the Code, gain or loss realized on the sale or exchange of a Security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller will be capital gain or loss, provided that the Security is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

MARKET DISCOUNT

     The Securities are subject to the market discount provisions of Code Sections 1276 through 1278. These rules provide that if a subsequent holder of a Security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Security will be taxable as ordinary interest income. Market discount on a Security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of OID includible in the gross income of all holders of the Security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Security. Market discount on a Security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Security multiplied by its weighted average life,

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which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

     Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount bond is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Securities is to be reduced by the amount so treated as ordinary income.

     The Code grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For bonds issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For bonds issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

     A subsequent holder of a Security who acquired the Security at a market discount also may be required to defer, until the maturity date of the Security or the earlier disposition of the Security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Security in excess of the aggregate amount of interest (including OID) includible in his or her gross income for the taxable year with respect to such Security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Security for the days during the taxable year on which the subsequent holder held the Security, and the amount

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

of such deferred deduction to be taken into account in the taxable year in which the Security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

     Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Security purchased at a discount or premium in the secondary market.

WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS

     Interest and OID income received with respect to the Securities by Securityholders who are nonresident alien individuals, foreign corporations or other non-United States persons unrelated to the Issuer ("foreign persons") generally will not be subject to the 30% withholding tax imposed by Code Sections 1441 and 1442 on certain income of foreign persons, provided the procedural requirements of Code Section 871(h)(5) are met.

     The 30% withholding tax will apply, however, in certain situations where contingent interest is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons. If the 30% withholding tax is applicable, interest payments made to Securityholders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the OID accrued with respect to a Security since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of OID subject to the withholding tax on foreign persons, that OID shall accrue at a constant interest rate pursuant to the rules applicable to United States persons described above.

     Securityholders to whom withholding with respect to foreign persons applies also will be subject to a 30% tax on a portion of the gain, if any, recognized upon the payment by the Issuer of principal on a Security or upon the sale or exchange of a Security. Code Sections 871 and 881 provide, for purposes of determining the amount of OID subject to the withholding tax, that the 30% tax will apply to the amount of gain not in excess of the OID that accrued, on a constant interest basis, while the foreign person held the Security (reduced by the accrued OID on account of which the tax had already been withheld).

     The 30% withholding tax imposed on a foreign person may be subject to reduction or elimination under applicable tax treaties and does not apply if the interest, OID or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States. Foreign persons who hold a Security should consult their tax advisors regarding their qualification for reduced rate of, or exemption from, withholding and the procedure for obtaining such a reduction or exemption.

BACKUP WITHHOLDING

     Federal income tax law provides for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and OID (determined in any case as if the Securityholder were the original holder of the Security), but not market discount, on a Security and of the proceeds of the

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

disposition of a Security. Persons subject to the requirement to backup withhold include, in certain circumstances, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or OID as a custodian or nominee on behalf of the Securityholder, and a "broker" (as defined in applicable Treasury regulations) through which the Securityholder receives the proceeds of the retirement or other disposition of a Security. Backup withholding applies only if the Securityholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number ("TIN") to the person subject to the requirement to backup withhold, (2) furnishes an incorrect TIN to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the TIN furnished is the correct number and that such Securityholder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (such as corporations and tax-exempt organizations) and to certain foreign persons. Securityholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Each Issuer will report to the Securityholders and the IRS for each calendar year the amount of any "reportable payments" by the Issuer during such year and the amount of tax withheld, if any, with respect to payments on the Securities issued by it.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above under "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Bonds will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Securities, or require the sale or other disposition of Securities, so long as such contractual commitment was made or such Securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703) (whether or not the Class of Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities(whether or not the Class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                 ERISA MATTERS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     PLAN ASSET REGULATION. The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity's debt securities, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity.

     However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. The Plan Asset Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of

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any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors," individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). If the Securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Securities. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the applicable Trustee and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that this determination should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. If the Securities are deemed to be equity interests in the Issuer and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Securities. Administrative exemptions that would permit Plan investment potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding transactions effected by a "qualified professional asset manager," PTCE 95-60, regarding investments by insurance company general accounts, or PTCE 96-23, regarding transactions effected by an "in house asset manager".

     REVIEW BY PLAN FIDUCIARIES. Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan should make its own determination as to whether the Issuer, as issuer of the Securities, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. The Prospectus Supplement for each Series of Securities will discuss the potential applicability of ERISA and Section 4975 of the Code, the availability of exemptions therefrom and any limitations on investment in any Class of such Securities by Plans.

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                                    RATINGS

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Collateral supporting a Series of Securities and any credit enhancement with respect to such Class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a Class of Securities will receive payments to which such Securityholders are entitled under the related Security. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Collateral will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Collateral securing a Series of Securities or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series of Securities. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Collateral. No assurance can be given that values of any Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Agency Securities, as the case may be, have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Collateral securing a particular Series of Securities and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties or mortgaged properties securing the mortgage loans underlying any Agency Securities, as the case may be, the rates of

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delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Collateral and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Collateral securing a particular Series of Securities. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of Securities.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Securities offered hereby either directly or through an underwriter or underwriters or through underwriting syndicates managed by an underwriter or underwriters. The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

     The Securities of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Securities of a Series described in the related Prospectus Supplement, if any are purchased. If Securities of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Securities of such Series.

     AmREIT or other affiliate of the Issuer may purchase Securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the Securities, from time to time, either directly or through one or more underwriters, underwriting syndicates or designated agents.

     The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the Bonds will be passed upon for the Issuer by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon by Jeffers, Wilson, Shaff & Falk, LLP, California. Brown & Wood LLP, Washington, D.C., will act as counsel for the underwriters.

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                          INDEX OF CERTAIN DEFINITIONS

     Set forth below is a list of certain terms used in this Prospectus, together with the pages on which the terms are defined herein.

                                                              PAGE
                                                              ----
Accretion Directed..........................................   57
Accrual Period..............................................  109
Advances....................................................   17
Agency Securities...........................................   40
Agreements..................................................   31
AmREIT......................................................   31
applicable Trustee..........................................   49
acquisition premium.........................................  110
Available Funds.............................................   52
balloon payments............................................   12
Bankruptcy Bond.............................................   70
Belgian Cooperative.........................................   64
beneficial owner............................................   62
Bond Account................................................   14
Bond Issuer.................................................   31
Bond Trustee................................................    8
Bondholders.................................................    8
Bonds.......................................................    8
Book-Entry Securities.......................................   62
Buydown Fund................................................   36
Buydown Loans...............................................   36
Capitalized Interest Account................................   49
CEDEL Participants..........................................   63
CERCLA......................................................   24
Certificate Issuer..........................................   31
Certificate Trustee.........................................   31
Certificateholders..........................................    8
Certificates................................................   32
Class Security Balance......................................   52
Closing Date................................................   48
Code........................................................   31
Collateral..................................................   33
Companion Classes...........................................   59
Company.....................................................   31
Component Securities........................................   57
Controlling Class...........................................   86
Conventional Loans..........................................   55
Cooperative Loans...........................................   37
Cooperatives................................................   37
Correspondents..............................................   37
Cut-off Date................................................   15
Cut-off Date Principal Balance..............................   50
Deferred Interest Securities................................   52
Definitive Security.........................................   62

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

                                                              PAGE
                                                              ----
Depositor...................................................   31
Detailed Description........................................   34
Distribution Account........................................   14
Distribution Account Deposit Date...........................   47
Distribution Date...........................................   47
DTC.........................................................   62
Eligible Account............................................   78
Eligible Corporations.......................................  106
EPA.........................................................   99
ERISA.......................................................   19
Euroclear Operator..........................................   64
Euroclear Participants......................................   64
European Depositaries.......................................   62
Event of Default............................................   87
Excess Spread...............................................   72
FASIT.......................................................  104
FASIT Provisions............................................  104
FASIT Qualification Test....................................  105
FHA Loans...................................................   41
FHLMC Act...................................................   44
FHLMC Certificates..........................................   41
FICO........................................................   74
Financial Intermediary......................................   62
Fixed Rate Mortgage Loans...................................    8
FNMA Certificates...........................................   41
foreign persons.............................................  113
Funding Period..............................................   49
Garn-St Germain Act.........................................  101
GNMA Certificates...........................................   40
GNMA I Certificate..........................................   41
GNMA II Certificate.........................................   41
GNMA Issuer.................................................   41
Guaranteed Mortgage Pass-Through Certificates...............   41
Guaranty Agreement..........................................   41
Housing Act.................................................   41
Indenture...................................................   31
Insurance Proceeds..........................................   33
IO..........................................................  105
IRS.........................................................  108
Issuer......................................................   31
L/C Bank....................................................   71
L/C Percentage..............................................   71
Labor.......................................................  116
Liquidated Mortgage.........................................   81
Liquidation Proceeds........................................   33
lockout periods.............................................   13
Master Servicer.............................................    9
Master Servicing Agreement..................................   77
Master Servicing Fee........................................   81

                                                              PAGE
                                                              ----
Mixed Use Mortgage Loans....................................   38
Moody's.....................................................   47
Morgan......................................................   64
mortgage collateral.........................................    8
Mortgage Loans..............................................   11
Mortgage Note...............................................   35
Mortgage Pool Insurance Policy..............................   67
Mortgage Rate...............................................   35
Mortgaged Property..........................................   34
Mortgagor...................................................   76
NCUA........................................................  115
Offered Securities..........................................    8
OID.........................................................   18
OID Regulations.............................................  103
PACs........................................................   58
parties in interest.........................................   19
Permitted Investments.......................................   47
Plan Asset Regulation.......................................  116
Plans.......................................................  116
Policy Statement............................................  115
Pool Insurer................................................   67
Pre-Funded Amount...........................................   48
Pre-Funding Account.........................................   48
Primary Mortgage Insurance Policy...........................   34
Principal Prepayments.......................................   53
PTCE........................................................  117
Purchase Price..............................................   76
qualified REIT subsidiary...................................  104
Rating Agency...............................................  118
RCRA........................................................  100
Record Date.................................................   51
REIT........................................................   18
Relevant Depositary.........................................   62
Relief Act..................................................  102
REMIC.......................................................  103
Remittance Date.............................................   35
Replacement Mortgage Loan...................................   40
Reserve Account.............................................   52
Reserve Fund................................................   67
Retained Interest...........................................   50
Rules.......................................................   62
secured creditor exclusion..................................   99
Security Distribution Amount................................   47
Security Insurance Policy...................................   70
Security Owners.............................................   62
Security Register...........................................   51
Securities..................................................    8
Seller......................................................   32
Senior Securities...........................................   15

                                                              PAGE
                                                              ----
Senior Securityholders......................................   66
Senior Liens................................................   36
Servicer....................................................   77
Servicers...................................................   40
Servicing Agreement.........................................   77
Servicing Default...........................................   85
Single-Family Mortgage Loans................................   20
SMMEA.......................................................   19
Special Hazard Insurance Policy.............................   69
Special Hazard Insurer......................................   69
Special Servicer............................................    9
Special Servicing Agreement.................................   84
Stand-by Master Servicer....................................   84
Subordinated Securities.....................................   15
Subordinated Securityholders................................   66
Subsequent Mortgage Collateral..............................   49
Substitute Collateral.......................................   46
Successor Master Servicer...................................   83
TACs........................................................   59
Tax Prepayment Assumption...................................  109
Terms and Conditions........................................   64
TIN.........................................................  114
Title V.....................................................  102
TMP.........................................................  103
Trust Agreement.............................................   31
Trust Fund..................................................  103
Trust Fund Assets...........................................   11
UCC.........................................................   95
VA Loans....................................................   41
Weighted Average Life.......................................   23

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                   $332,350,000 CLASS A-1 BONDS (APPROXIMATE)

                   $61,750,000 CLASS A-2 BONDS (APPROXIMATE)

                           [AMERICANRESIDENTIALLOGO]

                  AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-2
                       COLLATERALIZED HOME EQUITY BONDS,
                                 SERIES 1999-2

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                            BEAR, STEARNS & CO. INC.

                          FIRST UNION CAPITAL MARKETS
                           MORGAN STANLEY DEAN WITTER

                                 JULY 21, 1999

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